FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-05

August 4, 2016

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$703,219,986

(Approximate Total Mortgage Pool Balance)

$625,865,000

(Approximate Offered Certificates)

CD 2016-CD1

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

Citigroup Global Markets Realty Corp.

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Citigroup

Co-Lead Managers and Joint Bookrunners

J.P. Morgan

Co-Manager

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

CD 2016-CD1 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated August 4, 2016 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.
Co-Manager:	J.P. Morgan Securities LLC
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (82.7%) and Citigroup Global Markets Realty Corp. (“CGMRC”) (17.3%) *An indirect wholly owned subsidiary of Deutsche Bank AG.
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Rialto Capital Advisors, LLC
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc.
Determination Date:	6th day of each month, or if such 6th day is not a business day, the immediately following business day, commencing in September 2016.
Distribution Date:	4th business day following the Determination Date in each month, commencing in September 2016.
Cut-off Date:	Payment Date in August 2016 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Settlement Date:	On or about August 25, 2016
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	August 2049
Minimum Denominations:	$10,000 and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CD 2016-CD1 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	24	47	$581,640,510	82.7%
Citigroup Global Markets Realty Corp.	8	11	$121,579,476	17.3%
Total:	32	58	$703,219,986	100.0%
Pooled Collateral Facts:
Initial Outstanding Pool Balance:				$703,219,986
Number of Mortgage Loans:				32
Number of Mortgaged Properties:				58
Average Mortgage Loan Cut-off Date Balance:				$21,975,625
Average Mortgaged Property Cut-off Date Balance:				$12,124,483
Weighted Average Mortgage Rate:				4.0420%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):				117
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):				114
Weighted Average Mortgage Loan Seasoning (months):				2
% of Mortgaged Properties Leased to a Single Tenant:				11.5%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR:				2.48x
Weighted Average Mortgage Loan Cut-off Date LTV(2):				56.2%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2):				48.8%
Weighted Average U/W NOI Debt Yield:				11.9%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:				31.2%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:				33.8%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:				34.9%
Weighted Average Remaining Amortization Term (months)(3):				353
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				62.1%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(4):				62.6%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				28.5%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(5):				42.2%
% Mortgage Loans with Upfront Engineering Reserves:				19.9%
% Mortgage Loans with Upfront or Ongoing Other Reserves:				45.0%
% Mortgage Loans with In Place Hard Lockboxes(6):				74.0%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.15x				70.2%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				77.8%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				9.4%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				12.8%

(1)	With respect to the 10 Hudson Yards Mortgage Loan, Westfield San Francisco Centre Mortgage Loan, Prudential Plaza Mortgage Loan, U-Haul AREC Portfolio Mortgage Loan, Birch Run Premium Outlets Mortgage Loan, Gas Company Tower & World Trade Center Parking Garage Mortgage Loan, Vertex Pharmaceuticals HQ Mortgage Loan and 401 South State Street Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and mezzanine loan(s).

(2)	With respect to the 10 Hudson Yards Mortgage Loan representing 9.2% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “Hypothetical As-Is” value. With respect to the Hall Office Park 16 Mortgage Loan representing 6.0% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “As-Is with Reserves” appraised value. With respect to the Hilton Garden Inn San Leandro Mortgage Loan and Huntington Park Mortgage Loan, in the aggregate, representing 3.7% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV are calculated based on the “As Stabilized” appraised value. With respect to the Hampton Inn Eugene Mortgage Loan representing 0.8% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “As Complete” Value.

(3)	Excludes loans which are interest only for the full loan term.

(4)	Includes FF&E Reserves.

(5)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office and mixed use properties only.

(6)	With respect to the Gas Company Tower & World Trade Center Parking Garage Mortgage Loan representing 5.7% of the Initial Outstanding Pool Balance, the office portion of the Mortgaged Property has a hard lockbox in place and the parking garage portion of the Mortgaged Property has a soft lockbox in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)

Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$30,826,000	30.000%(6)	2.94	1 - 60	39.3%	17.0%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$40,000,000	30.000%(6)	4.96	60 - 60	39.3%	17.0%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$46,236,000	30.000%(6)	7.44	60 – 119	39.3%	17.0%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$168,000,000	30.000%(6)	9.32	108 – 119	39.3%	17.0%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$207,191,000	30.000%(6)	9.93	119 - 120	39.3%	17.0%
Class X-A(7)	Aa1(sf)/AAAsf/AAA(sf)	$566,092,000(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa3(sf)/AAAsf/AAA(sf)	$73,839,000	19.500%	9.96	120 - 120	45.2%	14.8%
Class B	A2(sf)/AA-sf/AA(sf)	$31,644,000	15.000%	9.96	120 - 120	47.8%	14.0%
Class C	NR/A-sf/A(sf)	$28,129,000	11.000%	9.96	120 - 120	50.0%	13.4%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)

Class X-B(7)	NR/A-sf/AAA(sf)	$59,773,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/BBB-sf/AAA(sf)	$31,645,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)	NR/BB-sf/AAA(sf)	$15,823,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-E(7)	NR/B-sf/AAA(sf)	$6,153,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-F(7)	NR/NR/AAA(sf)	$23,733,985(8)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB(low)(sf)	$31,645,000	6.500%	9.96	120 – 120	52.5%	12.7%
Class E	NR/BB-sf/BB(low)(sf)	$15,823,000	4.250%	9.96	120 – 120	53.8%	12.4%
Class F	NR/B-sf/B(sf)	$6,153,000	3.375%	9.96	120 – 120	54.3%	12.3%
Class G	NR/NR/NR	$23,733,985	0.000%	9.96	120 – 120	56.2%	11.9%
(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the classes of certificates whose Certificate Balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the Settlement Date of this securitization.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Mortgage Loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(5)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all certificates and the denominator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are represented in the aggregate.

(7)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), (C) with respect to the Class X-C certificates, the pass-through rate of the Class D certificates, (D) with respect to the Class X-D certificates, the pass-through rate of the Class E certificates, (E) with respect to the Class X-E certificates, the pass-through rate of the Class F certificates and (F) with respect to the Class X-F certificates, the pass-through rate of the Class G certificates.

(8)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-C certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class E certificates. The interest accrual amounts on the Class X-E certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	GACC	Gas Company Tower & World Trade Center Parking Garage	Mixed Use	$40,000,000	60	23.6%	5.23x	19.9%

(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Payments:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates; or, (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates; or, (iii) the notional amount of the Class X-C certificates will be reduced by the principal distributions and realized losses allocated to the Class D certificates; or, (iv) the notional amount of the Class X-D certificates will be reduced by the principal distributions and realized losses allocated to the Class E certificates; or, (v) the notional amount of the Class X-E certificates will be reduced by the principal distributions and realized losses allocated to the Class F certificates and (vi) the notional amount of the Class X-F certificates will be reduced by the principal distributions and realized losses allocated to the Class G certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates, (C) with respect to the Class X-C certificates, the pass-through rate of the Class D certificates, (D) with respect to the Class X-D certificates, the pass-through rate of the Class E certificates, (E) with respect to the Class X-E certificates, the pass-through rate of the Class F certificates and (F) with respect to the Class X-F certificates, the pass-through rate of the Class G certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

Losses will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with Class G through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such class as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The Mortgaged Property identified on Annex A–1 to the Preliminary Prospectus as 10 Hudson Yards secures a Mortgage Loan evidenced by the senior non-controlling Note A-1-C1 with an outstanding principal balance as of the Cut-off Date of $65,000,000 (the “10 Hudson Yards Mortgage Loan”), representing approximately 9.2% of the Initial Pool Balance. The 10 Hudson Yards Whole Loan (as defined below) is evidenced by 13 promissory notes: 11 pari passu senior notes with an aggregate original principal balance of $708,100,000 (the “10 Hudson Yards Senior Notes”) and two junior notes with an aggregate original principal balance of $191,900,000 (the “10 Hudson Yards Mortgage Loan Junior Notes”). Two of the remaining senior 10 Hudson Yards Senior Notes, with an aggregate original principal balance of $408,100,000 and all of the 10 Hudson Yards Junior Notes are expected to be contributed to the Hudson Yards 2016-10HY mortgage trust (the “10 Hudson Yards Standalone Loans”). The remaining 8 senior 10 Hudson Yards Senior Notes with an original principal balance of $235.0 million are expected to be held by Deutsche Bank AG, New York Branch (“DBNY”) and Goldman Sachs Mortgage Company (or their respective affiliates) and contributed to one or more future securitizations. The 10 Hudson Yards Senior Notes are each generally pari passu in right of payment with respect to each other. The 10 Hudson Yards Senior Notes are generally senior in right of payment to the 10 Hudson Yards Junior Notes.

The 10 Hudson Yards Junior Notes, together with the 10 Hudson Yards Senior Notes, are referred to as the “10 Hudson Yards Whole Loan”. The 10 Hudson Yards Whole Loan will be serviced pursuant to the Hudson Yards 2016-10HY trust and servicing agreement and the related intercreditor agreement. For additional information regarding the 10 Hudson Yards Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—10 Hudson Yards Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Mortgaged Property identified on Annex A–1 to the Preliminary Prospectus as Westfield San Francisco Centre secures a Mortgage Loan evidenced by four promissory notes designated as A-1-EMP-C2, A-1-SFC-C2, A-1-EMP-C3 and A-1-SFC-C3 with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 (the “Westfield San Francisco Centre Mortgage Loan”), representing approximately 8.5% of the Initial Pool Balance. The Westfield San Francisco Centre Whole Loan (as defined below) is evidenced by 28 promissory notes: 24 pari passu senior notes with an aggregate original principal balance of $433,077,000 (the “Westfield San Francisco Centre Senior Notes”) and four subordinate notes with an aggregate original principal balance of $124,923,000 (the “Westfield San Francisco Centre Junior Notes”). Eight of the Westfield San Francisco Centre Senior Notes, with an aggregate original principal balance of $182,019,000 and all of the Westfield San Francisco Centre Junior Notes are expected to be contributed to the DBJPM 2016-SFC mortgage trust (the “Westfield San Francisco Centre Standalone Loans”). The remaining Westfield San Francisco Centre Senior Notes are expected to be held by DBNY and JPMorgan Chase Bank, National Association (or their respective affiliates) and contributed to one or more future securitizations. The Westfield San Francisco Centre Senior Notes are each generally pari passu in right of payment with respect to each other. The Westfield San Francisco Centre Senior Notes are generally senior in right of payment to the Westfield San Francisco Centre Junior Notes.

The Westfield San Francisco Centre Junior Notes, together with the Westfield San Francisco Centre Senior Notes, are referred to as the “Westfield San Francisco Centre Whole Loan”. The Westfield San Francisco Centre Whole Loan will be serviced pursuant to the DBJPM 2016-SFC trust and servicing agreement and the related intercreditor agreement. For additional information regarding the Westfield San Francisco Centre Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Westfield San Francisco Centre Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A–1 to the Preliminary Prospectus as Prudential Plaza secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-2-1, with an outstanding principal balance as of the Cut–off Date of $50,000,000 (the “Prudential Plaza Mortgage Loan”), representing approximately 7.1% of the Initial Outstanding Pool Balance, (ii) one promissory note designated as Note A-1 which is currently held by the COMM 2015-CCRE26 mortgage trust with an outstanding principal balance as of the Cut-off Date of $115,000,000 and (iii) the remaining three notes with an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000 which are currently held by GACC or an affiliate (collectively the “Prudential Plaza Companion Loans”) which are expected to be contributed to one or more future securitizations. The Prudential Plaza Mortgage Loan and the Prudential Plaza Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Prudential Plaza Whole Loan”.

The Prudential Plaza Whole Loan is being serviced pursuant to the COMM 2015-CCRE26 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Prudential Plaza Loan Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Prudential Plaza Loan Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as U-Haul AREC Portfolio secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $48,500,000 (the “U-Haul AREC Portfolio Mortgage Loan”), representing approximately 6.9% of the Initial Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $46,000,000 (the “U-Haul AREC Portfolio Companion Loan”), which is expected to be contributed to the DBJPM 2016-C3 mortgage trust. The U-Haul AREC Portfolio Mortgage Loan and the U-Haul AREC Portfolio Companion Loan are pari passu in right of payment and are collectively referred to herein as the “U-Haul AREC Portfolio Whole Loan”.

The U-Haul AREC Portfolio Whole Loan will be serviced pursuant to the CD 2016-CD1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the U-Haul AREC Portfolio Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—U-Haul AREC Portfolio Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Birch Run Premium Outlets secures (i) a Mortgage Loan evidenced by two promissory notes designated as A-2-A and A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $43,000,000 (the “Birch Run Premium Outlets Mortgage Loan”), representing approximately 6.1% of the Initial Pool Balance, (ii) one promissory note designated as A-1-A with an outstanding principal balance as of the Cut-off Date of $20,000,000 which is currently held by the COMM 2016-DC2 mortgage trust and (iii) three promissory notes designated as A-1-B, A-2-B and A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 which are currently held by GACC or an affiliate and expected to be contributed to one or more future securitizations (collectively the “Birch Run Premium Outlets Companion Loans”). The Birch Run Premium Outlets Mortgage Loan and the Birch Run Premium Outlets Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Birch Run Premium Outlets Whole Loan”.

The Birch Run Premium Outlets Whole Loan is currently being serviced pursuant to the COMM 2016-DC2 pooling and servicing agreement and the related intercreditor agreement. After the Birch Run Premium Outlets Control Securitization Date, the Birch Run Premium Outlets Whole Loan will be serviced pursuant to the Birch Run Premium Outlets Pooling and Servicing Agreement and the related intercreditor agreement. For additional information regarding the Birch Run Premium Outlets Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Birch Run Premium Outlets Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A–1 to the Preliminary Prospectus as Gas Company Tower & World Trade Center Parking Garage secures a Mortgage Loan evidenced by the senior non-controlling Note A-1-C1 with an outstanding principal balance as of the Cut-off Date of $40,000,000 (the “Gas Company Tower & World Trade Center Parking Garage Mortgage Loan”), representing approximately 5.7% of the Initial Pool Balance. The Gas Company Tower & World Trade Center Parking Garage Whole Loan (as defined below) is evidenced by eight promissory notes: six pari passu senior notes with an aggregate original principal balance of $144,000,000 (the “Gas Company Tower & World Trade Center Parking Garage Senior Notes”) and two junior notes with an aggregate original principal balance of $175,000,000 (the “Gas Company Tower & World Trade Center Parking Garage Mortgage Loan Junior Notes”). Four of the senior Gas Company Tower & World Trade Center Parking Garage Senior Notes, with an aggregate original principal balance of $89,000,000 and all of the Gas Company Tower & World Trade Center Parking Garage Junior Notes are expected to be contributed to the COMM 2016-GCT mortgage trust (the “Gas Company Tower & World Trade Center Parking Garage Standalone Loans”). The remaining senior Gas Company Tower & World Trade Center Parking Garage Senior Note with an original principal balance of $15,000,000 is expected to be held by Barclays Bank PLC (or its affiliate) and contributed to one or more future securitizations. The Gas Company Tower & World Trade Center Parking Garage Senior Notes are each generally pari passu in right of payment with respect to each other. The Gas Company Tower & World Trade Center Parking Garage Senior Notes are generally senior in right of payment to the Gas Company Tower & World Trade Center Parking Garage Junior Notes.

The Gas Company Tower & World Trade Center Parking Garage Junior Notes, together with the Gas Company Tower & World Trade Center Parking Garage Senior Notes, are referred to as the “Gas Company Tower & World Trade Center Parking Garage Whole Loan”. The Gas Company Tower & World Trade Center Parking Garage Whole Loan will be serviced pursuant to the COMM 2016-GCT trust and servicing agreement and the related intercreditor agreement. For additional information regarding the Gas Company Tower & World Trade Center Parking Garage Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Gas Company Tower & World Trade Center Parking Garage Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A–1 to the Preliminary Prospectus as Vertex Pharmaceuticals HQ secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-5, with an outstanding principal balance as of the Cut–off Date of $30,000,000 (the “Vertex Pharmaceuticals HQ Mortgage Loan”), representing approximately 4.3% of the Initial Outstanding Pool Balance, (ii) one promissory note designated as Note A-1 which is expected to be contributed to the WFCM 2016-BNK1 transaction with an outstanding principal balance as of the Cut-off Date of $80,000,000, and (iii) eight promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $315,000,000 which are held by Morgan Stanley Bank, N.A. and CGMRC (or their respective affiliates) and expected to be contributed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to one or more future securitizations (collectively, and together with the promissory note designated as Note A-1, the “Vertex Pharmaceuticals HQ Companion Loans”). The Vertex Pharmaceuticals HQ Mortgage Loan and the Vertex Pharmaceuticals HQ Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Vertex Pharmaceuticals HQ Whole Loan”.

The Vertex Pharmaceuticals HQ Whole Loan is expected to be serviced pursuant to the WFCM 2016-BNK1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Vertex Pharmaceuticals HQ Whole Loan, see “Description of the Mortgage Pool—Loan Combinations—Vertex Pharmaceuticals HQ Loan Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as 401 South State Street secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $15,742,454 (the “401 South State Street Mortgage Loan”), representing approximately 2.2% of the Initial Pool Balance and (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $31,964,374 (the “401 South State Street Companion Loan”), which is currently held by the CGCMT 2016-P4 mortgage trust. The 401 South State Street Mortgage Loan and the 401 South State Street Companion Loan are pari passu in right of payment and are collectively referred to herein as the “401 South State Street Whole Loan”.

The 401 South State Street Whole Loan is being serviced pursuant to the CGCMT 2016-P4 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the 401 South State Street Loan Whole Loan, see “Description of the Mortgage Pool—Loan Combinations—401 South State Street Loan Whole Loan” in the Preliminary Prospectus.

Control Rights and Directing Certificateholder:

Controlling Class Certificateholders will have certain control rights over servicing matters with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loans. The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Certificateholder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loans.

It is expected that RREF III Debt AIV, LP or its affiliate is expected to be the initial Directing Certificateholder with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loan.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E, Class F and Class G certificates.
Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Controlling Class as of the Settlement Date will be the Class G certificates.
Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan (other than Non-Serviced Mortgage Loans) for which an Appraisal Reduction Event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and the continuance of a Control Termination Event, the Directing Certificateholder will no longer have any control rights. The Directing Certificateholder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan (other than the Non-Serviced Mortgage Loans).

Upon the occurrence and continuation of a Control Termination Event, the Directing Certificateholder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will have no rights under the PSA other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and each Serviced Whole Loan as of the Settlement Date.  Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and each Serviced Whole Loan with or without cause at any time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of Holders of at least 66 2/3% of a Certificateholder Quorum the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal, on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to Non-Serviced Whole Loans). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Whole Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Mortgage Loans (other than with respect to Non-Serviced Whole Loans) and Serviced Whole Loans and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Whole Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Settlement Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Settlement Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
$3,775,000	-	$7,499,999	9	$49,093,296	7.0%	4.6758%	120	1.69x	65.9%	54.1%
$7,500,000	-	$14,999,999	7	$72,776,294	10.3%	4.5241%	118	1.40x	69.2%	58.1%
$15,000,000	-	$24,999,999	6	$112,850,396	16.0%	4.7190%	115	1.81x	66.8%	57.1%
$25,000,000	-	$49,999,999	6	$228,500,000	32.5%	3.7740%	108	3.05x	53.0%	45.1%
$50,000,000	-	$65,000,000	4	$240,000,000	34.1%	3.7029%	118	2.74x	48.3%	44.6%
Total/Weighted Average			32	$703,219,986	100.0%	4.0420%	114	2.48x	56.2%	48.8%

Distribution of Mortgage Rates(1)

						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
2.7982%	-	4.4999%	15	$473,650,000	67.4%	3.7154%	114	2.89x	51.8%	45.6%
4.5000%	-	4.7499%	9	$128,233,398	18.2%	4.6002%	113	1.55x	65.1%	56.0%
4.7500%	-	5.1500%	8	$101,336,588	14.4%	4.8624%	118	1.73x	65.3%	54.6%
Total/Weighted Average			32	$703,219,986	100.0%	4.0420%	114	2.48x	56.2%	48.8%

Property Type Distribution(1)(3)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Units/NRA/ Pads	Cut-off Date Balance per Room/Unit/NRA/Pad	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
Office	9	$291,517,454	41.5%	6,446,611	$246	3.8504%	118	92.3%	2.55x	55.9%	48.9%
CBD	5	$169,242,454	24.1%	5,769,021	$286	3.6712%	116	88.0%	3.33x	46.0%	42.4%
Suburban	3	$118,500,000	16.9%	668,828	$183	4.0824%	120	98.1%	1.47x	69.7%	58.1%
Medical	1	$3,775,000	0.5%	8,762	$431	4.6000%	120	100.0%	1.37x	67.5%	52.0%
Mixed Use	4	$135,675,464	19.3%	2,281,511	$408	3.6853%	102	92.5%	3.53x	36.5%	33.8%
Super Regional Mall / Office	1	$60,000,000	8.5%	794,521	$545	3.3940%	120	95.6%	3.68x	35.5%	35.5%
Office/Parking	1	$40,000,000	5.7%	1,372,329	$105	3.4727%	60	83.0%	5.23x	23.6%	23.6%
Office/Retail	2	$35,675,464	5.1%	114,661	$516	4.4136%	120	98.0%	1.39x	52.6%	42.5%
Retail	11	$125,461,559	17.8%	1,271,783	$187	4.4089%	115	85.6%	2.03x	66.2%	60.1%
Anchored(4)	10	$118,661,559	16.9%	1,252,287	$178	4.4054%	114	84.8%	2.07x	66.2%	60.2%
Unanchored	1	$6,800,000	1.0%	19,496	$349	4.4700%	119	100.0%	1.40x	66.0%	57.8%
Hospitality	4	$55,038,303	7.8%	438	$132,128	4.8626%	117	81.8%	2.07x	63.5%	54.2%
Full Service	2	$43,275,000	6.2%	317	$141,563	4.9094%	116	83.2%	1.97x	63.7%	55.1%
Limited Service	2	$11,763,303	1.7%	121	$97,418	4.6904%	120	76.3%	2.44x	62.7%	51.1%
Self Storage	25	$53,494,265	7.6%	1,351,348	$89	3.8087%	120	91.1%	1.62x	67.2%	48.4%
Multifamily	4	$37,432,942	5.3%	1,116	$33,736	4.6743%	119	94.6%	1.60x	68.0%	56.5%
Garden	4	$37,432,942	5.3%	1,116	$33,736	4.6743%	119	94.6%	1.60x	68.0%	56.5%
Manufactured Housing Community	1	$4,600,000	0.7%	103	$44,660	4.4500%	120	98.1%	1.36x	69.7%	56.2%
	58	$703,219,986	100.0%			4.0420%	114	90.4%	2.48x	56.2%	48.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

CD 2016-CD1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(3)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
California	5	$136,375,000	19.4%	3.7307%	102	3.61x	39.0%	36.9%
Northern(5)	3	$89,575,000	12.7%	3.7898%	120	3.06x	43.8%	41.2%
Southern(5)	2	$46,800,000	6.7%	3.6176%	69	4.67x	29.8%	28.6%
New York	7	$113,450,830	16.1%	3.5962%	120	2.99x	43.1%	38.8%
New York City	2	$90,000,000	12.8%	3.3407%	120	3.41x	36.4%	33.9%
New York State	5	$23,450,830	3.3%	4.5764%	119	1.37x	68.9%	57.5%
Georgia	6	$95,237,165	13.5%	4.2171%	120	1.50x	67.7%	57.2%
Texas	6	$80,044,265	11.4%	4.2410%	118	1.51x	71.5%	58.8%
Illinois	3	$69,517,454	9.9%	4.6525%	111	1.40x	60.4%	52.6%
Other	31	$208,595,272	29.7%	4.1283%	117	2.64x	62.0%	53.2%
Total/Weighted Average	58	$703,219,986	100.0%	4.0420%	114	2.48x	56.2%	48.8%

Distribution of Cut-off Date LTV Ratios(1)(2)

						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
23.6%	-	54.9%	5	$220,000,000	31.3%	3.3053%	109	4.20x	33.7%	32.7%
55.0%	-	59.9%	4	$119,375,000	17.0%	4.5006%	113	2.06x	59.3%	54.8%
60.0%	-	64.9%	4	$37,136,719	5.3%	4.6257%	119	1.55x	63.3%	52.9%
65.0%	-	69.9%	14	$238,746,708	34.0%	4.2889%	118	1.58x	67.8%	55.6%
70.0%	-	74.8%	5	$87,961,559	12.5%	4.3458%	118	1.55x	73.7%	60.9%
Total/Weighted Average			32	$703,219,986	100.0%	4.0420%	114	2.48x	56.2%	48.8%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)

						Weighted Averages
Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
23.6%	-	49.9%	7	$274,600,000	39.0%	3.4124%	111	3.71x	40.2%	35.7%
50.0%	-	54.9%	8	$119,050,022	16.9%	4.6526%	115	1.58x	61.3%	52.3%
55.0%	-	59.9%	12	$241,819,134	34.4%	4.3446%	118	1.75x	67.5%	58.4%
60.0%	-	63.4%	5	$67,750,830	9.6%	4.4411%	115	1.67x	71.5%	61.6%
Total/Weighted Average			32	$703,219,986	100.0%	4.0420%	114	2.48x	56.2%	48.8%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
1.25x	-	1.39x	10	$126,362,022	18.0%	4.5942%	114	1.35x	65.3%	55.8%
1.40x	-	1.44x	4	$78,794,265	11.2%	4.2113%	120	1.41x	64.1%	51.7%
1.45x	-	1.54x	4	$103,382,942	14.7%	4.2241%	118	1.52x	67.8%	58.1%
1.55x	-	1.99x	6	$123,567,454	17.6%	4.3725%	118	1.76x	65.4%	52.0%
2.00x	-	2.49x	2	$27,450,000	3.9%	4.5889%	115	2.13x	69.6%	60.2%
2.50x	-	2.87x	1	$5,663,303	0.8%	4.5400%	119	2.57x	65.9%	53.4%
2.88x	-	6.28x	5	$238,000,000	33.8%	3.3672%	109	4.26x	37.1%	37.1%
Total/Weighted Average			32	$703,219,986	100.0%	4.0420%	114	2.48x	56.2%	48.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

CD 2016-CD1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)

				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
60	1	$40,000,000	5.7%	3.4727%	60	5.23x	23.6%	23.6%
120	31	$663,219,986	94.3%	4.0763%	118	2.31x	58.2%	50.3%
Total/Weighted Average	32	$703,219,986	100.0%	4.0420%	114	2.48x	56.2%	48.8%

Distribution of Remaining Terms to Maturity or ARD(1)

						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
60	-	60	1	$40,000,000	5.7%	3.4727%	60	5.23x	23.6%	23.6%
108	-	114	6	$166,250,000	23.6%	4.5286%	112	1.94x	63.9%	58.0%
119	-	120	25	$496,969,986	70.7%	3.9251%	120	2.44x	56.2%	47.8%
Total/Weighted Average			32	$703,219,986	100.0%	4.0420%	114	2.48x	56.2%	48.8%

Distribution of Underwritten NOI Debt Yields(1)

						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
8.3%	-	8.9%	8	$120,050,830	17.1%	4.3089%	119	1.38x	66.3%	54.4%
9.0%	-	9.9%	7	$144,505,458	20.5%	4.3735%	116	1.43x	64.7%	55.9%
10.0%	-	12.4%	7	$124,275,396	17.7%	4.2455%	118	1.59x	67.0%	52.8%
12.5%	-	14.9%	6	$232,625,000	33.1%	3.8152%	118	3.21x	47.8%	45.4%
15.0%	-	19.9%	4	$81,763,303	11.6%	3.4004%	91	5.21x	33.6%	31.9%
Total/Weighted Average			32	$703,219,986	100.0%	4.0420%	114	2.48x	56.2%	48.8%

Amortization Types(1)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
Interest Only, then Amortizing	11	$245,525,830	34.9%	4.4510%	115	1.59x	65.8%	57.4%
Interest Only	4	$208,000,000	29.6%	3.4493%	107	3.97x	37.3%	37.3%
Amortizing Balloon	15	$171,194,156	24.3%	4.4848%	120	1.51x	65.7%	53.0%
Amortizing Balloon, ARD	1	$48,500,000	6.9%	3.7200%	120	1.64x	67.4%	48.0%
Interest Only, ARD	1	$30,000,000	4.3%	2.7982%	120	6.28x	35.5%	35.5%
Total/Weighted Average	32	$703,219,986	100.0%	4.0420%	114	2.48x	56.2%	48.8%

Footnotes:

(1)	With respect to the 10 Hudson Yards Mortgage Loan, Westfield San Francisco Centre Mortgage Loan, Prudential Plaza Mortgage Loan, U-Haul AREC Portfolio Mortgage Loan, Birch Run Premium Outlets Mortgage Loan, Gas Company Tower & World Trade Center Parking Garage Mortgage Loan, Vertex Pharmaceuticals HQ Mortgage Loan and 401 South State Street Mortgage Loan the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and mezzanine loan(s). The stated remaining term of each of the U-Haul AREC Portfolio Mortgage Loan and the Vertex Pharmaceuticals HQ Mortgage Loan is through the related anticipated repayment date.

(2)	With respect to the 10 Hudson Yards Mortgage Loan representing 9.2% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “Hypothetical As-Is” value. With respect to the Hall Office Park 16 Mortgage Loan representing 6.0% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “As-Is with Reserves” appraised value. With respect to the Hilton Garden Inn San Leandro Mortgage Loan and Huntington Park Mortgage Loan, in the aggregate, representing 3.7% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV are calculated based on the “As Stabilized” appraised value. With respect to the Hampton Inn Eugene Mortgage Loan representing 0.8% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “As Complete” Value. For additional information see the Footnotes to the Annex A-1 in the Preliminary Prospectus.

(3)	Reflects allocated loan amount for properties securing multi-property mortgage loans.

(4)	Anchored retail includes anchored, shadow anchored and single tenant properties.

(5)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

CD 2016-CD1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/ NRA	Cut-off Date LTV Ratio(1)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
10 Hudson Yards	GACC	New York, NY	Office	$65,000,000	9.2%	$390	32.9%	4.18x	12.9%
Fiserv at 2900 Westside	GACC	Alpharetta, GA	Office	65,000,000	9.2%	$173	67.1%	1.52x	9.5%
Westfield San Francisco Centre	GACC	San Francisco, CA	Mixed Use	60,000,000	8.5%	545	35.5%	3.68x	13.1%
Prudential Plaza	GACC	Chicago, IL	Office	50,000,000	7.1%	$183	59.3%	1.34x	9.0%
U-Haul AREC Portfolio	GACC	Various, Various	Self Storage	48,500,000	6.9%	$77	67.4%	1.64x	10.3%
Birch Run Premium Outlets	GACC	Birch Run, MI	Retail	43,000,000	6.1%	$181	59.4%	2.90x	13.2%
Hall Office Park 16	GACC	Frisco, TX	Office	42,000,000	6.0%	$216	74.8%	1.41x	8.9%
Gas Company Tower & World Trade Center Parking Garage	GACC	Los Angeles, CA	Mixed Use	40,000,000	5.7%	$105	23.6%	5.23x	19.9%
Vertex Pharmaceuticals HQ	CGMRC	Boston, MA	Office	30,000,000	4.3%	$375	35.5%	6.28x	17.9%
60 East 55th Street	CGMRC	New York, NY	Mixed Use	25,000,000	3.6%	$677	45.5%	1.40x	8.9%
Total/Weighted Average				$468,500,000	66.6%		50.6%	2.89x	12.1%
(1)	With respect to the 10 Hudson Yards Mortgage Loan, Westfield San Francisco Centre Mortgage Loan, Prudential Plaza Mortgage Loan, U-Haul AREC Portfolio Mortgage Loan, Birch Run Premium Outlets Mortgage Loan, Gas Company Tower & World Trade Center Parking Garage Mortgage Loan and Vertex Pharmaceuticals HQ Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and mezzanine loan(s).

Pari Passu Companion Loan Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan(s) Cut-off Date Balance	Whole Loan Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Control Rights

10 Hudson Yards	$65,000,000	$643,100,000	$708,100,000	Hudson Yards 2016-10HY	Wells Fargo	AEGON USA Realty Advisors, LLC	Hudson Yards 2016-10HY

Westfield San Francisco Centre	$60,000,000	$373,077,000	$433,077,000	DBJPM 2016-SFC	Wells Fargo	Pacific Life Insurance Company	DBJPM 2016-SFC

Prudential Plaza	$50,000,000	$365,000,000	$415,000,000	COMM 2016-CCRE26	Wells Fargo	CWCapital	COMM 2016-CCRE26

U-Haul AREC Portfolio	$48,500,000	$46,000,000	$94,500,000	CD 2016-CD1	Midland	Rialto Capital Advisors, LLC	CD 2016-CD1

Birch Run Premium Outlets	$43,000,000	$80,000,000	$123,000,000	COMM 2016-DC2(1)	Wells Fargo(1)	CWCapital(1)	COMM 2016-DC2(1)

Gas Company Tower & World Trade Center Parking Garage	$40,000,000	$104,000,000	$144,000,000	COMM 2016-GCT	KeyBank	Strategic Asset Services LLC	COMM 2016-GCT

Vertex Pharmaceuticals HQ	$30,000,000	$395,000,000	$425,000,000	WFCM 2016-BNK1(2)	Wells Fargo(2)	Rialto Capital Advisors, LLC(2)	WFCM 2016-BNK1(2)

401 South State Street	$15,742,454	$31,964,374	$47,706,828	CGCMT 2016-P4	Wells Fargo	CWCapital Asset Management LLC	CGCMT 2016-P4

(1)	Upon the securitization of the Birch Run Premium Outlets Note A-3, the Birch Run Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement.

(2)	The initial controlling note holder of the Vertex Pharmaceuticals HQ Whole Loan is Morgan Stanley Bank, N.A., as holder of the related controlling companion loan. The related controlling companion loan, which is evidenced by Note A-1, is expected to be contributed to the WFCM 2016-BNK1 transaction prior to the closing date for this securitization transaction. Accordingly, the Vertex Pharmaceuticals HQ Whole Loan is expected to be (and information presented in the foregoing table is based on the assumption that the Vertex Pharmaceuticals HQ Whole Loan will be) securitized, serviced and administered pursuant to the pooling and servicing agreement governing the WFCM 2016-BNK1 transaction.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
10 Hudson Yards	$65,000,000	$300,000,000	4.18x	2.17x(1)	32.9%	55.8%(1)	12.9%	7.6%(1)
Gas Company Tower & World Trade Center Parking Garage	$40,000,000	$131,000,000	5.23x	1.34x(2)	23.6%	73.6%(2)	19.9%	6.4%(2)
Vertex Pharmaceuticals HQ	$30,000,000	$195,000,000	6.28x	3.42x(3)	35.5%	51.8%(3)	17.9%	12.3%(3)
401 South State Street	$15,742,454	$7,830,000(4)	1.59x	1.21x(5)	62.4%	72.6%(5)	11.5%	9.9%(5)

(1)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $1.2 billion, which includes the 10 Hudson Yards Mortgage Loan and 11 senior pari passu companion loans in an aggregate original amount of $708.1 million, two subordinate companion loans in an aggregate original amount of $191.9 million and one mezzanine loan with an original amount of $300.0 million.

(2)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $450.0 million, which includes the Gas Company Tower & World Trade Center Parking Garage Mortgage Loan and six senior pari passu companion loans in an aggregate original amount of $144.0 million, two subordinate companion loans in an aggregate original amount of $175.0 million and one mezzanine loan with an original amount of $131.0 million.

(3)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $620.0 million, which includes the Vertex Pharmaceuticals HQ Mortgage Loan and nine pari passu companion loans in an aggregate original amount of $425.0 million and one mezzanine loan with an original amount of $195.0 million.

(4)	The related mezzanine loan may be increased to a maximum principal balance of $9,830,000 based on certain conditions being satisfied under the related mezzanine loan documents.

(5)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $55,536,828, which includes the 401 South State Street Mortgage Loan and one pari passu companion loan in an aggregate Cut-off Date amount of $47,706,828, and one mezzanine loan with a Cut-off Date amount of $7,830,000, but excludes the $12,000,000 unsecured loan made to an affiliate of the borrower at origination of the 401 South State Street Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

CD 2016-CD1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
10 Hudson Yards	$65,000,000	$643,100,000	$191,900,000	4.18x	2.17x(1)	32.9%	55.8%(1)	12.9%	7.6%(1)
Westfield San Francisco Centre	$60,000,000	$373,077,000	$124,923,000	3.68x	2.85x	35.5%	45.7%	13.1%	10.1%
Gas Company Tower & World Trade Center Parking Garage	$40,000,000	$104,000,000	$175,000,000	5.23x	1.34x(2)	23.6%	73.6%(2)	19.9%	6.4%(2)

(1)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $1.2 billion, which includes the 10 Hudson Yards Mortgage Loan and 11 senior pari passu companion loans in an aggregate original amount of $708.1 million, two subordinate companion loans in an aggregate original amount of $191.9 million and one mezzanine loan with an original amount of $300.0 million.

(2)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $450.0 million, which includes the Gas Company Tower & World Trade Center Parking Garage Mortgage Loan and six senior pari passu companion loans in an aggregate original amount of $144.0 million, two subordinate companion loans in an aggregate original amount of $175.0 million and one mezzanine loan with an original amount of $131.0 million

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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21

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Credit Assessment (Moody’s/Fitch/DBRS)(1):	Aa3/AAA/A(high)
Sponsor:	Podium Fund HY REIT Owner LP
Borrower:	Legacy Yards Tenant LP
Original Balance(2):	$65,000,000
Cut-off Date Balance(2):	$65,000,000
% by Initial UPB:	9.2%
Interest Rate:	2.9833333%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2026
Amortization:	Interest Only
Additional Debt(2)(3):	$643,100,000 Pari Passu Debt; $191,900,000 Subordinate Secured Debt; $300,000,000 Mezzanine Debt
Call Protection(4):	L(24), D(91), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Free Rent:	$34,160,073	NAP
Remaining Construction Work:	$90,969,679	NAP
Existing TI/LC:	$34,414,188	NAP
Lease Sweep:	$0	Springing
Owners’ Association:	$0	Springing

Financial Information
	Senior Notes(6)	Whole Loan(7)	Total Debt(8)
Cut-off Date Balance / Sq. Ft.:	$390	$496	$662
Balloon Balance / Sq. Ft.:	$390	$496	$662
Cut-off Date LTV(9):	32.9%	41.9%	55.8%
Balloon LTV(9):	32.9%	41.9%	55.8%
Underwritten NOI DSCR:	4.27x	3.36x	2.21x
Underwritten NCF DSCR:	4.18x	3.29x	2.17x
Underwritten NOI Debt Yield:	12.9%	10.2%	7.6%
Underwritten NCF Debt Yield:	12.7%	10.0%	7.5%
Underwritten NOI Debt Yield at Ball3oon:	12.9%	10.2%	7.6%
Underwritten NCF Debt Yield at Balloon:	12.7%	10.0%	7.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2016 / NAP
Total Sq. Ft.:	1,813,465
Property Management:	Related Hudson Yards Manager LLC
Underwritten NOI:	$91,514,392
Underwritten NCF:	$89,620,071
“As-is” Appraised Value:	$2,050,000,000
“As-is” Appraisal Date:	July 1, 2016
“Hypothetical As-is” Appraised Value(10):	$2,150,000,000
“Hypothetical As-is” Appraisal Date:	July 1, 2016

Historical NOI
Most Recent NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	93.2% (July 1, 2016)
2015 Occupancy:	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP
(1)	Moody’s/Fitch/DBRS provided the above ratings for the 10 Hudson Yards mortgage loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the 10 Hudson Yards mortgage loan “BBB”.

(2)	The Original Balance and Cut-off Date Balance of $65.0 million represents the senior non-controlling Note A-1-C1 which, together with the remaining pari passu senior notes with an aggregate original principal balance of $643.1 million and the junior notes with an aggregate original principal balance of $191.9 million, comprises the 10 Hudson Yards Whole Loan with an aggregate original principal balance of $900.0 million. For additional information regarding the pari passu senior notes and junior notes, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2016. Prepayment with defeasance of the full $900.0 million 10 Hudson Yards Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) August 1, 2019. The assumed lockout period of 24 payments is based on the expected CD 2016-CD1 securitization closing date in August 2016. The actual lockout period may be longer.

(5)	See “Initial Reserves” and “Ongoing Reserves” herein.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Senior Notes only, which have an aggregate principal balance of $708.1 million.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 10 Hudson Yards Whole Loan only, which has an aggregate principal balance of $900.0 million, which includes $191.9 million of Junior Notes.

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Total Debt in the aggregate amount of $1.2 billion, which includes $191.9 million of Junior Notes and a $300.0 million mezzanine loan.

(9)	The Cut-off Date LTV and Balloon LTV are calculated based on the “Hypothetical As-is” Appraised Value. Based on the “As-Is” Appraised Value, the Cut-off Date LTV for the Senior Notes is 34.5%, the Cut-off Date LTV for the 10 Hudson Yards Whole Loan is 43.9% and the Cut-off Date LTV for the Total Debt is 58.5%.

(10)	The “Hypothetical As-is” Appraised Value assumes the remaining obligations and costs of approximately $108.6 million, consisting of approximately $50.1 million in hard/direct costs, $5.7 million in project contingency, $29.1 million in tenant improvements and $14.7 million in soft/indirect costs are expended as of July 1, 2016. As of August 1, 2016, approximately $91.0 million of contractual obligations and costs remain unexpended. Such amount was reserved upon origination of the 10 Hudson Yards Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

Tenant Summary(1)(2)
Tenant	Ratings (Fitch/Moody’s/S&P)(3)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Coach	BBB/Baa2/BBB-	693,938	38.3%	$65.00	38.8%	7/31/2036
L’Oreal(4)	NR/NR/A-1+	411,358	22.7%	$69.75	24.7%	8/31/2031
BCG(5)	NR/NR/NR	193,295	10.7%	$83.00	13.8%	4/30/2032
SAP(6)	NR/A2/A	144,065	7.9%	$83.00	10.3%	6/30/2032
Intersection(7)	NR/NR/NR	67,058	3.7%	$77.00	4.4%	1/31/2027
Subtotal / Wtd. Avg.		1,509,714	83.3%	$70.85	92.0%
Other		180,191	9.9%	$51.36	8.0%
Total / Wtd. Avg. Occupied		1,689,905	93.2%	$68.77	100.0%
Vacant		123,560	6.8%
Total / Wtd. Avg.		1,813,465	100.0%

(1)	Based on the rent roll dated July 1, 2016.

(2)	No tenants at the 10 Hudson Yards Property have termination options. BCG has a future contraction option which may be exercised either (i) between January 31, 2026 and January 31, 2027 or (ii) between January 31, 2028 and January 31, 2029, provided 18 months’ prior written notice. BCG may choose to exercise such contraction for up to two full contiguous floors (either in the top half or bottom half of their space) and must pay a contraction payment equal to the sum of (i) unamortized commissions, work allowance, free rent, and (ii) four months of escalated rent for the exercised space. BCG can contract up to two of its highest or lowest contiguous floors: (i) floors 46 and 47 (62,746 sq. ft.) or (ii) floors 42 and 43 (66,107 sq. ft.).

(3)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(4)	L’Oreal took occupancy in July 2016, with rent commencing in September 2016. At origination, a free rent reserve was established for the month of August 2016.

(5)	BCG is expected to take occupancy by the end of 2016, with rent commencing in May 2017. At origination, a free rent reserve was established for the months of August 2016 through April 2017.

(6)	SAP is expected to take occupancy in the fall of 2016, with rent commencing in June 2017. At origination, a free rent reserve was established for the months of August 2016 through June 2017.

(7)	Intersection is expected to take occupancy in the fall of 2016, with rent commencing in January 2017 for the space on the 26th floor and July 2017 for the space on the 27th floor. At origination, a free rent reserve was established for the months of August 2016 through January 2017 for the space on the 26th floor and August 2016 through July 2017 for the space on the 27th floor.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018(2)	1	58,989	3.3%	58,989	3.3%	$0.00	0.0%	0.0%
2019	0	0	0.0%	58,989	3.3%	$0.00	0.0%	0.0%
2020	0	0	0.0%	58,989	3.3%	$0.00	0.0%	0.0%
2021	0	0	0.0%	58,989	3.3%	$0.00	0.0%	0.0%
2022	1	21,788	1.2%	80,777	4.5%	$75.00	1.4%	1.4%
2023	0	0	0.0%	80,777	4.5%	$0.00	0.0%	1.4%
2024	0	0	0.0%	80,777	4.5%	$0.00	0.0%	1.4%
2025	0	0	0.0%	80,777	4.5%	$0.00	0.0%	1.4%
2026	1	65,836	3.6%	146,613	8.1%	$77.00	4.4%	5.8%
Thereafter	6	1,543,292	85.1%	1,689,905	93.2%	$70.96	94.2%	100.0%
Vacant	NAP	123,560	6.8%	1,813,465	100.0%	NAP	NAP	0.0%
Total / Wtd. Avg.	9	1,813,465	100.0%			$68.77	100.0%

(1)	Certain tenants may have contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(2)	58,989 sq. ft. represents the parking garage which pays a percentage rent component. Commencing in 2017, the initial base rent for the parking garage is expected to be $1.75 million, in addition to the percentage rent component.

The Loan. The 10 Hudson Yards loan (the “10 Hudson Yards Loan”) is a fixed rate loan secured by the borrower’s fee simple interests in a 52-story, Class A office building located at 10 Hudson Yards, New York, New York (the “10 Hudson Yards Property”) with an original principal balance of $65.0 million. The 10 Hudson Yards Loan is evidenced by the non-controlling Note A-1-C1 and is a part of a $900.0 million whole loan that is evidenced by thirteen promissory notes: eleven senior notes with an aggregate original principal balance of $708.1 million (the “Senior Notes”) and two junior notes with an aggregate original principal balance of $191.9 million (the “Junior Notes” and, together with the Senior Notes, the “10 Hudson Yards Whole Loan”). Only the 10 Hudson Yards Loan will be included in the CD 2016-CD1 mortgage trust. Two of the Senior Notes with an aggregate original principal balance of $408.1 million

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

along with the Junior Notes are expected to be contributed to the Hudson Yards 2016-10HY mortgage trust. The remaining Senior Notes with an original principal balance of $235.0 million are expected to be held by DBNY or an affiliate and Goldman Sachs Mortgage Company (“GSMC”) or an affiliate and contributed to one or more future securitizations.

The relationship between the holders of the Senior Notes and the Junior Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–10 Hudson Yards Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C1	$65,000,000	$65,000,000	CD 2016-CD1	No
A-1-S, A-2-S	$408,100,000	$408,100,000	Hudson Yards 2016-10HY	Yes
B-1, B-2	$191,900,000	$191,900,000	Hudson Yards 2016-10HY	Yes
A-1-C2, A-1-C3, A-1-C4, A-1-C5, A-1-C6	$147,500,000	$147,500,000	DBNY	No
A-2-C1, A-2-C2, A-2-C3	$87,500,000	$87,500,000	GSMC	No
Total	$900,000,000	$900,000,000

The 10 Hudson Yards Loan has a 10-year term and pays interest only for the term of the loan. The 10 Hudson Yards Loan accrues interest at a fixed rate equal to 2.9833333% and has a Cut-off Date Balance of $65.0 million. The 10 Hudson Yards Whole Loan proceeds, in addition to new sponsor equity of approximately $503.4 million and approximately $446.6 million of existing partnership equity, were used to refinance existing debt of $478.1 million, purchase the fee interest and collapse the existing Metropolitan Transportation Authority (“MTA”) ground lease for approximately $119.9 million, purchase Coach’s equity for approximately $674.3 million, reinvest approximately $446.6 million of existing partnership equity, return approximately $171.0 million to KIA (as defined below), fund approximately $159.5 million in upfront reserves and pay transaction costs of approximately $100.6 million. Based on the Hypothetical As-is appraised value of $2.15 billion as of July 1, 2016, the Cut-off Date LTV for the Senior Notes is 32.9%. The most recent prior financing of the 10 Hudson Yards Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$900,000,000	41.9%	Refinance Existing Debt	$478,089,883	22.2%
Mezzanine Loan	$300,000,000	14.0%	Deferred Fee Purchase	$119,885,511	5.6%
New Sponsor Equity	$503,372,132	23.4%	Payoff of Coach Interest	$674,253,004	31.4%
Existing Partnership Equity	$446,627,868	20.8%	Existing Partnership Reinvestment	$446,627,868	20.8%
			KIA Return of Equity	$171,037,133	8.0%
			Upfront Reserves	$159,543,940	7.4%
			Closing Costs	$100,562,661	4.7%
Total Sources	$2,150,000,000	100.0%	Total Uses	$2,150,000,000	100.0%

The Borrower / Sponsor. The borrower, Legacy Yards Tenant LP, is a single purpose Delaware limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor is Podium Fund HY REIT Owner LP, a joint venture among The Related Companies, LP (“Related”, 8.9%), Oxford Properties Group (“Oxford”, 8.9%), JPMorgan Asset Management (“JPM”, 18.2%), Kuwait Investment Authority (“KIA”, 19.6%) and Allianz SE (“Allianz”, 44.3%) (collectively, the “Sponsor”). There is no separate non-recourse carve-out guarantor or environmental indemnitor for the 10 Hudson Yards Loan.

Related is a privately owned real estate firm in the United States with an existing portfolio consisting of over $15 billion in best-in-class mixed-use, residential, retail, office and affordable housing properties.

Oxford is a global platform for real estate investment, development and management, with over $37 billion of real estate assets. Oxford’s real estate portfolio consists of approximately 57 million sq. ft. and over 150 properties that total approximately 3,600 hotel rooms and over 9,500 residential units.

JPM is multinational banking and financial services holding company with approximately $2.4 trillion in assets under supervision and over $1.7 trillion in assets under management, as of year-end 2015.

Allianz is a European financial services company headquartered in Munich, Germany with core businesses in insurance and asset management. As of the first quarter of 2015, the Allianz Global Investors division had approximately €1,933 billion of assets under management, of which €1,408 billion are third-party assets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

The Property. The 10 Hudson Yards Property is a 52-story recently constructed glass and concrete Class A office building, located on the northwest corner of 10th Avenue and 30th Street, situated in Manhattan’s Hudson Yards. The 10 Hudson Yards Property is integrated with, and bridges over, the Manhattan’s The High Line, a 1.45 mile-long, elevated public park built on a historic freight rail line. The 10 Hudson Yards Property is the first office building to be completed as part of the Hudson Yards redevelopment project, which the Sponsor estimates to be the largest private real estate development in the history of the United States and the largest development in New York City since Rockefeller Center. When redevelopment of Hudson Yards is completed, the site is expected to include approximately 17 million sq. ft. of commercial and residential space consisting of office buildings, more than 100 shops, a collection of restaurants, approximately 4,000 residences, approximately 14 acres of public open space, a 750-seat public school and a 200-room luxury hotel.

The 10 Hudson Yards Property was 93.2% occupied as of July 1, 2016 and consists of approximately 1.81 million sq. ft. in an 895 ft. tall building. The building includes approximately 1,698,748 sq. ft. of office space, 13,744 sq. ft. of retail space, 8,406 sq. ft. of storage space, a 58,989 sq. ft. (239-space) parking garage and a 33,578 sq. ft. food hall. The total land area of the 10 Hudson Yards Property is 2.675 acres, or approximately 116,500 sq. ft.

The construction of the 10 Hudson Yards Property began in December 2012 and was designed by Kohn Pederson Fox Associates. The 10 Hudson Yards Property features large column-free floor plates ranging from 22,000 sq. ft. to 54,000 sq. ft., ceiling heights of 13’6” and views of the Hudson River and downtown skyline with floor-to-ceiling windows. Additionally, the building is expect to gain LEED platinum certification and has its own CoGeneration power plant. The CoGeneration plant is expected to have 1.2MW of gas-fired micro turbines, which will generate power and heat for use within the 10 Hudson Yards Property, providing energy efficiency and additional standby power.

The 10 Hudson Yards Property will serve as the new corporate headquarters for three of the top five tenants, including Coach (38.3% of NRA, BBB/Baa2/BBB- by Fitch/Moody’s/S&P), L’Oreal (U.S. headquarters) (22.7% of NRA, A-1+ by S&P) and Intersection (3.7% of NRA). The remaining top five tenants are BCG (10.7% of NRA) and SAP (7.9% of NRA, A2/A by Moody’s/S&P). Additionally, the top five tenants at the 10 Hudson Yards Property occupy 83.3% of the NRA, comprise 92.0% of the underwritten base rent and have a weighted average remaining lease term of 17.3 years as of the cut-off date.

Environmental Matters. The Phase I environmental report dated June 30, 2016 revealed no evidence of recognized environmental conditions, except for an active 13,875 gallon above ground storage tank containing diesel fuel located in the cellar. This tank is associated with the storage of the diesel fuel for the on-site generator. The Phase I environmental report recommended the storage tank be registered with the New York State Department of Environmental Conservation. The borrower is required to file for registration of the storage tank with evidence of such registration to be provided to lender by October 1, 2016.

Major Tenants.

Coach (693,938 sq. ft.; 38.3% of NRA; 38.8% of U/W Base Rent; BBB/Baa2/BBB- by Fitch/Moody’s/S&P), (NYSE: COH) is an American luxury fashion company founded in 1941 known for accessories and gifts for women and men, including handbags, men's bags, women's and men's small leather goods, footwear, outerwear, watches, travel accessories, scarves, sunwear, fragrance, jewelry and other accessories. Headquartered in New York, New York, Coach Inc., operates over 450 Coach stores in North America, approximately 500 directly-operated locations in Asia and over 30 in Europe. The 10 Hudson Yards Property will serve as the new corporate headquarters for Coach. Coach is expected to move approximately 1,400 employees from three primary locations in Manhattan. As of the first quarter of 2016, Coach reported sales of approximately $1.03 billion, an increase of 11.2% year-over-year. In 2015, Coach reported sales of approximately $4.2 billion and operating income of approximately $618.0 million.

L’Oreal (411,358 sq. ft.; 22.7% of NRA; 24.7% of U/W Base Rent; A-1+ by S&P), (NYSE: COH) is a subsidiary of L’Oreal Group, the parent company, which is a beauty and cosmetics company. Founded in 1909, L’Oreal Group focuses on five key cosmetics segments: hair care, skin care, make-up and fragrances. The L’Oreal Group brand portfolio includes Garnier, L’Oreal Paris, Yves Saint Laurent Beaute, Ralph Lauren, Maybelline, Diesel and The Body Shop. L’Oreal is present in 140 countries on five continents. In 2015, L’Oreal Group reported sales of approximately €25.26 billion and operating income of approximately €4.39 billion. 27.4% of L’Oreal Group’s sales are derived from North America. L’Oreal is relocating its U.S. headquarters from Midtown Manhattan to the 10 Hudson Yards Property. L’Oreal is expected to move approximately 1,300 employees and will occupy 10 floors at the 10 Hudson Yards Property. The majority of L’Oreal’s corporate functions and brand teams including Essie, Garnier, Lancome, La Roche-Posay, L’Oreal Paris, Matrix, Maybelline, Redken and SkinCeuticals will be housed at the 10 Hudson Yards Property.

L’Oreal has an existing expansion option (exercisable with 18 months’ prior written notice) to lease up to the entire 37th floor (currently vacant). L’Oreal has the right to take occupancy within a 12-month period starting on the fifth anniversary of their rent commencement date for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value.

Boston Consulting Group, Inc. (“BCG”) (193,295 sq. ft.; 10.7% of NRA; 13.8% of U/W Base Rent), is a management consulting firm with 85 offices in 48 countries. The firm advises clients in the private, public, and not-for-profit sectors around the world, including more than two-thirds of the Fortune 500. Founded in 1963 and headquartered in Boston, BCG has over 12,000 employees and 900 partners.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

Although the company is privately held, BCG reported annual revenues of approximately $5.0 billion in 2015, which makes it amongst the largest 100 private companies in the world by total revenue.

BCG has existing expansion options (exercisable within 12 months’ prior written notice) to lease up to the entire 40th and 41st floors (both currently vacant). With respect to the 40th floor, BCG has the right to take occupancy on the 10th anniversary of their rent commencement date, May 1, 2027, for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value. With respect to the 41st floor, BCG has the right to take occupancy on the fifth anniversary of their rent commencement date for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value.

The Market. The 10 Hudson Yards Property is located in the West Side submarket within the Midtown West Office District. Midtown West is bounded by 30th Street and 42nd Street west of the Avenue of Americas to the Hudson River and by 42nd Street to 72nd Street west of Seventh Avenue, to the Hudson River. As of the first quarter of 2016, the three office statistical areas that comprise the Midtown West Office Market contain approximately 37.8 million sq. ft. of Class A office space, 23.6 million sq. ft. of Class B office space and less than 14.0 million sq. ft. of Class C office space in these submarkets.

According to the appraisal, the overall Class A Midtown West office market direct rental rate of $78.40 PSF is 18.1% above the current average in-place rent of $68.77 PSF at the 10 Hudson Yards Property. Below is a detailed chart, as of the first quarter of 2016, of the Midtown West Office Market.

Midtown West Office Market - Class A(1)
	Westside	Penn Station	Times Square South	Market Summary (Total)
Number of Buildings	34	7	12	53
Inventory (sq. ft.)	23,809,400	6,668,090	7,323,711	37,801,201
Total Space Available	2,336,372	434,470	734,233	3,505,075
Direct Space Available	2,014,054	352,037	558,396	2,924,487
Direct Vacancy Rate	8.5%	5.3%	7.6%	7.7%
Total Vacancy Rate	9.8%	6.5%	10.0%	9.3%
Direct Rental Rate	$78.83	$67.33	$83.84	$78.40
YTD Leasing Activity	416,424	171,452	116,875	704,751
(1)	Source: Appraisal.

The appraiser identified 40 comparable properties totaling approximately 43.7 million sq. ft. that exhibited a rental range of $45.00 PSF to $150.00 PSF and a weighted average occupancy rate of approximately 94.1% for direct space.

Of the 40 buildings, 10 are considered directly competitive with the 10 Hudson Yards Property in terms of the building classification, asking rents, rentable office square footage and quality. The weighted average occupancy for the directly competitive buildings is approximately 97.5%, compared to approximately 94.1% for the full competitive set and approximately 91.7% for Class A space within Midtown West Office market as a whole.

The appraiser concluded, based on completion, location and the state-of-the-art Class A quality of the 10 Hudson Yards Property, the 10 Hudson Yards Property should command office rental rates ranging from $80 PSF for floors nine to 24, $90 PSF for floors 25 to 37 and $100 PSF for floors 40 to 52 with a weighted average office rental rate of $88.04 PSF, an approximately 28.0% increase from the 10 Hudson Yards Property’s weighted average in place rents as of July 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

Directly Competitive Buildings(1)
Property	Office Area (NRA)	Direct Available Sq. Ft.	Sublease Available Sq. Ft.	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent
						Low	High
Four Times Square	1,477,631	0	0	100.0%	100.0%	$80.00	$90.00
Five Times Square	1,062,203	0	0	100.0%	100.0%	N/A	N/A
Seven Times Square	1,000,000	31,488	0	96.9%	96.9%	$72.00	$90.00
Eleven Times Square	1,056,851	158,144	0	85.0%	85.0%	$102.00	$120.00
750 Seventh Avenue	533,076	0	0	100.0%	100.0%	N/A	N/A
810 Seventh Avenue	603,000	41,324	0	93.2%	93.2%	$60.00	$72.00
250 West 55th Street	896,000	66,617	0	92.6%	92.6%	$97.00	$138.00
620 Eighth Avenue	1,500,000	0	13,589	100.0%	99.1%	N/A	N/A
825 Eighth Avenue	1,550,212	0	74,443	100.0%	95.2%	N/A	N/A
1 Bryant Park	2,100,000	0	9,445	100.0%	99.6%	N/A	N/A
10 Hudson Yards Property(2)	1,813,465	123,560	0	93.2%	93.2%	$65.00	$83.00
Total/Wtd. Avg.(3)	11,778,973	24,045	13,212	97.5%	96.6%
(1)	Source: Appraisal.

(2)	Based on the rent roll dated July 1, 2016.

(3)	Total/Wtd. Avg. does not include the 10 Hudson Yards Property.

Cash Flow Analysis.

Cash Flow Analysis
	Sponsor Year 1	U/W	U/W PSF
Total Minimum/Base Rent(1)	$120,287,803	$116,217,937	$64.09
Step Rents(2)	0	$7,148,763	$3.94
Value of Vacant Space(3)	0	$11,286,175	$6.22
Gross Potential Rent	$120,287,803	$134,652,875	$74.25
Recoveries	440,331	5,769,615	$3.18
Parking Revenue	1,581,086	2,499,996	$1.38
DR Income	756,160	971,594	$0.54
CoGen Income	983,656	983,656	$0.54
Miscellaneous Tenant Income	2,267,224	2,267,224	$1.25
Event Space Income	50,000	50,000	$0.03
Destination Retail Recovery	102,598	102,598	$0.06
Less: Vacancy(4)	0	(11,286,175)	($6.22)
Effective Gross Income	$126,468,858	$136,011,383	$75.00
Total Expenses	$33,837,347	$44,496,991	$24.54
Net Operating Income	$92,631,511	$91,514,392	$50.46
Reserves for Replacements	0	362,693	$0.20
Leasing Commissions	0	899,367	$0.50
Tenant Improvements	0	632,261	$0.35
Net Cash Flow	$92,631,511	$89,620,071	$49.42
(1)	Sponsor Year 1 Total Minimum/Base Rent includes credit for contractual free rent reserves and excludes the budgeted free rent associated with the speculative lease-up of floors 40 and 41, as U/W excludes any revenue associated with the same.

(2)	U/W Step Rents include $4,373,024 for Coach, $1,639,935 for L’Oreal, $588,617 for BCG and $547,187 for SAP, which represents the net present value of the total rent steps through each the lease term. BCG’s step rents are capped for BCG’s contraction option for the two largest contiguous suites.

(3)	U/W Value of Vacant Space is based on the sponsor’s market leasing assumptions.

(4)	U/W Vacancy is based on the in-place economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

Property Management.  The 10 Hudson Yards Property is managed by Related Hudson Yards Manager LLC, an affiliate of the borrower.

Lockbox / Cash Management. The 10 Hudson Yards Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required to send direction letters to all tenants instructing them to deposit all rents into a clearing account controlled by the lender. Provided no Trigger Period (as defined below) exists, amounts on deposit in the clearing account are required to be transferred daily to the borrower's operating account. During a Trigger Period, any transfers to the borrower's operating account are required to cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents (including mezzanine loan debt service when no event of default exists under the loan).

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the commencement of a Low Debt Yield Period (as defined below), (iii) the occurrence of a mezzanine loan default or (iv) the commencement of a Lease Sweep Period (as defined below); and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to clause (ii), the Low Debt Yield Period has ended, (C) with respect to clause (iii), the mezzanine loan default has been cured (and no other mezzanine event of default is then continuing) or (D) with respect to clause (iv), the Lease Sweep Period has ended (and no other Lease Sweep Period is then continuing).

A “Low Debt Yield Period” will commence if, as of the last day of any calendar quarter, (a) the debt yield (on a mortgage loan only basis) falls below 8.0% or (b) the debt yield (on a mortgage loan plus mezzanine loan basis) falls below 8.0%, and will cease to exist if (i) the debt yield (on a mortgage loan only basis) is at least 8.0% and (ii) the debt yield (on a mortgage loan plus mezzanine loan basis) is at least 6.0% for two consecutive quarters.

Initial Reserves. At loan origination, the borrower deposited (i) $34,414,188 into an existing TI/LC account, (ii) $34,160,073 into a free rent reserve account and (iii) $90,969,679 into a remaining construction work reserve account.

Ongoing Reserves. On a monthly basis, upon the occurrence of a Trigger Period, on a monthly basis the borrower is required to deposit reserves of (i) 1/12 of estimated annual taxes, (ii) provided an acceptable blanket policy is no longer in place, 1/12 of annual insurance premiums, (iii) capital expenditures in the amount of $30,224, (iv) tenant improvement and leasing commissions in the amount of $151,122, (v) 1/12 of annual owner’s association charges and assessments and (vi) during a Lease Sweep Period, all excess cash will be swept into the lease sweep reserve account.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the date that the Lease Sweep Lease (as defined below) is surrendered, cancelled or terminated with respect to at least 25% of the rentable square footage leased thereunder (exclusive of any space covered by unexercised expansion options) prior to its then current expiration date, or the receipt by borrower or property manager of notice from Lease Sweep Tenant (as defined below) of a valid surrender, cancellation or termination of the Lease Sweep Lease with respect to at least 25% of the rentable square footage leased thereunder (exclusive of any space covered by unexercised expansion options) prior to its then current expiration date; (ii) the filing or commencement of a bankruptcy or insolvency proceeding of a Lease Sweep Tenant.

As used herein, (i) a “Lease Sweep Lease” means the Coach lease and any replacement lease covering all or substantially all the space currently demised under such lease and (ii) “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Current Mezzanine or Subordinate Indebtedness. The 10 Hudson Yards Whole Loan includes the Junior Notes with an original principal balance of $191,900,000, which notes are expected to be contributed to the Hudson Yards 2016-10HY transaction. In addition, a $300,000,000 mezzanine loan was funded concurrently with the origination of the 10 Hudson Yards Whole Loan which is currently held by DBNY or an affiliate and GSMC or an affiliate. The mezzanine loan is coterminous with the 10 Hudson Yards Whole Loan and accrues interest at a fixed per annum rate equal to 4.6500%. An intercreditor agreement is in place with respect to the 10 Hudson Yards Whole Loan and the related mezzanine loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

PILOT. The 10 Hudson Yards Property benefits from a payments in lieu of taxes (“PILOT”) program from the New York City Industrial Development Agency (the “IDA”). The borrower, who owns the fee simple interest in the 10 Hudson Yards Property, has entered into (i) a company lease agreement, dated as of August 1, 2016 (the “Company Lease”), between the borrower, as landlord, and the IDA, as tenant, pursuant to which borrower leased the 10 Hudson Yards Property to the IDA, and (ii) an agency lease agreement, dated as of August 1, 2016 (the “IDA Lease”), between the IDA, as sublandlord, and the borrower, as subtenant, pursuant to which the IDA subleased the 10 Hudson Yards Property to the borrower. The Company Lease and the IDA Lease each have terms expiring on June 30, 2043, approximately 17 years beyond the maturity of the 10 Hudson Yards Whole Loan, with no extension options. During the term of the IDA Lease, the borrower is required to make payments in lieu of New York City real property taxes (“PILOT”) with respect to the 10 Hudson Yards Property in the amounts set forth in a schedule to the IDA Lease. After the 15th fiscal tax year, the PILOT amounts payable by the borrower under the IDA Lease increase annually thereafter until the 20th fiscal tax year when the borrower is required to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

pay 100% of the New York City real property taxes that would otherwise be payable with respect to the 10 Hudson Yards Property in the absence of any real property tax exemption. Real estate taxes were underwritten on the basis of the PILOT payments. The borrower’s obligation to pay PILOT under the IDA Lease is secured by three fee and leasehold PILOT mortgages (collectively, the “PILOT Mortgages”), from the borrower and the IDA in favor of the Hudson Yards Infrastructure Corporation (“HYIC”) in the aggregate principal amount of $475,000,000 encumbering the borrower’s fee interest in the 10 Hudson Yards Property and subtenant’s interest under the IDA Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the mortgage securing the 10 Hudson Yards Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 1 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 32.9% 4.18x 12.9%

10 Hudson Yards
10 Hudson Yards
New York, NY 10001
HUDSON YARDS
GARMENT DISTRICT
CHELSEA
LINCOLN TUNNEL ENTRANCE
LINCOLN TUNNEL ENTRANCE & EXIT
ELEVENTH AVENUE
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
DYER AVENUE
W 40TH STREET
W 39TH STREET
W 38TH STREET
W 37TH STREET
W 36TH STREET
W 35TH STREET
W 34TH STREET
W 33RD STREET
W 31ST STREET
W 30TH STREET
W 29TH STREET
W 28TH STREET
W 27TH STREET
W 26TH STREET
W 25TH STREET
W 24TH STREET
W 23RD STREET
W 22ND STREET
W 21ST STREET
Jacob Javits Convention Center
Owned by NY Convention Center
3 Hudson Blvd
Magnuson Convention Center Hotel
55 Hudson Yards
50 Hudson Yards
35 Hudson Yards
30 Hudson Yards
The Shops and Restaurants at Hudson Yards
15 Hudson Yards
Culture Shed
West Tower
Future Residential
Future Residential
5 MW by Brookfield
Manhattan West by Brookfield
AC Hotel
Farley Post Office Building
Madison Square Garden
Two Penn Plaza
Penn Station
One Penn Plaza
1 Penn East
17 Penn Plaza
5 Penn Plaza
21 Penn Plaza
Dept. of Social Services
Church of Saint Michael
The Church in NYC
441 Ninth
406 Tenth
Hudson Crossing Apartments
Harding Building
The New Yorker
Hammerstein Ballroom
Pennsylvania Building
Manhattan West Hotel
United States Postal Service Morgan Station
Chelsea Park
Lovejoy Elliot Houses
Chelsea Houses
Penn Station South Houses
Church Of The Holy Apostle
Saint Columbia
London Terrace Apartments
Fashion Institute of Technology
The Central High School
252 Seventh
Whole Foods
Chelsea Hotel
Chelsea Savoy
St Paul's Lutheran
Clement Clark Moore Park
General Theological Seminary
Uber Technologies
601 W 26 Starrett-Lehigh Bldg
460 12th Ave
520 Eighth
Post Office
Upper East Side
Upper West Side
Metropolitan Museum of Art
Astoria
West New York
Central Park
Long Island City
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Midtown
Empire State Building
New York
MANHATTAN
Hoboken
JFK Stadium
Hudson River
East River
NYU
SoHo
Financial District
Jersey City
BROOKLYN
CARTIFACT
MAP © 2016 CARTIFACT · DATA © OSM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

2900 & 2950 Westside Parkway Alpharetta, GA 30004	Collateral Asset Summary – Loan No. 2 Fiserv at 2900 Westside	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 67.1% 1.52x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

2900 & 2950 Westside Parkway Alpharetta, GA 30004	Collateral Asset Summary – Loan No. 2 Fiserv at 2900 Westside	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 67.1% 1.52x 9.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	LCN North American Fund II REIT
Borrower:	LCN FIS Alpharetta (GA) LLC
Original Balance:	$65,000,000
Cut-off Date Balance:	$65,000,000
% by Initial UPB:	9.2%
Interest Rate:	4.0100%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2026
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	Subordinate Debt
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management:	Hard / In-Place

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$173
Balloon Balance / Sq. Ft.:	$149
Cut-off Date LTV:	67.1%
Balloon LTV:	58.1%
Underwritten NOI DSCR(3):	1.66x
Underwritten NCF DSCR(3):	1.52x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	8.7%
Underwritten NOI Debt Yield at Balloon:	11.0%
Underwritten NCF Debt Yield at Balloon:	10.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple(4)
Location:	Alpharetta, GA
Year Built / Renovated:	2001 / 2015
Total Sq. Ft.:	376,351
Property Management:	Self-managed
Underwritten NOI:	$6,203,445
Underwritten NCF:	$5,684,826
Appraised Value:	$96,800,000
Appraisal Date:	June 27, 2016

Historical NOI(5)
Most Recent NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy(6):	NAP
2013 Occupancy(6):	NAP

(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Based on the amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.35x and 2.15x, respectively.

(4)	The borrower’s fee simple interest in the Fiserv at 2900 Westside Property was temporarily transferred to the local development authority in exchange for the related ground lease interest. See “Tax Abatement Structure” herein.

(5)	Historical NOI is unavailable as the Fiserv at 2900 Westside Property was recently acquired and the previous owner did not provide historical financials.

(6)	The former sole tenant at the Fiserv at 2900 Westside Property vacated in 2013. The sponsor subsequently leased the entirety of the Fiserv at 2900 Westside Property to Fiserv Solutions, Inc. (“Fiserv”) pursuant to a lease that commenced on July 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

2900 & 2950 Westside Parkway Alpharetta, GA 30004	Collateral Asset Summary – Loan No. 2 Fiserv at 2900 Westside	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 67.1% 1.52x 9.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Fiserv(2)	NR/Baa2/BBB	376,351	100.0%	$16.10	100.0%	12/31/2027
Total Occupied Collateral		376,351	100.0%	$16.10	100.0%
Vacant		0	0.0%
Total		376,351	100.0%

(1)	Credit ratings represent Fiserv Inc., the parent company of Fiserv. Fiserv, Inc. guarantees the lease of Fiserv.

(2)	Fiserv has three, five-year extension options upon 12 months written notice at 95.0% of fair market value. Fiserv also has two contraction options which can be executed upon 12 months written notice. The contraction options are described in the “Tenant” section below.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020(2)	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022(2)	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	1	376,351	100.0%	376,351	100.0%	$16.10	100.0%	100.0%
Thereafter	0	0	0.0%	376,351	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	376,351	100.0%	NAP	NAP
Total / Wtd. Avg.	1	376,351	100.0%			$16.10	100.0%

(1)	Based on the August 6, 2016 rent roll.

(2)	Fiserv has two contraction options which allow the tenant to contract its space in December 31, 2020 and December 31, 2022. The contraction options are further described in the “Tenant” section below and are not considered in the lease rollover schedule.

The Loan.    The Fiserv at 2900 Westside loan (the “Fiserv at 2900 Westside Loan”) is a fixed rate loan secured by the borrower’s fee interest (which has been temporarily transferred to the local development authority in exchange for the related leasehold interest, as described below under “Tax Abatement Structure” herein) in two, six-story, Class A office buildings totaling 376,351 sq. ft. located at 2900 & 2950 Westside Parkway in Alpharetta, Georgia (the “Fiserv at 2900 Westside Property”) with an original principal balance of $65.0 million. The Fiserv at 2900 Westside Property has a 10-year term and amortizes on a 30-year schedule after an initial 36-month interest only period. The Fiserv at 2900 Westside Loan accrues interest at a fixed rate equal to 4.0100% and has a cut-off date balance of $65.0 million. Loan proceeds, along with approximately $27.6 million in equity from the borrower, were used to acquire the Fiserv at 2900 Westside Property for $92.2 million and pay closing costs of approximately $0.4 million. Based on the appraised value of $96.8 million as of June 27, 2016, the cut-off date LTV is 67.1%. The most recent prior financing of the Fiserv at 2900 Westside Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$65,000,000	70.2%	Purchase Price	$92,200,000	99.5%
Sponsor Equity	$27,634,302	29.8%	Closing Costs	$434,302	0.5%

Total Sources	$92,634,302	100.0%	Total Uses	$92,634,302	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

2900 & 2950 Westside Parkway Alpharetta, GA 30004	Collateral Asset Summary – Loan No. 2 Fiserv at 2900 Westside	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 67.1% 1.52x 9.5%

The Borrower / Sponsor.    The borrower, LCN FIS Alpharetta (GA) LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is LCN North American Fund II REIT.

LCN North American Fund II REIT is a real estate investment fund managed by LCN Capital Partners, a private equity firm that invests in corporate real estate across several industry sectors in North America and Europe. LCN Capital Partners’ senior management team has experience in corporate and real estate finance, having held senior leadership roles in investment banking, capital markets, asset management, and commercial real estate. Co-founder Edward V. LaPuma created and led W.P. Carey’s international businesses during his over 15-year tenure, working in the sale leaseback market in Europe as well as serving as president of two successful REITs valued at over $2.0 billion and $700.0 million each. Co-founder Bryan York Colwell is a 17-year veteran of Goldman Sachs Investment Banking and M&A division. Bryan York Colwell also served as a global group head at ABN Amro Bank, and also has experience in business creation and restructuring as a private investor.

The Property.    The Fiserv at 2900 Westside Property consists of two, six-story Class A office buildings connected by a 17,773 sq. ft. lobby positioned on a 22.9-acre parcel in Alpharetta, Georgia, approximately 28 miles north of the Atlanta, Georgia central business district. The Fiserv at 2900 Westside Property features amenities including a fitness center, cafeteria, covered parking, The Cube, which is a specialty showcase and training center, wi-fi internet access across the entire campus and a newly developed lobby that connects the two buildings. Parking is provided via 1,305 surface parking spaces and 681 garage parking stalls for a total of 1,986 parking spaces, which equates to a ratio of 5.3 spaces per 1,000 square feet of NRA. In addition, the Fiserv at 2900 Westside Property includes 24 parking spaces for electric vehicles.

The Fiserv at 2900 Westside Property was developed in 2001 as a build-to-suit for Nortel Networks, which occupied the entire building. Nortel Networks vacated the Fiserv at 2900 Westside Property in 2006 and the building was subsequently leased to AT&T who remained the sole tenant for seven years until 2013. After AT&T vacated in 2013, the previous lender foreclosed on the previous owner and sold the property to M&J Wilkow for $20.1 million ($53.41 PSF) in February 2013. After acquisition, M&J Wilkow leased the entire space to Fiserv, which lease commenced on July 1, 2015. After leasing the space, Fiserv and M&J Wilkow invested approximately $92.9 million ($246.75 PSF) in capital improvements at the Fiserv at 2900 Westside Property. Of the $92.9 million in capital improvements, Fiserv invested approximately $56.0 million ($148.80 PSF) and M&J Wilkow invested the remaining approximately $36.9 million ($97.95 PSF). Notable renovations included updating the Fiserv at 2900 Westside Property’s technological systems and infrastructure, building systems upgrades, installation of energy-efficient improvements including solar panels, building a 681-stall parking garage and building The Cube, a showcase and training center and a lobby that connects the two office buildings. The Cube is a two-story center with floor-to-ceiling glass, touch-screen walls, presentation equipment, and its own elevator for training and showcasing purposes. Fiserv uses The Cube for hands-on software training and interaction with clients.

The Fiserv at 2900 Westside Property serves as the primary corporate campus for Fiserv outside of its headquarters in Brookfield, Wisconsin. Fiserv operates 11 of its 14 business segments on-site and consolidated six separate locations around the Atlanta area into the Fiserv at 2900 Westside Property. Fiserv also relocated nearly 2,000 employees from nearby offices to the Fiserv at 2900 Westside Property. Fiserv uses the atrium to conduct software training with large clients and holds its annual shareholder meeting in The Cube space.

Environmental Matters.    The Phase I environmental report dated June 27, 2016 recommended no further action at the Fiserv at 2900 Westside Property.

Tenant.

Fiserv Solutions Inc. (376,351 sq. ft., 100.0% of NRA, 100.0% of U/W Base Rent, rated Baa2/BBB by Moody’s/S&P)    Fiserv (NASDAQ:FISV) is a provider of technology solutions to financial corporations, including banks, credit unions, securities processing organizations and insurance companies, among others. Fiserv is a Fortune 500 company and was honored as a Fortune magazine’s “World’s Most Admired Company” and as one of Forbes magazine’s America’s Best Employers in 2015. Fiserv has more than 13,000 clients and approximately 22,000 associates worldwide across 120 offices in 115 cities. Fiserv reported revenue of approximately $5.3 billion in 2015 and a net income of approximately $712.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

2900 & 2950 Westside Parkway Alpharetta, GA 30004	Collateral Asset Summary – Loan No. 2 Fiserv at 2900 Westside	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 67.1% 1.52x 9.5%

Fiserv’s lease is guaranteed by the tenant’s parent entity, Fiserv, Inc. and is structured as a triple net lease with 2.0% annual rental rate increases which begin on January 1, 2019. Fiserv has three, five-year extension options which can be executed upon 12 months written notice at 95% of fair market value. Fiserv has two contraction options which can be executed with at least 12 months written notice. The first contraction option allows Fiserv to contract up to one full floor in the East Building, effective as of December 31, 2020. The second contraction option allows Fiserv to contract up to two full floors in the East Building, inclusive of any space contracted by the exercise of the first contraction option, effective as of December 31, 2022. If the second contraction option is exercised, the related space must be contiguous space to any space contracted through exercise of the first contraction option and include the balance of the floor on which the first contraction space was located if the first contraction space is less than one full floor. Any space contracted through exercise of either the first or second contraction option must consist of at least one-half of the rentable square feet on a floor.

The Market.     The Fiserv at 2900 Westside Property is located in the North Fulton submarket within the Atlanta, Georgia metropolitan statistical area (the “Atlanta MSA”). The Atlanta MSA is the ninth largest metro area in the United States by population and has experienced significant growth in recent years, gaining nearly 425,000 in population from 2010 to 2015. The Atlanta MSA has the nation’s third largest concentration of Fortune 500 companies and approximately 75.0% of Fortune 1000 companies have a presence in the metropolitan area. Notable companies headquartered in the Atlanta MSA include The Home Depot, UPS, Coca Cola, Delta Air Lines, Southern Company, Genuine Parts, First Data, HD Supply and SunTrust. Moreover, according to KPMG LLP’s “Competitive Alternatives” study, Atlanta was determined to be the least costly place to do business in the United States. According to preliminary data from the U.S. Bureau of Labor Statistics, the Atlanta MSA gained 77,800 jobs during the 12-month period ending February 2016, growing 2.9% to over 2.7 million jobs. The Atlanta MSA’s unemployment rate was 5.3% as of February 2016.

The Atlanta office market has experienced positive growth in asking rents and declining vacancy over the past year. Asking rents rose to $21.28 as of the second quarter of 2016, a 6.7% increase year-over year. Similarly, vacancy decreased 1.2% over the past 12 months to 12.0% as of the second quarter of 2016. The Atlanta office market’s growth is fueled by the area’s strong population growth, demographic trends, educated workforce and low cost of doing business. The office market is largely driven by the professional and business services and financial sectors but has also experienced a recent surge in growth in the information and technology sector. According to an industry report, Atlanta’s information and technology sector is ranked tenth among the Top 50 US tech talent markets. Moreover, since the beginning of 2015, there has been an influx of corporations announcing new technology and research and development centers in the Atlanta MSA. Notable developments include the Home Depot Technology Center at Tech Square, Twitter’s expansion to Ponce City Market, Google Fiber’s move to the Atlanta market and Coca-Cola, Microsoft, and WorldPay’s development of innovation offices near Georgia Tech’s Atlanta Technology Development Center.

The Fiserv at 2900 Westside Property is located in Alpharetta within the North Fulton submarket, approximately 28 miles north of the Hartsfield-Jackson International Airport. The 2900 at Fiserv Property is in close proximity to Georgia 400, an interstate expressway and primary traffic artery in the Alpharetta area. Georgia 400 provides access to the downtown Atlanta area and surrounding communities and also extends north into the adjoining Forsyth County, a growing residential, office and light industrial area. The surrounding area around the Fiserv at 2900 Westside Property is developed with a variety of office, commercial and residential land uses. The population and average household income within a 5-mile radius of the Fiserv at 2900 Westside Property was 77,319 and $138,749, respectively, as of year-end 2015.

During the 1990’s, the City of Alpharetta and private groups installed extensive fiber optic cabling throughout the city to help create a high-speed broadband network and communications infrastructure for surrounding business operations. In addition, Georgia Power, the state’s largest electricity provider, established a series of redundant electric networks throughout the city to support the network and reduce the risk of power outages. The infrastructure earned Alpharetta the nickname the “Technology City of the South” and has helped attract major companies such as ADP, Fiserv, NCR and Verizon to Alpharetta. Furthermore, the Alpharetta Technology Commission, which is represented by major companies such as Hewlett Packard, McKesson, Microsoft, Siemens, and Verint, is developing and maintaining a 15-year strategic infrastructure and incentive plan to attract and keep additional technology-oriented firms.

The North Fulton office submarket contains approximately 3.8 million sq. ft. of gross leasable area, approximately 10.3% of the total Atlanta MSA office market, and features a vacancy rate of 10.3% and asking rents of $20.70 PSF as of the second quarter of 2016. The submarket generated 248,665 sq. ft. of positive absorption in 2016 and has 405,240 sq. ft. of office space currently under construction. Class A office space in the North Fulton submarket commanded higher rents and featured a lower vacancy than the overall market in the second quarter of 2016 at $23.69 PSF and 9.9%, respectively. The appraiser determined six recent comparable office leases with base rents ranging from $21.50 to $26.00 PSF and determined a market rent of $26.00 PSF for office tenants at the Fiserv at 2900 Westside Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

2900 & 2950 Westside Parkway Alpharetta, GA 30004	Collateral Asset Summary – Loan No. 2 Fiserv at 2900 Westside	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 67.1% 1.52x 9.5%

Office Lease Comparables(1)
Property	NRA (SF) (2)	Year Built	Tenant Name(2)	Lease NRA (SF) (2)	Term (Years)(2)	Rental Rate (PSF) (2)	Lease Type	Free Rent (Months)	TI’s (PSF)
Fiserv at 2900 Westside Property	376,351	2001	Fiserv	376,351	12.5	$16.10	Modified	6.0
Preston Ridge IV	150,320	2000	Confidential	12,084	3.0	$24.50	Modified	1.0	$10.00
Mansell Overlook 100	163,000	1996	Heartland Payment Systems	28,619	7.0	$24.75	Modified	5.0	$25.00
Lakeview III at Sanctuary Park	180,773	1997	Confidential	5,390	3.0	$23.00	Modified	0.0	$0.00
Mansell Overlook 200	163,000	1997	Signal Holdings	5,300	5.0	$25.00	Modified	5.0	$15.00
600 Northwinds	150,376	2000	Muscle Up Marketing	5,060	7.0	$26.00	Modified	5.0	$35.00
200 North Point Center East	130,140	1996	Confidential	107,697	15.0	$21.50	Modified	21.0	NAV
Total / Wtd. Avg.(3)	937,609			164,150	6.4	$24.17		5.6	$14.17

(1)	Source: Appraisal.
(2)	Source: rent roll dated August 6, 2016 for the Fiserv at 2900 Westside Property.
(3)	Total / Wtd. Avg. does not include the Fiserv at 2900 Westside Property.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent(1)	$6,059,252	$16.10
Step Rents(2)	$480,788	$1.28
Gross Potential Rent	$6,540,040	$17.38
Total Recoveries	191,859	0.51
Less: Vacancy(3)	(336,595)	(0.89)
Effective Gross Income	$6,395,304	$16.99
Total Operating Expenses	191,859	0.51
Net Operating Income	$6,203,445	$16.48
TI/LC	443,349	1.18
Capital Expenditures	75,270	0.20
Net Cash Flow	$5,684,826	$15.11

(1)	U/W Base Rent is based on the August 6, 2016 rent roll.

(2)	Step Rents are based on the contractual rent increases occurring through December 2027 lease expiration.

(3)	U/W Vacancy represents a vacancy of 5.0%. The Fiserv at 2900 Westside Property is 100.0% occupied.

Property Management.    The Fiserv at 2900 Westside Property is managed by the sole tenant, Fiserv.

Lockbox / Cash Management.    The Fiserv at 2900 Westside Loan is structured with a hard lockbox and in-place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by lender. All amounts on deposit in the clearing account are required to be swept daily into a deposit account and disbursed in accordance with the loan documents. Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed in accordance with the Fiserv at 2900 Westside Loan documents.

A “Trigger Period” will commence (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.15x on the last day of any calendar quarter, or (iii) upon the commencement of a Lease Sweep Period (as defined below). A Trigger Period will continue until such time as (a) with respect to clause (i) above, such event of default has been cured, (b) with respect to clause (ii), the debt service coverage ratio is at least 1.20x for one calendar quarter, and (c) with respect to clause (iii), such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first monthly payment date following (i) the date by which any tenant under a Lease Sweep Lease (as defined below) is required to give notice of its exercise of a renewal option under its lease, (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by any borrower of notice from the tenant under the Lease Sweep Lease that it intends to surrender, cancel or terminate its lease prior to its then current expiration date (other than Fiserv’s contraction option if the borrower delivers the termination payment owed to the borrower to the lender), (iii) the date that the tenant under the Lease Sweep Lease discontinues its business (i.e., “goes dark”) with respect to 25.0% of its space at the Fiserv at 2900 Westside Property (exclusive of any space demised under the Fiserv lease that Fiserv has surrendered in connection with the exercise of any contraction options under the Fiserv lease), (iv) a monetary or material non-monetary default under the Lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

2900 & 2950 Westside Parkway Alpharetta, GA 30004	Collateral Asset Summary – Loan No. 2 Fiserv at 2900 Westside	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 67.1% 1.52x 9.5%

Sweep Lease that continues beyond any applicable notice or cure period, (v) an insolvency proceeding involving the tenant under the Lease Sweep Lease or (vi) a decline in the credit rating of a tenant under a Lease Sweep Lease by any two rating agencies (so long as the tenant under the Lease Sweep Lease in question is rated by more than one rating agency) below “BBB-” by S&P, “Baa3” by Moody’s or, if rated by Fitch, a “BBB-” rating by Fitch.

A “Lease Sweep Period” will end once the entire space demised under the Lease Sweep Lease in question is either irrevocably renewed or is leased pursuant to qualified leases, as defined in the loan documents, and sufficient funds have accumulated in the lease sweep account to cover all anticipated TI/LCs and free rent periods set forth in such qualified lease or, if such Lease Sweep Period commenced as described in clause (iv) above, the default has been cured or, if such Lease Sweep Period commenced as described in clause (v) above, the insolvency proceeding has been terminated and the applicable Lease Sweep Lease has been affirmed or assumed or, if such Lease Sweep Period commenced as described in clause (vi) above, the credit rating has been restored to at least “BBB–” or equivalent by relevant rating agencies or funds on deposit in the lease sweep account are at least equal to the Lease Sweep Credit Rating Decline Cap (as defined below).

The “Lease Sweep Credit Rating Decline Cap” means (i) for so long as the credit rating of the tenant under such Lease Sweep Lease (or its parent entity) is below “BBB-” but remains above “BB-”, an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $1.00 per year, commencing on the commencement of the applicable Lease Sweep Period and thereafter, on every anniversary of the commencement of the applicable Lease Sweep Period until funds in the lease sweep account have reached an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $5.00 and (ii) for so long as the credit rating of the tenant under such Lease Sweep Lease (or its parent entity) is “BB-” or below, an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $15.00.

A “Lease Sweep Lease” means (i) the Fiserv lease or (ii) any replacement lease that, either individually, or when taken together with any other lease covers 50,000 or more rentable square feet.

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, the borrower will be required to deposit 1/12 of the annual real estate taxes and 1/12 of the annual insurance premiums into their respective accounts if Fiserv (i) is no longer obligated to pay the real estate taxes or insurance premiums under its lease, (ii) exercises a contraction option, (iii) fails to pay all taxes and all insurance premiums and other charges before they are due or (iv) fails to provide evidence that taxes, insurance premiums and other charges have been paid. In addition, (a) the borrower will be required to make monthly deposits of $0.20 PSF per annum, subject to a cap of $225,811, into the replacement account during (i) the continuance of a Lease Sweep Period or (ii) any period the Fiserv at 2900 Westside Property is not leased pursuant to the Fiserv lease or another triple net lease which requires such tenant to pay for all capital expenditures at the Fiserv at 2900 Westside Property (and, in such situation such monthly collection will be calculated based on the portion of the property not subject to the Fiserv lease or another triple net lease), (b) the borrower will be required to deposit an amount equal to the net rentable sq. ft. at the property not occupied by Fiserv under the Fiserv Lease, multiplied by $1.18 into the rollover reserve account and (c) during the continuance of a Lease Sweep Period, all excess cash will be transferred into the lease sweep reserve account.

Current Mezzanine or Subordinate Indebtedness.    U.S. Bank National Association is the holder (on behalf of the holder of the Authority Bonds (as defined below)) of a subordinate mortgage (“Subordinate Mortgage”) encumbering the fee estate of the DAA (as defined below) in the Fiserv at 2900 Westside Property. The subordinate mortgage secures the DAA’s obligations under its Series 2014 bonds (the “Authority Bonds”). The borrower is the owner of the Authority Bonds. The holder of the subordinate mortgage is a party to both the Subordinate Mortgage and a pledge, assignment and subordination agreement which documents the Subordinate Mortgage to the related mortgage. The Fiserv at 2900 Westside Property will automatically be released from the lien of the Subordinate Mortgage on or before December 31, 2025, as described below under “Tax Abatement Structure”.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

2900 & 2950 Westside Parkway Alpharetta, GA 30004	Collateral Asset Summary – Loan No. 2 Fiserv at 2900 Westside	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 67.1% 1.52x 9.5%

Tax Abatement Structure.    In order to obtain and maintain certain real property tax abatements, the predecessor to the borrower entered into a municipal bond structure with the local development authority, the Development Authority of Alpharetta (the “DAA”) pursuant to which, the DAA acquired the fee interest in the Fiserv at 2900 Westside Property in 2014 and issued certain municipal bonds (the “DAA Bonds”). In exchange, the predecessor to the borrower obtained the leasehold interest in the Fiserv at 2900 Westside Property and received 100.0% of the DAA Bonds. In connection with the acquisition of the Fiserv at 2900 Westside Property, the borrower acquired ownership of the leasehold interest in the Fiserv at 2900 Westside Property, subject to the DAA’s temporary fee interest. The rent payable by the borrower to the DAA under the ground lease is equal to the principal and interest payments due to the borrower under the DAA Bonds and, therefore the rental payments and bond payments offset each other. At any time prior to December 31, 2025, the borrower is entitled to purchase the Fiserv at 2900 Westside Property back from the DAA, terminate the ground lease and Fiserv at 2900 Westside Property will automatically be released from the lien of the Subordinate Mortgage. In order to effectuate the purchase, (i) the DAA has executed a deed conveying the property to borrower, which deed is currently held in escrow with a third party escrow agent and (ii) such deed of conveyance will be recorded upon the surrender of the DAA Bonds by the borrower to the bond trustee and payment of certain nominal fees and expenses in connection with such surrender. The loan documents require the borrower to exercise this purchase option at the expiration of the ground lease term on December 31, 2025 and the fee interest will revert to the borrower. The DAA Bonds are additional collateral for the Fiserv at 2900 Westside Loan and the DAA has encumbered its fee interest in the Fiserv at 2900 Westside Property in favor of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

2900 & 2950 Westside Parkway Alpharetta, GA 30004	Collateral Asset Summary – Loan No. 2 Fiserv at 2900 Westside	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 67.1% 1.52x 9.5%

MAP © 2016 CARTIFACT · DATA © OSM
CARTIFACT
Fiserv at 2900 Westwide
2900 & 2950 Westside Parkway
Alpharetta, GA 30004
Acworth
Mountain Park
Alpharetta
Suwanee
Kennesaw
Roswell
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Chamblee
Lilburn
Smyrna
Clarkston
Austell
Atlanta
Decatur
Pine Lake
Stone Mountain
Sweetwater Creek State Park
Avondale Estates
Lithonia
College Park
Union City
HARTSFIELD-JACKSON ATLANTA INTERNATIONAL AIRPORT (ATL)
Forest Park
Alpharetta Athletic Club-East
Alpharetta North Park
Verizon
ADP
ETRADE
HP
Windward Pkwy
Golf Club of Georgia
Alpharetta
Wills Park
Old Milton Pkwy
GM
Blackberry
Siemens
Webb Bridge Park
North Fulton Hospital
Verizon Wireless Amphitheatre at Encore Park
North Point Mall/ Encore Pkwy
North Point Mall
Mansell Crossing Alpharetta
Ocee Park
Johns Creek
Roswell Area Park
Roswell Town Center
Roswell
Country Club of Roswell
Newtown Park
Holcomb Bridge
MARTA 400 CORRIDOR EXPANSION
Chattahoochee River Nat'l Rec Area
Country Club of The South
Riverpines Golf
River Park
River Shopping Center
Dunwoody Place
Cherokee Town & Country Club
Rivermont Golf and Country Club
Holcomb Center
Northridge
Horseshoe Bend Country Club
The Forum At Peachtree Parkway
Steel Canyon Golf Club
Dunwoody Country Club
Dunwoody
Dunwoody Village
Georgia Perimeter College-Dunwoody
Norcross
North Springs
Perimeter Pointe
Perimeter Village
Sandy Springs
PERIMETER CENTER
Perimeter Mall
Dunwoody
Best Friend Park
City Walk Sandy Springs
Sandy Springs
Doraville
Saint Joseph Hospital of Atlanta
The Prado Shopping Center
Doraville
Atlanta
Chamblee
Atlanta Silverbacks Park
WOODSTOCK RD
W CROSSVILLE RD
E CROSSVILLE RD
MANSELL RD
JONES RD
PINE GROVE RD
COLEMAN RD
WILLEO RD
MARIETTA HWY
AZALEA DR
ATLANTA ST
HAYNES BRIDGE RD
OLD ALABAMA RD
HOLCOMB BRIDGE RD
JONES BRIDGE RD
OLD MILTON PKY
OLD ALPHARETTA RD
COGBURN RD
PROVIDENCE RD
BETHANY RD
CUMMING HWY
WINDWARD PKY
BARNWELL RD
NESBIT FERRY RD
DUNWOODY CLUB DR
ROSWELL RD
LOWER ROSWELL RD NE
LITTLE WILLEO RD NE
DALRYMPLE RD NE
MT VERNON RD
CHAMBLEE DUNWOODY RD
WINTERS CHAPEL RD NW
TILLY MILL RD
PEACHTREE INDUSTRIAL BLVD
PEACHTREE CORNERS CIR NW
SPALDING DR NW
PEACHTREE INDUSTRIAL BLVD NW
PEACHTREE PKY NW
BUFORD HWY NW
ABERNATHY RD NW
RIVER VALLEY RD NW
400
285
85

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/DBRS)(1):	A2/AAA/AA
Sponsor:	Westfield America, Inc.
Borrowers:	Emporium Mall LLC; S.F. Centre Limited Partnership
Original Balance(2):	$60,000,000
Cut-off Date Balance(2):	$60,000,000
% by Initial UPB:	8.5%
Interest Rate:	3.3940%
Payment Date:	1st of each month
First Payment Date:	September 1, 2016
Maturity Date:	August 1, 2026
Amortization:	Interest Only
Additional Debt(2)(3):	$373,077,000 Pari Passu Debt; $124,923,000 Subordinate Secured Debt
Call Protection(4):	L(24), DorYM1(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Ground Rent:	$0	Springing
Zara Free Rent / TI (LOC)(6):	$4,300,000	NAP

Financial Information
	Senior Notes(7)	Total Debt(8)
Cut-off Date Balance / Sq. Ft.:	$545	$702
Balloon Balance / Sq. Ft.:	$545	$702
Cut-off Date LTV:	35.5%	45.7%
Balloon LTV:	35.5%	45.7%
Underwritten NOI DSCR:	3.79x	2.95x
Underwritten NCF DSCR:	3.68x	2.85x
Underwritten NOI Debt Yield:	13.1%	10.1%
Underwritten NCF Debt Yield:	12.7%	9.8%
Underwritten NOI Debt Yield at Balloon:	13.1%	10.1%
Underwritten NCF Debt Yield at Balloon:	12.7%	9.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall / Office
Collateral:	Fee Simple/Leasehold
Location:	San Francisco, CA
Year Built / Renovated:	1908, 1988 / 2006
Total Sq. Ft.:	794,521
Property Management:	Westfield Property Management LLC
Underwritten NOI:	$56,554,190
Underwritten NCF:	$54,817,690
Appraised Value:	$1,220,000,000
Appraisal Date:	April 27, 2016

Historical NOI
Most Recent NOI:	$51,963,988 (T-12 March 31, 2016)
2015 NOI:	$50,954,179 (December 31, 2015)
2014 NOI:	$48,128,023 (December 31, 2014)
2013 NOI:	$48,398,462 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	95.6% (April 30, 2016)
2015 Occupancy:	93.4% (December 31, 2015)
2014 Occupancy:	95.1% (December 31, 2014)
2013 Occupancy:	92.1% (December 31, 2013)
(1)	Moody’s/Fitch/DBRS provided the above ratings for the Westfield San Francisco Centre mortgage loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the Westfield San Francisco Centre mortgage loan “A”.

(2)	The Original Balance and Cut-off Date Balance of $60.0 million represents the senior non-controlling Notes A-1-EMP-C2, A-1-SFC-C2, A-1-EMP-C3 and A-1-SFC-C3 which, together with the pari passu Senior Notes, with an aggregate original principal balance of $373.077 million, and four subordinate Junior Notes, with an aggregate original principal balance of $124.923 million, comprises the Westfield San Francisco Centre Whole Loan with an aggregate original principal balance of $558.0 million. For additional information regarding the pari passu Senior Notes and the Junior Notes, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	The borrowers have the option of prepayment in full together with the greater of 1% or yield maintenance or defeasance in full. The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 1, 2016. Defeasance of the full $558.0 million Westfield San Francisco Centre Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2019. The assumed lockout period of 24 payments is based on the expected CD 2016-CD1 securitization closing date in August 2016. The actual lockout period may be longer. In addition, in connection with a DSCR Trigger Period (as defined below) the borrowers may prepay a portion of the Westfield San Francisco Centre Whole Loan to achieve a higher DSCR. See “Ongoing Reserves” below.

(5)	See “Initial Reserves” and “Ongoing Reserves” herein.

(6)	In lieu of depositing a cash reserve to cover the free rent and landlord’s work associated with the Zara lease, the borrowers have delivered two letters of credit in the aggregate amount of $4,300,000 from UBS AG bank. See “Letters of Credit” herein.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Senior Notes only, which have an aggregate principal balance of $433.077 million.

(8)	Total Debt DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Westfield San Francisco Centre Whole Loan balance of $558.0 million, which includes the $124.923 million Junior Notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

Retail Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.(2)	% of Retail Collateral Sq. Ft.	% of Total Collateral Sq. Ft.	Base Rent PSF(2)	Lease Expiration	T-12 March 2016 Sales (000s)(3)	T-12 March 2016 Sales PSF(3)

Anchors (non-collateral)
Bloomingdale’s	BBB/Baa2/BBB	338,928	NAP	NAP	NAP	NAP	$122,876	$363
Nordstrom	BBB+/Baa1/BBB+	312,000	NAP	NAP	NAP	NAP	$89,220	$286
Total Anchor Tenants		650,928					$212,096	$326

Major Tenants (>10,000 sq. ft.)
Century Theatres(4)	NR/B2/BB	52,636	9.5%	6.6%	$27.00	9/30/2021	$6,377	$708,598
Bespoke	NR/NR/NR	36,977	6.7%	4.7%	$25.75	12/31/2021	NAP	NAP
Zara(5)	NR/NR/NR	27,579	5.0%	3.5%	$108.78	3/31/2027	$11,874	$1,403
H&M	NR/NR/NR	25,289	4.6%	3.2%	$71.07	1/31/2022	$11,170	$442
Bristol Farms	NR/NR/NR	22,135	4.0%	2.8%	$42.27	1/31/2017	$10,690	$483
Abercrombie & Fitch	NR/NR/BB-	16,488	3.0%	2.1%	$107.29	1/31/2022	$12,907	$783
Express/Express Men	NR/NR/NR	15,660	2.8%	2.0%	$74.00	1/31/2023	$4,587	$293
J. Crew	NR/B2/B-	11,284	2.0%	1.4%	$83.44	1/31/2022	$11,033	$978
Victoria’s Secret	NR/NR/NR	11,037	2.0%	1.4%	$76.41	1/31/2023	$14,772	$1,338
Total Major Tenants(6)		219,085	39.6%	27.6%	$58.51		$77,032	$698

In-line		218,415	39.5%	27.5%	$91.28		$173,234	$793
Restaurant/Food Court		38,711	7.0%	4.9%	$109.69		$39,331	$1,016
Exterior		29,808	5.4%	3.8%	$172.03		$32,956	$1,106
Specialty Leasing(7)		5,203	0.9%	0.7%	NAP		NAP	NAP
Kiosk/ATM		4,360	0.8%	0.5%	NAP		NAP	NAP
Patio		2,672	0.5%	0.3%	$71.57		NAP	NAP

Total Occupied Retail Collateral		518,254	93.7%	65.2%

Vacant Retail		35,112	6.3%	4.4%
Total Retail Collateral Sq. Ft.		553,366	100.0%	69.6%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Total Sq. Ft. and Base Rent PSF are based on the April 30, 2016 rent roll.

(3)	All sales information presented herein with respect to the Westfield San Francisco Centre Property is based upon information provided by the borrowers; in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales.

(4)	T-12 March 2016 Sales PSF for Century Theatres represents sales per screen based on nine screens.

(5)	T-12 March 2016 Sales PSF figures for Zara are based upon the 8,463 sq. ft. that Zara currently occupies at the Westfield San Francisco Centre Property. The Total Sq. Ft. for Zara above includes Zara’s expansion space. The Zara expansion space is expected to be delivered to the tenant April 1, 2017 and the tenant will commence paying rent on October 1, 2017.

(6)	Century Theatres’ sales are excluded from the total T-12 March 2016 Sales and T-12 March 2016 Sales PSF.

(7)	Specialty Leasing represents tenants with short-term lease or license agreements with a duration that is typically 12 months or less.

Office Tenant Summary
Tenant Name	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Office Sq. Ft.	% of Collateral Sq. Ft.	Underwritten Base Rent PSF	Underwritten Gross Rent PSF	Lease Expiration
San Francisco State University(2)	A+/Aa3/AA-	125,483	52.0%	15.8%	$37.12	$37.95	12/31/2021
Crunchyroll, Inc.(3)	NR/NR/NR	71,614	29.7%	9.0%	$58.71	$60.50	1/31/2020
True Ultimate Standards Every	NR/NR/NR	28,217	11.7%	3.6%	$53.56	$55.35	2/29/2020
Burke Williams Day Spa	NR/NR/NR	15,841	6.6%	2.0%	$44.00	$54.87	1/31/2022
Total / Wtd. Avg. Occupied		241,155	100.0%	30.4%	$45.90	$47.80
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	San Francisco State University subleases 18,354 sq. ft. to San Francisco Examiner through December 2021 and 18,712 sq. ft. to Westfield Labs, a Westfield affiliate, through December 2021. San Francisco State University has a termination option for the entirety of its space effective December 31, 2018 which requires 15 months prior notice and the payment of a termination fee equal to three months of base rent and the unamortized tenant improvement and broker commissions.

(3)	Crunchyroll, Inc. subleases 30,000 sq. ft. to GoPro, Inc. through June 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
Specialty(3)	2	5,203	0.7%	5,203	0.7%	$0.00	0.0%	0.0%
MTM	19	35,382	4.5%	40,585	5.1%	$105.14	7.0%	7.0%
2016	6	9,979	1.3%	50,564	6.4%	$40.88	0.8%	7.7%
2017	39	84,308	10.6%	134,872	17.0%	$112.54	17.8%	25.5%
2018	13	19,948	2.5%	154,820	19.5%	$73.74	2.8%	28.3%
2019	10	4,929	0.6%	159,749	20.1%	$191.71	1.8%	30.0%
2020	11	108,570	13.7%	268,319	33.8%	$62.61	12.7%	42.8%
2021	19	244,139	30.7%	512,458	64.5%	$35.13	16.1%	58.8%
2022	22	114,412	14.4%	626,870	78.9%	$83.76	17.9%	76.8%
2023	10	43,434	5.5%	670,304	84.4%	$70.79	5.8%	82.5%
2024	5	16,070	2.0%	686,374	86.4%	$70.83	2.1%	84.7%
2025	5	13,601	1.7%	699,975	88.1%	$179.66	4.6%	89.2%
2026	8	15,341	1.9%	715,316	90.0%	$125.73	3.6%	92.9%
Thereafter	4	44,093	5.5%	759,409	95.6%	$86.54	7.1%	100.0%
Vacant	NAP	35,112	4.4%	794,521	100.0%	NAP	NAP
Total / Wtd. Avg.	173	794,521	100.0%			$70.31	100.0%

(1)	Based on the April 30, 2016 rent roll.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Specialty tenants represent tenants with short-term leases or license agreements with a duration that is typically 12 months or less. Rent for the specialty tenants was not included in underwritten base rent but has been underwritten with other income.

The Loan.    The Westfield San Francisco Centre loan (the “Westfield San Francisco Centre Loan”) is a fixed rate loan secured by the borrowers’ fee simple and leasehold interests in 794,521 sq. ft. of a 1,445,449 sq. ft. super regional mall and office property located at 865 Market Street in the Union Square neighborhood of San Francisco, California (the “Westfield San Francisco Centre Property”). The Westfield San Francisco Centre Loan is evidenced by the senior non-controlling notes A-1-EMP-C2, A-1-SFC-C2, A-1-EMP-C3 and A-1-SFC-C3 with an aggregate original principal balance of $60.0 million and is a part of a $558.0 million whole loan that is evidenced by 28 promissory notes: 24 pari passu senior notes with an aggregate original principal balance of $433.077 million (collectively, the “Senior Notes”) and four subordinate notes with an aggregate original principal balance of $124.923 million (collectively, the “Junior Notes” and, together with the Senior Notes, the “Westfield San Francisco Centre Whole Loan”). The Westfield San Francisco Centre Whole Loan was co-originated by Deutsche Bank AG, New York Branch (an affiliate of GACC) and JPMorgan Chase Bank, National Association. Only the Westfield San Francisco Centre Loan will be included in the CD 2016-CD1 mortgage trust. Eight of the Senior Notes with an aggregate original principal balance of $182.019 million and all of the Junior Notes are expected to be contributed to the DBJPM 2016-SFC mortgage trust. Four of the Senior Notes with an aggregate original principal balance of $84.0 million are expected to be contributed to the DBJPM 2016-C3 mortgage trust. The remaining Senior Notes are expected to be held by Deutsche Bank AG, New York Branch (“DBNY”) or an affiliate and JPMCB or an affiliate and contributed to one or more future securitizations.

The relationship between the holders of the Senior Notes and the Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans —Westfield San Francisco Centre Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Control
A-1-EMP-C2, A-1-SFC-C2, A-1-EMP-C3 , A-1-SFC-C3	$60,000,000	$60,000,000	CD 2016-CD1	No
DBJPM 2016-SFC Mortgage Trust Notes	$306,942,000	$306,942,000	DBJPM 2016-SFC	Yes
A-1-EMP-C1, A-1-SFC-C1, A-2-EMP-C1 , A-2-SFC-C1	$84,000,000	$84,000,000	DBJPM 2016-C3	No
DBNY Non-Trust Senior Notes	$23,529,000	$23,529,000	DBNY	No
JPMCB Non-Trust Senior Notes	$83,529,000	$83,529,000	JPMCB	No
Total Debt	$558,000,000	$558,000,000

The Westfield San Francisco Centre Loan has a 10-year term and pays interest only for the duration of the term. The Westfield San Francisco Centre Loan accrues interest at a rate equal to 3.3940% per annum and has a Cut-off Date Balance of approximately $60.0 million. The Westfield San Francisco Centre Whole Loan proceeds were used to refinance existing debt of approximately $555.5 million and pay closing costs of approximately $4.2 million. Based on the appraised value of $1.22 billion as of April 27, 2016, the Cut-off Date LTV for the Senior Notes is 35.5%. Previous financing on the property consisted of a $120.5 million floating-rate loan encumbering the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

leasehold interest in the San Francisco Centre and a $435.0 million fixed-rate loan encumbering the fee interest in the Emporium retail and office building. The $435.0 million loan was bifurcated into a $300.0 million senior note which was included in the LBUBS 2007-C1 transaction and a $135.0 million junior note which was sold separately.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$558,000,000	99.7%	Loan Payoff	$555,500,000	99.3%
Sponsor Equity	$1,661,400	0.3%	Closing Costs	$4,161,400	0.7%
Total Sources	$559,661,400	100.0%	Total Uses	$559,661,400	100.0%

The Borrowers / Sponsor.    The borrowers are Emporium Mall LLC, a Delaware limited liability company and S.F. Centre Limited Partnership, a Delaware limited partnership, each structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrowers and the non-recourse carve-out guarantor is Westfield America, Inc. (“Westfield”), provided that (i) any related recourse liability is subject to a cap of 10% of the then outstanding principal balance of the Westfield San Francisco Centre Whole Loan and (ii) in no event will Westfield be liable for losses solely related to the borrowers’ failure to (a) pay debt service on or repay the Westfield San Francisco Centre Whole Loan, (b) remain solvent, (c) remain adequately capitalized or (d) pay their debts as they become due.

Emporium Mall LLC owns the Emporium retail and office building in fee simple and S.F. Centre Limited Partnership holds the leasehold interest in the San Francisco Centre. Westfield and Forest City indirectly own a majority of the S.F. Centre Limited Partnership and Emporium Mall LLC. Westfield indirectly controls both S.F. Centre Limited Partnership and Emporium Mall LLC.

Westfield, an affiliate of Westfield Corporation, is a real estate investment trust that is in the business of owning, operating, developing, and acquiring iconic retail destinations in the world’s leading cities (including in major metropolitan areas in the United States) attracting over 330 million shopper visits last year, Westfield’s portfolio of 32 shopping centers in the United States includes nearly 5,800 stores encompassing approximately 40 million sq. ft. of retail space in eight states.

The Property.    The Westfield San Francisco Centre Property is a portion of a 1,445,449 sq. ft. super regional mall and office property located at 865 Market Street in San Francisco’s Union Square neighborhood. The Westfield San Francisco Centre Property is divided between the San Francisco Centre (23.4% of collateral NRA) and the Emporium retail and office building (76.6% of collateral NRA). The San Francisco Centre portion of the mall was originally developed in 1988 and purchased by Westfield in 2002. The Emporium portion of the mall, which is a redevelopment of the historic Emporium department store that dates back to the 1890s, was co-developed by Westfield and Forest City in 2006. The San Francisco Centre is subject to a ground lease with an initial expiration of June 30, 2043 and includes one renewal option for a 15-year term. The retail portion of the Westfield San Francisco Centre Property is anchored by the west coast flagship of Bloomingdale’s and the second largest Nordstrom in the United States, neither of which are collateral for the Westfield San Francisco Centre Whole Loan.

As of April 30, 2016, the Westfield San Francisco Centre Property’s retail portion was 93.7% leased by approximately 160 tenants (97.1% including non-collateral anchor tenants). The Westfield San Francisco Centre Property features a nine-screen movie theater and several noteworthy major and in-line tenants, including Zara, H&M, J. Crew, Victoria’s Secret, Banana Republic, Foot Locker, and Champs Sports. Furthermore, the Westfield San Francisco Centre Property offers approximately 23 restaurant and dining concepts. No tenant contributes more than 5.6% of gross rent. Sales for all reporting categories, including non-collateral tenants, for the trailing 12 months ending March 2016 totaled $599.3 million, with specialty store (all tenants excluding major tenants and theatre tenants) sales of $1,028 PSF. From 2011 to 2015, specialty store sales PSF has grown at a compound annual growth rate of 7.4%.

The retail portion of the Westfield San Francisco Centre Property also features a new digital space, called Bespoke, which Westfield unveiled in May of 2015. Bespoke, which is a Westfield affiliate, consists of co-working, technology demonstration, and event spaces. As of July 2016, Bespoke hosted over 100 events, showcased over 30 demonstrations, and was home to more than 75 retail-tech start-ups. Clients of Bespoke include several prominent technology companies including Google, Salesforce and Facebook. The co-working space has over 200 paying members and achieved 100% occupancy in its first nine months.

According to the appraisal, the Westfield San Francisco Centre Property is located in one of the top retail destinations in the country (Market Street in San Francisco’s Union Square neighborhood), with strong historical sales and average mall and office occupancies of 96.6% and 97.5%, respectively, from 2007 to 2015 (including non-collateral anchors). As of April 30, 2016, the Westfield San Francisco Centre Property’s office portion was 100.0% leased to four tenants.

Historical Occupancy(1)
	2007	2008	2009	2010	2011	2012	2013	2014	2015	Apr-16
Collateral Retail Occupancy	99.3%	95.8%	93.6%	87.7%	89.6%	89.1%	89.4%	94.5%	93.7%	93.7%
Total Mall Occupancy	99.7%	98.1%	97.1%	94.4%	95.3%	95.0%	95.1%	97.5%	97.1%	97.1%
Office Occupancy	94.0%	96.0%	100.0%	100.0%	100.0%	100.0%	98.3%	96.6%	92.7%	100.0%
(1)	Source: borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

Since January 2015, 29,853 sq. ft. of new in-line tenants have been signed at the retail portion of the Westfield San Francisco Centre Property. These leases are 27.4% higher than the average in-place base rent PSF of all in-line tenants. Additionally, Zara signed a lease to expand their space by 19,116 sq. ft. in June 2016. The space is expected to be delivered to Zara in April 2017 and Zara is required to begin paying rent in October 2017. The borrower has delivered a letter of credit in the amount of $4,300,000 to cover gap rent and the tenant improvement obligations of the borrower associated with the Zara lease. The average in-place gross office rent of $47.80 PSF is a 19.1% discount to the most recently signed office leases at the Westfield San Francisco Centre Property (Crunchyroll, Inc. and TRUSTe).

Historical Sales PSF(1)
Tenant	2012 PSF	2013 PSF	2014 PSF	2015 PSF	T-12 March 2016 Sales	T-12 March 2016 PSF
Anchors (Non Collateral)(2)
Bloomingdale’s	$320	$361	$376	$364	$122,875,937	$363
Nordstrom	$334	$321	$297	$277	$89,219,568	$286

Major Tenants (>10,000 Sq. Ft.)
H&M	$466	$441	$448	$448	$11,170,323	$442
Bristol Farms	$524	$505	$475	$472	$10,690,027	$483
Abercrombie & Fitch	$1,122	$977	$837	$786	$12,906,555	$783
Express/Express Men	$0	$401	$312	$299	$4,587,178	$293
J. Crew	$1,133	$1,143	$1,032	$980	$11,033,132	$978
Victoria’s Secret	$0	$1,103	$1,151	$1,332	$14,771,539	$1,338
Total Major	$727	$685	$637	$640	$65,158,754	$639

Comp In-line (<10,000 Sq. Ft.)(3)	$847	$881	$898	$909	$170,664,253	$915

Exterior Tenants
Adidas	$506	$591	$630	$751	$8,899,470	$805
Timberland	$603	$895	$1,028	$889	$2,056,192	$879
Tourneau	$4,314	$4,941	$5,469	$5,147	$13,477,648	$5,132
American Eagle Outfitters	$1,190	$1,050	$940	$1,029	$8,522,466	$1,013
Total Exterior	$1,160	$1,246	$1,295	$1,332	$32,955,776	$1,349

Century Theatres(4)	$675,847	$642,737	$618,177	$663,681	$6,377,379	$708,598
(1)	All sales information presented herein with respect to the Westfield San Francisco Centre Property is based upon information provided by the borrower; in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales.

(2)	Anchor sales reflect estimates from the general manager’s communication with the tenant.

(3)	Comp In-line Sales include tenants that have reported two full years of sales.

(4)	Sales for Century Theatres reflect sales per screen based on nine screens.

Environmental Matters.    The Phase I environmental report dated May 5, 2016 reported a recognized environmental condition in connection with a 4,000 gallon underground storage tank, which is being monitored in compliance with regulatory standards and, according to the Phase I report, warrants no further action. The report also identified, de minimis leaks of hydraulic fluid associated with the two truck elevators on lower level 1, which, according to the Phase I report, does not  represent a significant environmental concern.

The Market.   The Westfield San Francisco Centre Property is located in the Union Square neighborhood within the greater San Francisco Bay Area. According to the appraiser, Union Square is the San Francisco Bay Area’s premier retail district and part of a class of national top tier high end shopping districts, such as New York’s Fifth/Madison Avenues, Chicago’s North Michigan Avenue and Beverly Hills’ Rodeo Drive.

According to industry reports, the San Francisco retail market did not experience much change in market conditions in the first quarter of 2016. The vacancy rate went from 2.1% in the previous quarter to 2.2% in the current quarter. Net absorption was negative 88,851 sq. ft., and vacant sublease space decreased by 5,885 sq. ft. Quoted rental rates increased from fourth quarter 2015 levels, ending at $37.92 PSF per year. There was no new retail space delivered to the market in the first quarter, and there is currently 356,786 sq. ft. still under construction as of the end of the quarter.

According to industry reports, the Union Square submarket has a retail inventory of 3.29 million sq. ft. The submarket had a vacancy rate of 2.9%, net absorption of 20,476 sq. ft. and an average rental rate of $72.16 PSF, triple net. The appraiser determined a stabilized vacancy of 4.0% for the Westfield San Francisco Centre Property. As of the first quarter of 2016, the population within a 5-mile radius of the Westfield San Francisco Centre Property was 724,333, with expected growth of 1.15% over the next five years, and average household income was $129,484.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

The appraiser noted that the Westfield San Francisco Centre Property is well-located for a super-regional mall and office project and represents a prime destination retail property that acts as the anchor for the larger surrounding Union Square District. Due to its size and location, the Westfield San Francisco Centre Property has little comparable competition. However, according to industry reports there are five retail centers located between six and 12 miles away, which are summarized in the chart below.

Competitive Set(1)
Name	Westfield San Francisco Centre Property	Stonestown Galleria	Bay Street	Serramonte Center	Shops at Tanforan	Village at Corte Madera
Distance from Property (mi)	N/A	6	8	9	11	12
Property Type	Mall	Mall	Lifestyle Center	Mall	Mall	Mall
Year Built / Renovated	1908, 1988 / 2006	1952 / 1988	2002	1968 / 2007	1971 / 2005	1985 / 2005
Owner(s)	Westfield / Forest City	General Growth	Madison Marquette	Equity One, Inc.	QIC Limited	Calpers / Macerich
Total Occupancy	98.0%	97.0%	90.0%	91.0%	89.0%	98.0%
Sales PSF(2)	$960	$610	$300	$490	$375	$1,070
Size (Sq. Ft.)	1,220,000(3)	836,454	400,000	865,000	979,000	460,000
Anchors / Major Tenants	Bloomingdale’s / Nordstrom	Macy’s / Nordstrom / Trader Joe’s / United Artists Theatres	AMC Theatres	Dick’s Sporting Goods/ JCPenney / Macy’s / Target	Century Theatres / JCPenney / Sears Target / Toys R Us	Macy’s / Nordstrom / Tesla Motors
(1)	Source: Retail Industry Report.

(2)	Sales PSF figures exclude Apple where applicable.

(3)	Based on the retail sq. ft. only. Variances between the above table and the underwritten sq. ft. are due to measurement differences and/or reporting methodology.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 3/31/2016	U/W	U/W PSF
Base Rent(1)	$45,697,435	$46,482,470	$48,326,548	$49,319,480	$53,475,187	$67.30
Straight Line Rent(2)	0	0	0	0	242,069	0.30
Step Rents(3)	0	0	0	0	1,261,179	1.59
Value of Vacant Space(4)	0	0	0	0	3,985,753	5.02
Gross Potential Rent	$45,697,435	$46,482,470	$48,326,548	$49,319,480	$58,964,187	$74.21
Total Recoveries	28,021,791	29,445,379	30,419,008	30,668,606	31,197,107	39.27
Total Other Income	10,401,563	8,693,512	9,857,994	10,666,686	8,841,187	11.13
Less: Vacancy(5)	0	0	0	0	(3,985,753)	(5.02)
Effective Gross Income	$84,120,789	$84,621,362	$88,603,550	$90,654,772	$95,016,729	$119.59
Total Operating Expenses	35,722,327	36,493,338	37,649,371	38,690,784	38,462,539	48.41
Net Operating Income	$48,398,462	$48,128,023	$50,954,179	$51,963,988	$56,554,190	$71.18
TI/LC	0	0	0	0	1,578,636	1.99
Capital Expenditures	0	0	0	0	157,864	0.20
Net Cash Flow	$48,398,462	$48,128,023	$50,954,179	$51,963,988	$54,817,690	$68.99

(1)	Underwritten Base Rent is based on the April 2016 rent roll with base rent equal to the contractual amount as of August 1, 2016. Underwritten Base Rent includes an adjustment for recently signed leases and the Zara expansion lease. The Zara expansion space is expected to be delivered to the tenant April 1, 2017 and the tenant is required to commence paying rent on October 1, 2017. Base rent generated by the leases currently encumbering the Zara expansion space was removed from the Underwritten Base Rent. Excludes straight lining of rents.

(2)	Straight Line average of Microsoft’s and San Francisco State University’s contractual base rent through tenants’ lease expiration date.

(3)	Step Rents are based on the contractual minimum rent increases occurring between August 1, 2016 and August 1, 2017.

(4)	Value of Vacant Space is grossed up at the average contractual base rent PSF for leases signed since January 1, 2015 by leasing category.

(5)	Vacancy haircut based on in-place economic vacancy.

Property Management.    The Westfield San Francisco Centre Property is managed by Westfield Property Management LLC, a borrower affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

Lockbox / Cash Management.    The Westfield San Francisco Centre Loan is structured with a hard lockbox and springing cash management. The borrowers are required to instruct tenants to deposit all rents directly into a clearing account controlled by the lender (the “Lockbox Account”). Prior to a Cash Sweep Period (as defined below), funds on deposit in the Lockbox Account will be transferred on a daily basis into the borrowers’ operating account. During the continuance of a Cash Sweep Period, funds deposited into the Lockbox Account will be swept on a weekly basis and on each monthly payment date into a deposit account controlled by the lender, to be applied and disbursed in accordance with the loan documents. Any excess cash, during the continuance of a Cash Sweep Period, will be deposited into an eligible account (the “Excess Cash Flow Reserve Account”) and held by the lender as additional security for the Westfield San Francisco Centre Whole Loan. All sums remaining on deposit in the Excess Cash Flow Reserve Account will be disbursed to the borrowers on the earlier to occur of (i) payment in full of the debt or (ii) discontinuation of a Cash Sweep Period.

A “Cash Sweep Period” will commence upon the occurrence or commencement of an event of default and will end on the date upon which the event of default has been cured.

Initial Reserves.    None.

Letters of Credit. The borrowers have delivered two letters of credit in the aggregate amount of $4,300,000 from UBS AG bank to cover gap rent and the tenant improvement obligations of the borrowers associated with the Zara lease. The landlord’s work letter of credit is in the amount of $1,756,435 and the gap rent letter of credit is in the amount of $2,543,565 (together the “Zara Letter of Credit”).

Ongoing Reserves.    During a DSCR Trigger Period (as defined below), the borrowers will be required to make monthly deposits of (i) 1/12 of the annual real estate taxes, and to the extent a blanket insurance policy is not in effect, 1/12 of annual insurance premiums into a tax and insurance reserve account, (ii) $13,155 into a replacement reserve account subject to a cap of $315,727, (iii) $82,221 into a leasing reserve account subject to a cap of $1,973,295 as well as any sum or termination fee payable to the borrowers in connection with any tenant’s election to exercise any early termination option and (iv) 1/12 of the base rent due to the ground lessor under the ground lease during the ensuing 12 months and 1/12 of the percentage or additional rents and other charges paid under the ground lease in the prior calendar year.

In lieu of making payments to any of the reserve accounts, the borrowers may deliver to the lender a letter of credit with respect to any reserve. Additionally, the borrowers may deliver to the lender a letter of credit in lieu of deposits previously made to any of the reserve accounts. Other than with respect to the Zara Letter of Credit, upon delivery of a letter of credit, the lender will disburse an amount equal to the face value of the letter of credit from the applicable reserve account to the borrowers.

A “DSCR Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) a debt service coverage ratio falling below 1.45x as of the last calendar day of any fiscal quarter and will end (a) with respect to clause (i), if the event of default has been cured, and (b) with respect to clause (ii), if (1) the Westfield San Francisco Centre Property has achieved a debt service coverage ratio of at least 1.45x for two consecutive calendar quarters or (2) the borrowers have prepaid a portion of the Westfield San Francisco Centre Whole Loan, delivered a letter of credit or deposited additional collateral acceptable to the lender in each case, in an amount sufficient to achieve a debt service coverage ratio of at least 1.45x. Any such prepayments to cure a DSCR Trigger Period prior to the occurrence of an event of default under the Westfield San Francisco Centre Whole Loan documents will be applied pro rata and pari passu among all of the notes that evidence the Westfield San Francisco Centre Whole Loan, including the Junior Notes.

Current Mezzanine or Subordinate Indebtedness.    The Westfield San Francisco Centre Whole Loan includes the Junior Notes, with an aggregate principal balance of $124.923 million. The Junior Notes are co-terminus with the Senior Notes and accrue interest at a rate of 3.3940%. The Senior Notes are generally senior in right of payment to the Junior Notes.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 3 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 35.5% 3.68x 13.1%

MAP © 2016 CARTIFACT · DATA © OSM
CARTIFACT
Westfield San Francisco Centre
865 Market Street
San Francisco, CA 94103
Oakland
San Francisco
Alameda
San Leandro
Daly City
Hayward
Dublin
Pleasanton
San Francisco Bay
Pacifica
Millbrae
San Mateo
Union City
Sunol
Fremont
Montara
Belmont
Newark
Half Moon Bay
Redwood City
Palo Alto
Milpitas
Mountain View
Sunnyvale
Santa Clara
San Jose
San Gregorio
Pacific Ocean
Campbell
Saratoga
Pescadero
Los Gatos
Alamo
Danville
JACKSON SQUARE
NOB HILL
NORTH FINANCIAL DISTRICT
Union Square
SOUTH FINANCIAL DISTRICT
SOUTH OF MARKET
MID-MARKET
SOUTH BEACH
CHINA BASIN
SHOWPLACE SQUARE
TRANSBAY TERMINAL
FERRY TERMINAL
CABLE CAR
CENTRAL SUBWAY (2019)
BART
MUNI
CALTRAIN EXT.
THE EMBARCADERO
GREEN ST
VALLEJO ST
BROADWAY ST
PACIFIC AVE
JACKSON ST
SACRAMENTO ST
CALIFORNIA ST
PINE ST
BUSH ST
SUTTER ST
POST ST
GEARY ST
O'FARRELL ST
ELLIS ST
EDDY ST
TURK ST
MARKET ST
MISSION ST
HOWARD ST
FOLSOM ST
HARRISON ST
BRYANT ST
KEARNY ST
MONTGOMERY ST
SANSOME ST
BATTERY ST
FRONT ST
DAVIS ST
DRUMM ST
GRANT AVE
STOCKTON ST
POWELL ST
MASON ST
TAYLOR ST
FREMONT ST
BEALE ST
MAIN ST
SPEAR ST
1ST ST
2ND ST
3RD ST
4TH ST
5TH ST
6TH ST
8TH ST
NEW MONTGOMERY ST
80

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 59.3% 1.34x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 59.3% 1.34x 9.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Michael Silberberg; Mark Karasick
Borrower:	SL PRU LLC
Original Balance:	$50,000,000
Cut-off Date Balance:	$50,000,000
% by Initial UPB:	7.1%
Interest Rate:	4.6100%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 48 months; 360 months thereafter
Additional Debt(1)(2):	$365,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(3):	L(35), D(79), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserve as of July 2016(4)
	Initial	Monthly
Taxes:	$788,971	$1,134,682
Insurance:	$197,877	$82,759
Replacement:	$1,071,512	$47,671
Future Leasing(5):	$25,458,542	$236,236
Existing TI/LC:	$6,115,648	NAP
Rent Abatement:	$5,890,602	NAP

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$183
Balloon Balance / Sq. Ft.:	$164
Cut-off Date LTV:	59.3%
Balloon LTV:	53.2%
Underwritten NOI DSCR(7):	1.46x
Underwritten NCF DSCR(7):	1.34x
Underwritten NOI Debt Yield:	9.0%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	10.0%
Underwritten NCF Debt Yield at Balloon:	9.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1955 / 1990, 2014-2015
Total Sq. Ft.:	2,269,388
Property Management(8):	SL PRU Property Manager LLC
Underwritten NOI(9):	$37,413,770
Underwritten NCF:	$34,371,248
“As-is” Appraised Value:	$700,000,000
“As-is” Appraisal Date:	July 20, 2016
“As Stabilized” Value(10):	$830,000,000
“As Stabilized” Date(10):	July 20, 2018

Historical NOI
Most Recent NOI:	$23,382,051 (T-12 May 31, 2016)
2015 NOI:	$21,153,848 (December 31, 2015)
2014 NOI:	$21,430,754 (December 31, 2014)
2013 NOI:	$22,042,511 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(11):	76.4% (May 31, 2016)
2015 Occupancy:	68.3% (December 31, 2015)
2014 Occupancy:	64.0% (December 31, 2014)
2013 Occupancy:	69.6% (December 31, 2013)
(1)	The Prudential Plaza Whole Loan is evidenced by six pari passu notes in the aggregate original principal amount of $415.0 million. The non-controlling Note A-2-1, with an original principal balance of $50.0 million, will be included in the CD 2016-CD1 mortgage trust. The controlling pari passu companion Note A-1, with an original principal balance of $115.0 million, was included in the COMM 2015-CCRE26 mortgage trust. The remaining notes are pari passu companion loans with an aggregate original principal balance of $250.0 million which will not be included in the CD 2016-CD1 mortgage trust and are expected to be held by GACC or an affiliate and contributed to one or more future securitizations. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Future Mezzanine or Subordinate Indebtedness” herein.

(3)	On July 26, 2016, the holder of the non-controlling Note A-2-1, together with the other non-controlling pari passu companion notes (the “REMIC Election Notes”) made a REMIC election with respect to the REMIC Election Notes. As such, the defeasance lockout period for the Prudential Plaza Whole Loan will be through the first business day after July 26, 2018. For additional information regarding the REMIC Election Notes, see “Material Federal Income Tax Considerations” in the Preliminary Prospectus.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein for more information and the reserves balances at loan closing.

(5)	With respect to the Future Leasing reserve account, approximately $17,593,908 is earmarked for future TI/LC’s based on recent leases signed. Commencing on the payment date in August 2016, the borrower is required to deposit $236,236 into a future leasing reserve account until August 2018, on which date the amount will increase to $377,978.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Prudential Plaza Whole Loan.

(7)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.93x and 1.77x, respectively.

(8)	The Prudential Plaza Property is sub-managed by Jones Lang LaSalle Americas (Illinois), LP.

(9)	The increase in Underwritten NOI is due to (i) $11.0 million attributable to leases that are signed but have not yet commenced, (ii) $0.7 million in step rents taken through July 2017, (iii) $0.2 million in rent credit relating to investment grade tenants on long term leases, (iv) $0.7 million representing the differential between the underwritten management fee cap of $1.0 million against the most recent management fee of $1.66 million, (v) $5.6 million in rent abatements that were effective in the T-12 months ending May 2016, and (vi) less $4.3 million in rents attributable to expiring leases. The remaining difference is approximately $0.09 million and is attributable to rent increases that occurred within the T-12 months ending May 2016 and other miscellaneous differences.

(10)	The “As Stabilized” Value assumes the Prudential Plaza Property has achieved an occupancy of 90.0%. Based on the “As Stabilized” Value, the Prudential Plaza Property has an As-Stabilized Cut-off Date LTV of 50.0%.

(11)	Most Recent Occupancy includes 6.9% of tenants by net rentable area that have signed leases but have yet to take occupancy at the Prudential Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 59.3% 1.34x 9.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Optiver US LLC(2)	NR/NR/NR	73,779	3.3%	$20.54	3.8%	4/30/2023
Clark Hill(3)	NR/NR/NR	71,813	3.2%	$26.30	4.7%	12/31/2032
Leydig, Voit & Mayer, Ltd.(4)	NR/NR/NR	66,783	2.9%	$24.87	4.1%	9/30/2025
CBS Radio Holdings Corp.(5)	BBB/Baa2/BBB	63,453	2.8%	$20.88	3.3%	4/30/2028
The Prudential Insurance Company(6)	NR/NR/NR	51,646	2.3%	$26.31	3.4%	7/31/2025
Total Major Tenants		327,474	14.4%	$23.66	19.3%
High Office		355,615	15.7%	$23.82	21.1%
Mid Office		518,481	22.8%	$21.37	27.5%
Low Office		449,880	19.8%	$21.14	23.6%
Retail		59,939	2.6%	$39.76	5.9%
Storage		19,768	0.9%	$22.78	1.1%
Antenna		2,842	0.1%	$205.73	1.5%
Total Occupied Collateral(7)		1,733,999	76.4%	$23.20	100.0%
Vacant		535,389	23.6%
Total		2,269,388	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Optiver US LLC has two five-year renewal options remaining.

(3)	Clark Hill has one five-year renewal option. The tenant has the right to terminate its lease on December 31, 2026, upon at least 15 months prior written notice, subject to a termination fee equal to then unamortized leasing costs associated with the Clark Hill lease amortized at a rate of 8% per year.

(4)	Leydig, Voit & Mayer, Ltd. has two renewal options each upon written notice no later than 18 months prior to the lease expiration date of September 30, 2025. The tenant holds the right to extend the term for either a five year or ten year term upon renewal. The tenant has no termination options.

(5)	CBS Radio Holdings Corp. executed an early renewal option for its space on floors 9-11, totaling approximately 63,228 sq. ft. CBS Radio Holdings Corp. relinquished a portion of its space on the 12th floor (8,068 sq. ft.) at a higher rent of $22.50 PSF for an additional ten years. The tenant has three 5-year renewal options remaining and no termination options.

(6)	The Prudential Insurance Company, has two five-year renewal options upon at least 12 months, but no more than 18 months prior written notice. The tenant has the right to terminate its lease beginning on July 31, 2022 upon 12 months written notice, subject to a termination fee equal to the sum of (i) two times the monthly gross rent and (ii) the then unamortized leasing costs associated with its lease amortized at a rate of 8% per year.

(7)	Includes 6.9% of tenants by net rentable area that, as of May 31, 2016, have signed leases but have yet to take occupancy at the Prudential Plaza Property.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	5	5,666	0.2%	5,666	0.2%	$25.85	0.4%	0.4%
2016	7	9,302	0.4%	14,968	0.7%	$34.13	0.8%	1.2%
2017	22	100,244	4.4%	115,212	5.1%	$19.56	4.9%	6.0%
2018	43	157,475	6.9%	272,687	12.0%	$21.58	8.4%	14.5%
2019	15	73,151	3.2%	345,838	15.2%	$23.44	4.3%	18.7%
2020	20	56,447	2.5%	402,285	17.7%	$24.91	3.5%	22.2%
2021	21	99,726	4.4%	502,011	22.1%	$22.54	5.6%	27.8%
2022	22	98,532	4.3%	600,543	26.5%	$25.59	6.3%	34.1%
2023	28	230,817	10.2%	831,360	36.6%	$20.62	11.8%	45.9%
2024	11	48,692	2.1%	880,052	38.8%	$23.00	2.8%	48.7%
2025	27	220,895	9.7%	1,100,947	48.5%	$24.51	13.5%	62.2%
2026	16	81800	3.6%	1,182,747	52.1%	$36.21	7.4%	69.5%
Thereafter	43	551,252	24.3%	1,733,999	76.4%	$22.24	30.5%	100.0%
Vacant	NAP	535,389	23.6%	2,269,388	100.0%	NAP	NAP
Total / Wtd. Avg.	280	2,269,388	100.0%			$23.20	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 59.3% 1.34x 9.0%

The Loan.    The Prudential Plaza loan (the “Prudential Plaza Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two Class A office towers totaling 2,269,388 sq. ft. located at 130 East Randolph Street and 180 North Stetson Avenue in Chicago, Illinois (the “Prudential Plaza Property”), with an original and cut-off date principal balance of $50.0 million. The Prudential Plaza Loan is evidenced by the non-controlling Note A-2-1, with an original principal balance of $50.0 million, which will be included in the CD 2016-CD1 Mortgage Trust. The pari passu controlling Note A-1 with an original principal balance of $115.0 million was included in the COMM 2015-CCRE26 securitization. The remaining notes have an aggregate original principal balance of $250.0 million and will not be included in the CD 2016-CD1 mortgage trust. They are each expected to be held by GACC or an affiliate and contributed to a future securitization. Note A-1, Note A-2-2, Note A-3 and Note A-4 are pari passu companion loans (and together with the Prudential Plaza Loan, the “Prudential Plaza Whole Loan”).

The relationship between the holders of the Prudential Plaza Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Prudential Plaza Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$115,000,000	$115,000,000	COMM 2015-CCRE26	Yes
A-2-1	$50,000,000	$50,000,000	CD 2016-CD1	No
A-2-2, A-3 and A-4	$250,000,000	$250,000,000	GACC	No
Total	$415,000,000	$415,000,000

The Prudential Plaza Whole Loan has a 10-year term and amortizes on a 30-year schedule after an initial 48-month interest only period. The Prudential Plaza Whole Loan accrues interest at a fixed rate equal to 4.6100%. Loan proceeds were used to pay off existing debt of approximately $327.8 million, fund upfront reserves of approximately $73.3 million, pay closing costs of approximately $3.0 million and provide approximately $10.8 million in working capital to the borrower. The borrower covenanted to use such working capital amount (which was deposited into a borrower account) to pay operating or capital expenses related to the Prudential Plaza Property. Such amount is not being held by, and is not subject to disbursement conditions of the lender. Based on the “As-is” appraised value of $700.0 million as of July 20, 2016, the cut-off date LTV ratio is 59.3%. Based on the “As Stabilized” value of $830.0 million as of July 20, 2018, the cut-off date LTV ratio is 50.0%. The most recent prior financing of the Prudential Plaza Property was included in the JPMCC 2006-LDP7 and the JPMCC 2006-CB16 securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$415,000,000	100.0%	Loan Payoff	$327,845,504	79.0%
			Reserves	$73,309,474	17.7%
			Closing Costs	$3,025,042	0.7%
			Working Capital	$10,819,980	2.6%
Total Sources	$415,000,000	100.0%	Total Uses	$415,000,000	100.0%

The Borrower / Sponsor.    The borrower, SL PRU LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors are Michael Silberberg and Mark Karasick (the “Guarantors”), on a joint and several basis.

Michael Silberberg is a principal of Berkley Properties, LLC, a privately owned real estate holding company that acquires, renovates and manages hotels, offices, retail and multifamily properties in the Northeast. Additionally, directly or through affiliated companies, Berkley Properties, LLC has holdings in New York, New Jersey, Illinois, Alabama, Tennessee and Texas. Berkley Properties, LLC is headquartered in New York City.

Mark Karasick is a principal of the 601W Companies (“601W”). 601W manages private real estate acquisition, ownership, development and management portfolios. Since its founding more than 15 years ago, 601W has acquired a number of commercial properties throughout the country, totaling 24 million sq. ft. with a collective value in excess of $5.0 billion. At 601W, Mark Karasick leads the acquisition, development and management of the 601W real estate portfolio.

Michael Silberberg and Mark Karasick have worked on numerous transactions in the Chicago central business district. In 2010, Berkley Properties LLC purchased, and later sold, 180 North La Salle Street in the East Loop submarket and 601W is currently holding 550 West Jackson Avenue, an approximately 400,000 sq. ft. office property in the West Loop submarket. The Guarantors also purchased the Aon Center, a 2.7 million sq. ft. office building located adjacent to the Prudential Plaza Property in October 2015 for $712 million ($260 PSF).

The Prudential Plaza Property was acquired by the prior owner (the “Prior Owner”) in 2006 for $525 million ($231 PSF), which Prior Owner was owned and controlled by sponsorship unaffiliated with the Guarantors (the “Prior Sponsorship”). The Prudential Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 59.3% 1.34x 9.0%

Property was previously security for a $410.0 million first mortgage (“the “Prior Loan”), which was deposited in equal portions in the JPMCC 2006-LDP7 and JPMCC 2006-CB16 securitization trusts (together, the “Prior Securitization”) and an affiliate of the borrower under the Prior Loan also obtained a $60.0 million original principal balance mezzanine loan from an affiliate of Northstar. In 2012, the Prior Loan was transferred into special servicing as a result of impending lease expirations with two major tenants totaling approximately 19% of the total NRA, which tenants ultimately vacated the Prudential Plaza Property.

The Guarantors reached an agreement with the Prior Sponsorship for an equity recapitalization. In June 2013, the Guarantors and the Prior Securitization special servicer agreed to bifurcate the $410 million Prior Loan into a $336 million A-note and a $74 million B-note (hope note). As part of the loan modification, the Guarantors took control of the Prudential Plaza Property and the Prior Owner and contributed $76.5 million of new equity into the property (while the Prior Sponsorship retained a minority non-controlling interest). In addition, as part of such agreement, the N-Star CDO VIII securitization, as the holder of the $60 million original principal balance mezzanine loan, agreed to modify its mezzanine loan to require payments to be made only from excess cash flow remaining following the payment of amounts then due under the Prior Loan, and a Northstar affiliate agreed to contribute $8.5 million of new equity into the property. The Guarantors and the mezzanine lender then allocated amounts payable under the modified mezzanine loan to the contributors of the new equity.

In connection with the origination of the Prudential Plaza Whole Loan, (i) the lender under the Prior Securitization accepted $336 million (a portion of the proceeds of the Prudential Plaza Whole Loan) in satisfaction of the Prior Loan, (ii) the hope note was cancelled without repayment, and (iii) the mezzanine lender entered into a standstill agreement with GACC pursuant to which it agreed to terminate the existing mezzanine loan pledge. Additionally, the standstill agreement provides that no exercise of remedies may be undertaken under the unsecured mezzanine loan until the Prudential Plaza Whole Loan is fully satisfied, and the mezzanine lender agreed that during any event of default or Trigger Period (defined below) no payments may be made on the unsecured mezzanine loan.

On February 24, 2016, the trustees of the Prior Securitization filed suit in the United States District Court for the Southern District of New York against the Guarantors and the Prior Owner alleging, among other things, that the defendants engaged in fraud, willful misconduct and intentional misrepresentation by failing to provide complete and accurate information regarding prospective leasing activity relating to the Prudential Plaza Property in connection with the preparation of an appraisal used in connection with the calculation of the discounted payoff amount. The current borrower under the Prudential Plaza Whole Loan is not named as a defendant in the suit.  For more information regarding the litigation, see “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

The Property.    The Prudential Plaza Property consists of two Class A office towers, One Prudential Plaza and Two Prudential Plaza, totaling 2,269,388 sq. ft. located in Chicago, Illinois. One Prudential Plaza is a 41-story, 1,252,579 sq. ft. building that was built in 1955 and renovated in 1990 and again in 2014-2015. Two Prudential Plaza is a 64-story, 1,016,809 sq. ft. building that was completed in 1990. The two towers are connected by a public mezzanine level that contains approximately 60,000 sq. ft. of restaurant and retail space. The Prudential Plaza Property has a diverse tenant base of over 120 tenants including law firms, financial services, technology, media and marketing companies. No tenant accounts for greater than 3.3% of NRA. The Prudential Plaza Property also features a five-level, 608-space underground parking facility that is run by AMPCO Parking, a third party operator, an underground connection to the Randolph Street commuter rail station, a landscaped one acre plaza and a tenant amenity space on the 11th floor. The tenant amenity space features a 10,000 sq. ft. gym, a tenant lounge and an outdoor rooftop space that includes a bar and an outdoor fireplace and offers unobstructed views of Millennium Park.

In 2014, the Guarantors invested over $30.0 million in capital expenditures and an additional approximately $26.6 million in tenant improvements for building renovations and upgrades to tenant spaces. Major projects included an elevator modernization and cab renovation, window replacements in vacant spaces, a convector replacement, the creation of the tenant amenity space on the 11th floor, exterior lighting renovations and a complete renovation of the lobby. The investments to upgrade the Prudential Plaza Property have resulted in positive leasing velocity with 649,636 sq. ft. of leases signed between January 2015 and May 2016. The table below summarizes recent leasing activity at the Prudential Plaza Property since October 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 59.3% 1.34x 9.0%

Recent Leasing(1)
Date of Lease Execution	Lease Count	Sq. Ft.	Gross Rent	Gross Rent PSF
Oct-2014	2	24,267	$819,054	$33.75
Nov-2014	1	2,489	$80,011	$32.15
Dec-2014	3	28,471	$946,092	$33.23
Jan-2015	4	44,249	$1,241,990	$28.07
Feb-2015	1	239	$6,271	$26.24
Mar-2015	4	54,103	$1,953,948	$36.12
Apr-2015	4	6,892	$134,245	$19.48
May-2015	3	16,704	$621,447	$37.20
Jun-2015	6	48,139	$1,902,909	$39.53
Jul-2015	11	127,537	$4,487,880	$35.19
Aug-2015	8	63,228	$2,359,173	$37.31
Sep-2015	1	2,319	$92,377	$39.84
Oct-2015	1	577	$23,435	$40.62
Nov-2015	4	35,486	$1,325,724	$37.36
Dec-2015	8	173,316	$6,676,301	$38.52
Jan-2016	0	0	$0	$0.00
Feb-2016	3	28,699	$1,514,381	$52.77
Mar-2016	3	23,922	$1,275,233	$53.31
Apr-2016	1	24,226	$955,958	$39.46
May-2016	0	0	$0	$0.00
Total/Wtd. Avg.	68	704,863	$26,416,430	$37.48
(1)	Source: borrower.

Total leasing at the Prudential Plaza Property between October 2014 and May 2016 included 704,863 sq. ft. (31.1% of NRA) which increased gross rent by approximately $26.4 million. This includes 351,773 sq. ft. (15.5% of NRA) leased since loan origination in July 2015. Major new leases include Clark Hill (71,813 sq. ft., 3.2% of NRA), Cision US, Inc. (49,703 sq. ft., 2.2% of NRA), Pandora (32,331 sq. ft., 1.4% of NRA), Chicago Council on Global Affairs (29,035 sq. ft., 1.3% of NRA), University of Chicago (23,710 sq. ft., 1.0% of NRA) and CA Ventures (23,672 sq. ft., 1.0% of NRA). Furthermore, McGraw Hill Financial, Inc. is currently a tenant under various leases that represent in the aggregate 175,888 sq.ft., of which 151,662 sq. ft. will expire on November 30, 2016. McGraw Hill Financial, Inc. currently subleases 23,199 sq. ft. to The University of Chicago and 49,998 sq. ft. to McDermott Will & Emery LLP, with both subleases expiring on November 30, 2016. McDermott Will & Emery LLP has signed a direct lease to take over the space that it is currently subleasing from McGraw Hill Financial, Inc. when McGraw Hill Financial, Inc.’s lease expires on November 30, 2016. Other than the lease for 24,226 sq. ft. that expires on November 30, 2026, the McGraw Hill Financial, Inc. leased space was not given any value in underwriting the Prudential Plaza Whole Loan.

The Prudential Plaza Property is situated immediately north of Millennium Park and one block east of Michigan Avenue, a major north-south roadway in Chicago. The Prudential Plaza Property is accessible via Interstate 90 from the west, Lake Shore Drive from the south and Wacker Drive. The Prudential Plaza Property also has pedestrian access via underground pedestrian corridors that provide direct access to neighboring hotels, department stores, office buildings and cultural attractions throughout the city of Chicago.

Environmental Matters. The Phase I environmental report, dated June 30, 2015, recommended no further action at the Prudential Plaza Property other than to implement an operations and maintenance plan for asbestos, which is currently in place.

Major Tenants.

Optiver US LLC (“Optiver”) (73,799 sq. ft., 3.3% of NRA, 3.8% U/W Base Rent). Optiver engages in the trading of stocks, futures, and options. Optiver was founded in 1999, and has its US headquarters in Chicago, IL. Optiver is a subsidiary of Optiver Holding B.V., a global electronic market maker that puts its own capital at risk in order to make markets more competitive, efficient, and transparent. Optiver Holdings was founded in 1986, and has over 750 employees in over 40 different nations. The company focuses on on-screen liquidity, covering listed derivatives, cash equities, ETF’s, bonds, and foreign exchange. Optiver US LLC has been at the property since 2008 and recently signed a new lease to take additional space on the 14th floor (approximately 25,000 square feet with base rent of $20.25 PSF triple net) when the McGraw Hill Financial, Inc. lease expires in November 2016. Additionally, Optiver has two five-year renewal options remaining and no termination options.

Clark Hill (71,813 sq. ft., 3.2% of NRA, 4.7% U/W Base Rent). Clark Hill is an entrepreneurial, full service law firm serving clients in all areas of business legal services, government and public affairs and personal legal services. Clark Hill was founded in 1890 and has over 350 attorneys and legal professionals. The firm’s practice areas include administrative and behavioral healthcare law, corporate restructuring and bankruptcy, estate planning and probate, government and public affairs, insurance and reinsurance, municipal finance, litigation, real estate, white collar criminal defense and economic development services, among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 59.3% 1.34x 9.0%

Clark Hill signed a 15 year lease for 71,813 sq. ft. at the Prudential Plaza Property in December of 2015 and is not currently in occupancy at the property. The Clark Hill lease commences on January 1, 2017 and the tenant is expected to take occupancy of its space at that time. Clark Hill has one five year renewal option and the option to terminate its lease beginning on the last day of the 10th year of the lease term upon at least 15 months prior written notice, subject to termination fees as set forth in the lease documents.

Leydig, Voit & Mayer, Ltd. (66,783 sq. ft., 2.9% of NRA, 4.1% of U/W Base Rent). Leydig, Voit & Mayer, Ltd. is an intellectual property law firm based in Chicago, IL. Leydig, Voit & Mayer, Ltd. has appeared in Fortune magazine as one of “The Go-To Law Firms of the World’s Leading Companies”. It serves clients in a wide range of industries including: pharmaceuticals, chemical engineering, software, computer, electronics, manufacturing, biotechnology, medical devices, financial services, and consumer products. The firm has offices in the U.S. and Germany and has over 70 attorneys and technical advisors, along with 100 staff professionals including patent agents, law clerks, paralegals, and administrative personnel.

Leydig, Voit, & Mayer, Ltd. has two extension options remaining. For each extension option, the tenant has the option to choose either a 5-year or 10-year term upon written notice no later than 18 months prior to the lease expiration date. The tenant has no termination options.

The Market.    The Prudential Plaza Property is located in the city of Chicago, Illinois, one block east of North Michigan Avenue in the East Loop office submarket. Located adjacent to Millennium Park, the Prudential Plaza Property is within walking distance of the best of Chicago’s dining, shopping and cultural attractions. Notable nearby attractions include The Harold Washington Library, the world’s largest public library, popular downtown theatres, Lyric Opera Goodman Theatre and Adler & Sullivan’s Auditorium Theatre and the Magnificent Mile, one of the world’s premier shopping districts. Several hotels are also in walking distance, including the Palmer House, which is a block from the Prudential Plaza Property, a Hilton, Hyatt Regency, Sheraton, the Renaissance, Hotel Blake and the W Hotel, among others.

The East Loop office submarket contains 83 buildings totalling approximately 27.9 million sq. ft., including 16 Class A buildings totalling 16.6 million sq. ft. The average quoted rent in the East Loop Class A submarket was $30.94 PSF as of the second quarter of 2016 and the vacancy was 14.3% in the same period. The East Loop Class A submarket also experienced positive net absorption of 228,390 sq. ft. as of the second quarter of 2016. Additionally, there is no new office construction underway or planned in the East Loop submarket. Current activity in the East Loop office sector is continued repositioning of the existing inventory. In July 2015, Kraft Heinz announced that it is moving its corporate headquarters from Northfield, Illinois to the East Loop submarket of Chicago. Kraft Heinz is expected to take over approximately 170,000 sq. ft. across five floors in the Aon Center, located next door to the Prudential Plaza Property.

The appraisal identified a set of seven comparable properties in the downtown Chicago area that it considered directly competitive with the Prudential Plaza Property. The buildings range from 737,308 to 2,744,552 sq. ft. with an occupancy range of 67% to 96%. Leases signed at the competitive properties range from $17.00 to $31.00 PSF. The table below summarizes the appraisal’s competitive set.

Competitive Set(1)
Property Name	Year Built	Net Rentable Area (sq. ft.)	Occupancy	Recent Leasing (PSF)
Prudential Plaza Property	1955	2,269,388(2)	76.4%(2)	$23.20(3)
Aon Center	1974	2,744,552	90%	$19.50 - $22.50
Illinois Center	1972	2,132,048	75%	$17.50 - $18.50
AMA Plaza	1971	1,141,760	92%	$24.28 - $31.00
Chicago Title and Trust Center I	1992	1,068,877	96%	$18.08 - $30.00
303 East Wacker	1979	859,187	67%	$17.00 - $18.50
Equitable Office Building	1966	737,308	95%	$23.00 - $25.50
Total/Wtd. Avg.(4)		8,683,732	85.5%
(1)	Source: Appraisal dated July 20, 2016

(2)	Source: Underwritten Rent Roll dated May 31, 2016 and includes tenants who may not yet be in occupancy.

(3)	Represents Avg. U/W Base Rent PSF on a triple net basis for the Prudential Plaza Property.

(4)	Total/Wtd. Avg. excludes the Prudential Plaza Property.

Using both the above market comparables and recent leasing in the nearby office market, the appraisal identified a market rent of $28.00 PSF for high-rise office space, $25.00 PSF for mid-rise office space, $22.00 PSF for low-rise office space, $40.00 PSF for interior retail space, $60.00 PSF for street-front retail space and $20.00 PSF for storage space. All of the aforementioned rents are on a triple net basis (except for storage rents). The appraisal determined a market occupancy for the overall Chicago central business district office market of 89.0% and 92.3% for Class A office properties in the East Loop submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 59.3% 1.34x 9.0%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 5/31/2016	U/W	U/W PSF
Base Rent	$28,764,554	$28,473,086	$30,025,537	$31,367,457	$40,224,746	$17.72
Rent Steps(1)	0	0	0	0	714,199	0.31
IG Rent Credit	0	0	0	0	232,359	0.10
Value of Vacant Space	0	0	0	0	18,223,967	8.03
Gross Potential Rent	$28,764,554	$28,473,086	$30,025,537	$31,367,457	$59,395,270	$26.17
Total Recoveries	20,442,385	18,888,044	20,087,785	20,881,007	24,208,690	10.67
Total Other Income	3,318,520	2,915,164	3,208,355	3,430,784	3,430,784	1.51
Less: Vacancy(2)	0	0	0	0	(18,223,967)	(8.03)
Effective Gross Income	$52,525,460	$50,276,294	$53,321,676	55,679,248	68,810,777	$30.32
Total Operating Expenses	30,482,948	28,845,540	32,167,828	32,297,197	31,397,007	13.84
Net Operating Income(3)	$22,042,511	$21,430,754	$21,153,848	23,382,051	$37,413,770	$16.49
TI/LC	0	0	0	0	2,470,470	1.09
Capital Expenditures	0	0	0	0	572,052	0.25
Net Cash Flow	$22,042,511	$21,430,754	$21,153,848	$23,382,051	$34,371,248	$15.15

(1)	Rent Steps are taken through July 2017.

(2)	Vacancy was underwritten at the in-place vacancy of 20.9% compared to the submarket vacancy rate of 15.8%.

(3)	The increase in Underwritten NOI is due to (i) $11.0 million attributable to leases that are signed but have not yet commenced, (ii) $0.7 million in step rents taken through July 2017, (iii) $0.2 million in rent credit relating to investment grade tenants on long term leases, (iv) $0.7 million representing the differential between the underwritten management fee cap of $1.0 million against the most recent management fee of $1.66 million, (v) $5.6 million in rent abatements that were effective in the T-12 months ending May 2016, and (vi) less $4.3 million in rents attributable to expiring leases. The remaining difference is approximately $0.09 million and is attributable to rent increases that occurred within the T-12 months ending May 2016 and other miscellaneous differences.

Property Management.   The Prudential Plaza Property is managed by SL PRU Property Manager LLC, a borrower affiliate. The Prudential Plaza Property is sub-managed by Jones Lang LaSalle Americas (Illinois) LP (“Jones Lang LaSalle”). Jones Lang LaSalle is a financial and professional services firm that specializes in commercial real estate services and investment management.

Lockbox / Cash Management. The Prudential Plaza Whole Loan is structured with a hard lockbox and in place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. All funds in the clearing account will be transferred on a daily basis into a deposit account controlled by the lender and disbursed in accordance with the Prudential Plaza Loan documents. Provided no Trigger Period (as defined herein) is continuing, excess cash in the deposit account will be disbursed to borrower, or if a new mezzanine lender exists, to mezzanine lender, in accordance with the Prudential Plaza Loan documents.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the loan documents, (ii) the DSCR being less than 1.15x as of any calendar quarter or (iii) the occurrence of a new mezzanine loan default, and will end if (a) with respect to clause (i) the event of default has been cured, (b) with respect to clause (ii) the DSCR is at least 1.20x for two consecutive calendar quarters and (c) with respect to clause (iii) the receipt by lender of a new mezzanine loan default revocation notice.

Initial Reserves. At origination, the borrower deposited (i) $1,134,682 into a tax reserve account, (ii) $248,278 into an insurance reserve account, (iii) $2,525,657 into a replacement reserve account, (iv) $21,489,422 into a TI/LC reserve account for existing TI/LC obligations due to certain tenants and (v) $12,911,435 into a rent abatement reserve account.

As of July 2016, the current amounts on deposit are (i) $788,971 in the tax reserve account, (ii) $197,877 in the insurance reserve account, (iii) $1,071,512 in the replacement reserve account, (iv) $6,115,648 in the existing TI/LC reserve account (the “Existing TI/LC Account”), (v) $25,458,542 (the “Future TI/LC Amount”) in the future leasing reserve account (the “Future TI/LC Account”), of which approximately $17,593,908 is earmarked for future TI/LC’s based on recent leases signed, (vi) $35,000,000 into a future leasing reserve account and (vii) $5,890,602 in the rent abatement reserve account. The Future TI/LC Amount includes $3,058,133 that was initially included in the Existing TI/LC Account but was determined to be in excess of the amount necessary to pay approved leasing expenses under the then-current leases and was reallocated into the Future TI/LC Account to be available to pay approved leasing expenses for future leases entered into by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 59.3% 1.34x 9.0%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit (i) $1,134,682 into a tax reserve account, (ii) $82,759 into an insurance reserve account, (iii) $47,671 into a replacement reserve account and (iv) commencing on the payment date in August 2016, $236,236 into a future leasing reserve account until August 2018, on which date the amount will increase to $377,978. Such monthly deposits into the future leasing reserve will no longer be required if (i) 85% of the rentable square footage of the Prudential Plaza Property is leased in the lender’s reasonable determination or (ii) a transfer and assumption of the Prudential Plaza Whole Loan is consummated with a third party in an arm’s length transaction; provided that in either case monthly deposits in an amount equal to $190,686 into the future leasing reserve will be required if the reserve balance drops below $5,000,000, for so long as the future leasing reserve is less than $8,000,000.

Current Mezzanine or Subordinate Indebtedness. As discussed in “The Borrower / Sponsor” herein, there is an existing loan between Wells Fargo Bank, National Association, as Trustee for the Beneficial Owners of N-Star CDO VIII Grantor Trust and BFPRU II, LLC, which was initially structured as a mezzanine loan. This loan was converted to an unsecured loan which has been fully subordinated pursuant to a standstill, intercreditor and subordination agreement, and is not secured by a pledge.

Future Mezzanine or Subordinate Indebtedness. The Prudential Plaza Whole Loan permits an approved mezzanine loan in a maximum amount of $20,000,000 provided, among other things, (i) no event of default or Trigger Period is then continuing, (ii) the future leasing reserve is drawn down to $12.5 million or less, (iii) the mezzanine loan results in a combined debt yield of no less than 9.00%, (iv) the proceeds from the mezzanine loan will be deposited into the mortgage lender’s future leasing reserve, (v) the combined DSCR is not less than 1.40x on an amortizing basis and (vi) the LTV of the combined loans is not more than 64.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 59.3% 1.34x 9.0%

Prudential Plaza
130 East Randolph Street &
180 North Stetson Avenue
Chicago, IL 60601
Chicago
Lake Michigan
STREETERVILLE
RIVER NORTH DISTRICT
THE LOOP
LAKESHORE EAST
Chicago River
Grant Park
Millennium Park
Cloud Gate Sculpture
The Art Institute Of Chicago
E ONTARIO ST
E OHIO ST
E GRAND AVE
E ILLINOIS ST
E HUBBARD ST
E KINZIE ST
W WACKER DR
E WACKER DR
LOWER WACKER DR
E WATER ST
W LAKE ST
E LAKE ST
W RANDOLPH ST
E RANDOLPH ST
W WASHINGTON ST
E WASHINGTON ST
W MADISON ST
E MADISON ST
W MONROE ST
E MONROE ST
W ADAMS ST
ADAMS ST
E ADAMS ST
W JACKSON BLVD
E JACKSON BLVD
VAN BUREN ST
E VAN BUREN ST
E CONGRESS PKWY
CONGRESS PL DR
N MICHIGAN AVE
S MICHIGAN AVE
N STETSON AVE
N COLUMBUS DR
COLUMBUS DR
N WABASH AVE
S WABASH AVE
N STATE ST
State Street
N DEARBORN ST
S DEARBORN ST
N CLARK ST
S CLARK ST
N LASALLE ST
S LASALLE ST
N WELLS ST
N FRANKLIN ST
S FRANKLIN ST
N WACKER DR
S WACKER DR
N RUSH ST
N ST CLAIR ST
FEDERAL PARK TER
290
Aon Center
Macy's (Marshall Field's)
City Hall/ Cook County Courthouse
Richard J. Daley Center
Cultural Center
Willis Tower
Chase Bank
Hyatt Center
Nordstrom
Hotel Palomar
CONRAD HOTEL
THE TRIBUNE COMPANY
Wrigley Building
Trump Tower
Hyatt Regency Hotel
Fairmont Hotel
Lake Shore Athletic Club
Harris Theater
Jay Pritzker Pavilion
Great Lawn
Palmer House Hilton
Civic Opera House
Chicago Mercantile Exchange Center
Federal Reserve Bank Building
Chicago Board Of Trade
Harold Washington Library Center
Lakemoor
Gurnee
Woodstock
Mundelein
Lake Forest
Lincolnshire
Lakewood
Buffalo Grove
Hoffman Estates
Northbrook
Elgin
Schaumburg
Evanston
St. Charles
Addison
Lincolnwood
Oak Park
Aurora
Wheaton
Cicero
IL
Sugar Grove
Naperville
Downers Grove
Oak Lawn
Bolingbrook
Oswego
Lemont
Whiting
Plainfield
Orland Park
Harvey
Hammond
Gary
Shorewood
Joliet
Homewood
IN
Hobart
Lisbon
Frankfort
Schererville
Merrillville
Elwood
Monee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Various	Collateral Asset Summary – Loan No. 5 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,500,000 67.4% 1.64x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Various	Collateral Asset Summary – Loan No. 5 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,500,000 67.4% 1.64x 10.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Sponsor:	AMERCO
Borrowers:	U-Haul Co. of Florida 22, LLC; UHIL 22, LLC; AREC 22, LLC
Original Balance(1):	$48,500,000
Cut-off Date Balance(1):	$48,500,000
% by Initial UPB:	6.9%
Interest Rate(2):	3.7200%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2036
Anticipated Repayment Date(2):	August 6, 2026
Amortization:	300 months
Additional Debt(1):	$46,000,000 Pari Passu Debt
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$645,544	Springing
Insurance:	$0	Springing
Replacement:	$126,407	Springing
Required Repairs:	$388,906	NAP

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$77
Balloon Balance / Sq. Ft.(5):	$55
Cut-off Date LTV:	67.4%
Balloon LTV(5):	48.0%
Underwritten NOI DSCR:	1.68x
Underwritten NCF DSCR:	1.64x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	10.1%
Underwritten NOI Debt Yield at Balloon(5):	14.5%
Underwritten NCF Debt Yield at Balloon(5):	14.2%

Property Information
Single Asset / Portfolio(6):	Portfolio of 23 properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	1,223,463
Property Management:	U-Haul Co. of Arizona; U-Haul Co. of Florida; U-Haul Co. of Georgia; U-Haul Co. of Idaho, Inc.; U-Haul Co. of Iowa, Inc.; U-Haul Co. of Maryland, Inc.; U-Haul Co. of Minnesota; U-Haul Co. of Nevada, Inc.; U-Haul Co. of New Jersey, Inc.; U-Haul Co. of South Carolina, Inc.
Underwritten NOI:	$9,774,858
Underwritten NCF:	$9,522,044
Appraised Value:	$140,165,000
Appraisal Date:	April – May 2016

Historical NOI(7)
Most Recent NOI:	$9,841,358 (T-12 May 31, 2016)
2015 NOI:	$7,715,462 (December 31, 2015)
2014 NOI:	$4,218,991 (December 31, 2014)
2013 NOI:	$2,308,614 (December 31, 2013)

Historical Occupancy(7)
Most Recent Occupancy:	90.7% (May 31, 2016)
2015 Occupancy:	84.3% (December 31, 2015)
2014 Occupancy:	75.5% (December 31, 2014)
2013 Occupancy:	66.0% (December 31, 2013)
(1)	The U-Haul AREC Portfolio Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $94.5 million. The controlling Note A-1 with an original principal balance of $48.5 million will be included in the CD 2016-CD1 mortgage trust. The non-controlling Note A-2 with an original principal balance of $46.0 million will not be included in the CD 2016-CD1 mortgage trust and is expected to be contributed to the DBJPM 2016-C3 mortgage trust. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	If the U-Haul AREC Portfolio Whole Loan is not paid in full by the Anticipated Repayment Date, the interest rate will increase to the Adjusted Interest Rate. See “Anticipated Repayment Date” herein.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate U-Haul AREC Portfolio Whole Loan.

(5)	The Balloon Balance / Sq. Ft., Balloon LTV, Underwritten NOI Debt Yield at Balloon and Underwritten NCF Debt Yield at Balloon calculations are based on the Anticipated Repayment Date.

(6)	The portfolio consists of 23 properties, including two additional remote properties rolled up with the parent properties in U-Haul N Miami Beach and U-Haul Moving & Storage Of Salisbury. See “The Properties” section herein.

(7)	The sponsor only owned eight of the 23 properties prior to 2011. The sponsor acquired two properties in 2011, two properties in 2012, seven properties in 2013 and three properties in 2014. The remote property relating to the U-Haul N Miami Beach property was acquired in 2012 and the remote property relating to U-Haul Moving & Storage Salisbury property was acquired in 2015. The acquisition date of the U-Haul Moving & Storage Of East Brunswick Property was not provided by the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Various	Collateral Asset Summary – Loan No. 5 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,500,000 67.4% 1.64x 10.3%

Portfolio Summary
Property Name	Location	Sq. Ft.	Units	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
U-Haul N Miami Beach(2)	North Miami Beach, FL	60,678	819	1963, 1972, 1985, 2001 / NAP	$8,909,046	$13,200,000	96.0%
U-Haul Moving & Storage At Oso Blanca	Las Vegas, NV	77,735	761	2009 / 2013	$6,681,784	$9,900,000	89.1%
U-Haul Moving & Storage Of Spring Valley	Las Vegas, NV	60,090	695	1998 / 2013	$5,871,871	$8,700,000	95.2%
U-Haul Moving & Storage Of North Brunswick	North Brunswick, NJ	65,995	594	1988 / NAP	$5,669,393	$8,400,000	88.8%
U-Haul Moving & Storage Of Marlboro	Englishtown, NJ	61,420	538	1988 / NAP	$5,534,407	$8,200,000	90.2%
U-Haul Moving & Storage Of Forestville Rd	District Heights, MD	37,414	427	2002 / NAP	$5,466,914	$8,100,000	92.2%
U-Haul Moving & Storage Of Casa Grande	Casa Grande, AZ	85,998	689	2008 / NAP	$5,196,943	$7,700,000	81.8%
U-Haul Moving & Storage Of East Brunswick	East Brunswick, NJ	39,884	526	1993 / NAP	$4,724,494	$7,000,000	93.8%
U-Haul Coeur D Alene	Coeur D Alene, ID	67,895	663	1945, 1970, 2011 / NAP	$4,387,030	$6,600,000	97.6%
U-Haul Moving & Storage At W Lake Mead Blvd	North Las Vegas, NV	76,475	616	2005 / 2014	$4,252,044	$6,300,000	85.3%
U-Haul Moving & Storage Of Little River	Little River, SC	82,049	603	1996 / 2005	$3,982,073	$5,900,000	88.5%
U-Haul Moving & Storage At Hwy 13 & Portland Ave	Burnsville, MN	47,507	393	2008 / NAP	$3,759,347	$5,570,000	98.3%
U-Haul Storage Of Cumming	Cumming, GA	60,475	408	2007 / 2008	$3,644,610	$5,400,000	90.6%
U-Haul Moving & Storage Of Haines City	Haines City, FL	57,390	407	2007 / NAP	$3,617,612	$5,360,000	86.3%
U-Haul Storage Of Downtown	Jacksonville, FL	46,773	765	1925 / 1996	$3,489,376	$5,170,000	96.4%
U-Haul Moving & Storage Of Salisbury(2)	Salisbury, MD	66,545	649	1990, 2002, 2005 / NAP	$3,448,880	$5,110,000	86.4%
U-Haul Center Dade County	Miami, FL	10,600	149	1958 / NAP	$3,172,160	$4,700,000	98.6%
U-Haul Moving & Storage Of Historic Ybor City	Tampa, FL	19,719	261	1908 / 1976	$2,402,743	$3,560,000	94.0%
U-Haul Of Stone Mountain	Stone Mountain, GA	39,640	444	1988 / 1990	$2,345,374	$3,475,000	98.7%
U-Haul Moving & Storage Of Cedar Rapids	Cedar Rapids, IA	60,000	487	1979 / 2015	$2,139,521	$3,170,000	97.2%
U-Haul Center North Irby St	Florence, SC	27,068	366	1964 / 2012	$1,957,290	$2,950,000	92.1%
U-Haul Moving And Storage Of West Warner Robins	Warner Robins, GA	59,025	405	1994 / 1996-2004	$1,957,290	$2,900,000	80.4%
U-Haul 36th Street	Miami, FL	13,088	175	1965, 1995 / NAP	$1,889,798	$2,800,000	94.1%
Total / Wtd. Avg.		1,223,463	11,840		$94,500,000	$140,165,000	90.7%
(1)	Based on rent roll dated May 31, 2016.

(2)	U-Haul N Miami Beach and U-Haul Moving & Storage Of Salisbury represent both a parent and remote property.

The Loan. The U-Haul AREC Portfolio loan (the “U-Haul AREC Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in 23 self storage properties, including two remote properties rolled into each parent property, totaling 1,223,463 sq. ft. or 11,840 units, located across 10 states (the “U-Haul AREC Portfolio Properties”) with an Original Balance and Cut-off Date Balance of $48.5 million. The U-Haul AREC Portfolio Loan is evidenced by the controlling Note A-1, with an original principal balance of $48.5 million, which will be included in the CD 2016-CD1 mortgage trust. The non-controlling Note A-2, with an original principal balance of $46.0 million, is expected to be included in the DBJPM 2016-C3 mortgage trust. The controlling Note A-1, together with the U-Haul AREC Portfolio Loan, the “U-Haul AREC Portfolio Whole Loan”, are pari passu in right of payment with each other and have an aggregate original principal balance of $94.5 million.

The relationship between the holders of the U-Haul AREC Portfolio Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool – The Whole Loans – U-Haul AREC Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,500,000	$48,500,000	CD 2016-CD1	Yes
A-2	$46,000,000	$46,000,000	DBJPM 2016-C3	No
Total	$94,500,000	$94,500,000

The U-Haul AREC Portfolio Loan will amortize on a 25-year schedule. The U-Haul AREC Portfolio Whole Loan has an anticipated repayment date of August 6, 2026 (the “Anticipated Repayment Date” or “ARD”) and a stated maturity date of August 6, 2036. Prior to the Anticipated Repayment Date, the U-Haul AREC Portfolio Loan accrues interest at a fixed rate of 3.7200%. From and after the Anticipated Repayment Date, the U-Haul AREC Portfolio Loan accrues interest at a fixed rate that is equal to 3.0000% in excess of the greater of (i) 3.7200% and (ii) the 10-year treasury yield as of the Anticipated Repayment Date plus 2.0200% (the “Adjusted Interest Rate”). See “Anticipated Repayment Date” herein. The U-Haul AREC Portfolio Loan proceeds were used to fund upfront reserves of approximately $1.2 million, pay closing costs of approximately $1.7 million and return approximately $91.7 million to the borrowers to recapitalize the U-Haul AREC Portfolio Properties.

The most recent prior financings of the 2269 Northeast 163rd Street property within the U-Haul N Miami Beach property, the U-Haul Moving & Storage Of East Brunswick property, the U-Haul Storage of Downtown property, the U-Haul Center Dade County property, the U-Haul Moving & Storage Of Historic Ybor City property and the U-Haul 36th Street property were included in the LBUBS 2006-C1 securitization. The most recent prior financing for the U-Haul Moving & Storage Of Spring Valley property was included in the LBUBS 2005-C7 securitization. The most recent prior financing for the U-Haul Moving & Storage Of North Brunswick property was included in the GCCFC 2007-GG9 securitization. The most recent prior financing for the U-Haul Moving & Storage Of Marlboro property was

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Various	Collateral Asset Summary – Loan No. 5 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,500,000 67.4% 1.64x 10.3%

included in the BACM 2007-3 securitization. The most recent prior financing for the U-Haul Moving & Storage Of Forestville Rd property was included in the GSMS 2007-GG10 securitization. The most recent prior financing for the 1326 North Salisbury Boulevard property within the U-Haul Moving & Storage Of Salisbury property was included in the MLCFC 2007-9 securitization. The most recent prior financing for the U-Haul Moving & Storage Of Cedar Rapids property was included in the MLCFC 2007-7 securitization. The most recent prior financing for the other U-Haul AREC Portfolio Properties were not included in a previous securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$94,500,000	100.0%	Reserves	$1,160,858	1.2%
			Closing Costs	$1,656,852	1.8%
			Return of Equity(1)	$91,682,291	97.0%
Total Sources	$94,500,000	100.0%	Total Uses	$94,500,000	100.0%
(1)	Prior to the U-Haul AREC Portfolio Whole Loan, the U-Haul AREC Portfolio Properties were unencumbered.

The Borrowers / Sponsor. The borrowers, U-Haul Co. of Florida 22, LLC, UHIL 22, LLC and AREC 22, LLC, are each a Delaware limited liability company with two independent directors in its organizational structure. The sponsor of the borrowers and the nonrecourse carve-out guarantor is AMERCO, the parent company of U-Haul International, Inc. (“U-Haul”). U-Haul is one of the largest North American operators of self-storage facilities and has been a leader in the self-storage industry since 1974. U-Haul operates storage units ranging in size from 6 sq. ft. to over 1,000 sq. ft. As of March 31, 2016, U-Haul operates nearly 1,280 self-storage locations in North America, with over 536,000 rentable rooms comprising 47.9 million sq. ft. of rentable storage space. U-Haul locations provide customers with a variety of moving and storage supplies including self-storage, packing supplies and truck and trailer rentals.

AMERCO filed for Chapter 11 bankruptcy in 2003 after failing to refinance $866 million of debt. The company emerged from bankruptcy approximately nine months later, and its creditors were paid in full. For the fiscal year ending March 31, 2016, the company had EBIT of $887 million and net earnings of $489 million.

On March 11, 2015, a judgment in the amount of $60.7 million was entered against U-Haul International, Inc., an affiliate of AMERCO, in connection with certain federal trademark infringement and related claims.  The case is currently on appeal with the United States Court of Appeals for the Eleventh Circuit. Please refer to the section “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The U-Haul AREC Portfolio Loan is secured by the fee simple interests in 23 cross-collateralized self-storage properties plus an additional two remote properties rolled up within the parent properties, totaling approximately 1,223,463 sq. ft. or 11,840 units. There are approximately 5,136 climate-controlled units and 6,704 non climate-controlled units. The U-Haul AREC Portfolio Properties are located across 10 states including Nevada, Florida, New Jersey, Georgia, South Carolina, Maryland, Arizona, Idaho, Iowa and Minnesota. The U-Haul AREC Portfolio Properties range from 10,600 sq. ft. to 85,998 sq. ft., or 149 units to 819 units. The largest state concentrations by sq. ft. are Nevada, Florida, New Jersey and Georgia which account for 17.5%, 17.0%, 13.7% and 13.0%, respectively. No other state accounts for more than 8.9% of total sq. ft.

Regional Breakdown
State	Property Count	Total Sq. Ft.	% of Sq. Ft.	Total Units	% of Units	Occupancy	U/W NCF	% of U/W NCF
Nevada	3	214,300	17.5%	2,072	17.5%	89.4%	$1,659,791	17.4%
Florida	6	208,248	17.0%	2,576	21.8%	93.3%	$2,356,481	24.7%
New Jersey	3	167,299	13.7%	1,658	14.0%	90.5%	$1,623,356	17.0%
Georgia	3	159,140	13.0%	1,257	10.6%	88.8%	$830,169	8.7%
South Carolina	2	109,117	8.9%	969	8.2%	89.4%	$657,426	6.9%
Maryland	2	103,959	8.5%	1,076	9.1%	88.5%	$927,104	9.7%
Arizona	1	85,998	7.0%	689	5.8%	81.8%	$391,264	4.1%
Idaho	1	67,895	5.5%	663	5.6%	97.6%	$495,079	5.2%
Iowa	1	60,000	4.9%	487	4.1%	97.2%	$254,886	2.7%
Minnesota	1	47,507	3.9%	393	3.3%	98.3%	$326,488	3.4%
Total	23	1,223,463	100.0%	11,840	100.0%	90.7%	$9,522,044	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Various	Collateral Asset Summary – Loan No. 5 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,500,000 67.4% 1.64x 10.3%

The chart below represents the historical occupancy for the U-Haul AREC Portfolio Properties. Occupancy year-over-year, from 2014 to May 2016, has increased 9.5%, 8.9% and 4.3%, respectively. The sponsor acquired eight of the assets prior to 2011, two in 2011, two in 2012, seven in 2013 and three in 2014. The remote property relating to the U-Haul N Miami Beach property was acquired in 2012 and the remote property relating to U-Haul Moving & Storage Salisbury property was acquired in 2015. The acquisition date of the U-Haul Moving & Storage Of East Brunswick property was not provided by the sponsor. As of May 31, 2016, the U-Haul AREC Portfolio Properties were 90.7% occupied.

Historical Occupancy
Property Name	2013 Occupancy (Units)	2014 Occupancy (Units)	2015 Occupancy (Units)	Most Recent Occupancy (Units)(1)	Most Recent Occupancy (Sq. Ft.)(1)
U-Haul Coeur D Alene	53.3%	69.4%	86.0%	92.8%	97.6%
U-Haul Moving & Storage Of Casa Grande	55.4%	71.6%	78.4%	85.8%	81.8%
U-Haul Center North Irby St	44.2%	65.2%	68.3%	80.6%	92.1%
U-Haul Of Stone Mountain	42.6%	72.7%	94.8%	97.4%	98.7%
U-Haul Moving & Storage Of Historic Ybor City	91.6%	92.5%	93.6%	95.9%	94.0%
U-Haul 36th Street	91.8%	89.2%	92.8%	93.1%	94.1%
U-Haul Center Dade County	97.3%	97.1%	96.4%	96.9%	98.6%
U-Haul N Miami Beach(2)	85.4%	94.8%	94.4%	89.8%	96.0%
U-Haul Moving & Storage Of Salisbury(2)	54.7%	84.9%	87.6%	84.8%	86.4%
U-Haul Moving & Storage Of Marlboro	82.5%	82.3%	86.1%	87.1%	90.2%
U-Haul Moving & Storage Of East Brunswick	85.6%	85.3%	85.4%	88.3%	93.8%
U-Haul Moving & Storage Of North Brunswick	79.1%	74.7%	85.0%	89.0%	88.8%
U-Haul Moving & Storage At W Lake Mead Blvd	NAP	62.7%	73.7%	82.0%	85.3%
U-Haul Moving & Storage At Hwy 13 & Portland Ave	61.7%	85.9%	94.5%	96.8%	98.3%
U-Haul Moving & Storage At Oso Blanca	50.0%	55.4%	74.1%	82.3%	89.1%
U-Haul Moving And Storage Of West Warner Robins	70.0%	70.8%	72.5%	76.8%	80.4%
U-Haul Moving & Storage Of Little River	62.4%	66.7%	74.4%	81.8%	88.5%
U-Haul Moving & Storage Of Spring Valley	73.0%	79.3%	90.9%	93.5%	95.2%
U-Haul Storage Of Cumming	37.8%	56.2%	79.2%	88.5%	90.6%
U-Haul Storage Of Downtown	72.8%	79.1%	86.8%	91.4%	96.4%
U-Haul Moving & Storage Of Cedar Rapids	NAP	73.2%	85.9%	93.0%	97.2%
U-Haul Moving & Storage Of Haines City	61.8%	68.4%	82.3%	90.6%	86.3%
U-Haul Moving & Storage Of Forestville Rd	NAP	84.4%	91.2%	94.6%	92.2%
Total / Wtd. Avg.	66.0%	75.5%	84.3%	88.6%	90.7%
(1)	Based on rent roll dated May 31, 2016.

(2)	Each of the U-Haul N Miami Beach and U-Haul Moving & Storage Of Salisbury properties include a separate remote property in addition to the identified property.

Environmental Matters. The Phase I environmental reports dated May 2016 recommended the development and implementation of an asbestos operation and maintenance plans and lead based paint operation and maintenance plans at select properties within the U-Haul AREC Portfolio Properties, all of which are in place. A Phase II environmental assessment was recommended for the U-Haul Center North Irby St property, however a Phase II was not performed because the property is covered by a blanket environmental insurance policy that covers all of the U-Haul AREC properties owned by AMERCO, including the U-Haul AREC Portfolio Properties. The lender was also named as additionally insured on the sponsor’s environmental blanket policy. AMERCO serves as the environmental indemnitor for the U-Haul AREC Portfolio Whole Loan.

The Market. According to the appraisal, in 2015 the US self-storage market encompassed approximately 41,443 self-storage facilities totaling approximately 2.16 billion sq. ft. The customer base for self-storage is broken down into four categories: residential (68.8%), commercial (17.5%), military (7.4%), and students (6.3%). Over the last four years national occupancy has steadily increased from 85.0% in 2012 to 90.2% in 2015. The appraiser’s comparable market rates concluded a weighted average monthly rate of $106.96 per unit, $1.00 PSF and an overall occupancy of 88.8%. The below chart depicts market information compared to the U-Haul AREC Portfolio Properties and local demographics.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Various	Collateral Asset Summary – Loan No. 5 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,500,000 67.4% 1.64x 10.3%

Market Comparison
	U-Haul AREC Portfolio Properties			Market Comparables(1)			3-Mile Radius(1)
Property Name	Monthly Rent Per Unit (1)	Monthly Rent PSF(1)	Occupancy(2)	Monthly Rent Per Unit	Monthly Rent PSF	Occupancy	2016 Population	Median Household Income
U-Haul Coeur D Alene	$82.00	$0.79	97.6%	$82.00	$0.79	94.5%	48,889	$47,304
U-Haul Moving & Storage Of Casa Grande	$89.23	$0.53	81.8%	$89.00	$0.53	77.3%	19,109	$46,476
U-Haul Center North Irby St	$87.00	$1.17	92.1%	$87.00	$1.17	92.2%	29,733	$34,209
U-Haul Of Stone Mountain	$67.00	$0.75	98.7%	$68.00	$0.75	86.0%	108,576	$40,479
U-Haul Moving & Storage Of Historic Ybor City	$106.00	$1.57	94.0%	$106.00	$1.57	92.0%	95,213	$35,201
U-Haul 36th Street	$161.00	$2.15	94.1%	$161.00	$2.15	93.2%	259,035	$24,059
U-Haul Center Dade County	$143.00	$2.01	98.6%	$143.00	$2.01	90.2%	215,548	$27,315
U-Haul N Miami Beach	$122.00	$1.62	96.0%	$122.00	$1.62	94.0%	195,002	$42,523
U-Haul Moving & Storage Of Salisbury	$100.94	$0.99	86.4%	$99.94	$0.98	76.1%	47,491	$38,919
U-Haul Moving & Storage Of Marlboro	$144.00	$1.15	90.2%	$144.00	$1.15	90.2%	50,993	$115,754
U-Haul Moving & Storage Of East Brunswick	$123.00	$1.64	93.8%	$123.00	$1.64	90.2%	84,947	$79,655
U-Haul Moving & Storage Of North Brunswick	$136.00	$1.22	88.8%	$135.71	$1.22	90.2%	126,685	$65,872
U-Haul Moving & Storage At W Lake Mead Blvd	$107.00	$0.87	85.3%	$107.00	$0.87	89.7%	155,606	$39,010
U-Haul Moving & Storage At Hwy 13 & Portland Ave	$116.00	$0.96	98.3%	$116.00	$0.96	92.6%	64,877	$67,281
U-Haul Moving & Storage At Oso Blanca	$120.00	$1.11	89.1%	$120.00	$1.11	90.2%	77,385	$68,904
U-Haul Moving And Storage Of West Warner Robins	$88.00	$0.61	80.4%	$88.00	$0.61	90.7%	51,353	$48,019
U-Haul Moving & Storage Of Little River	$125.00	$0.85	88.5%	$124.00	$0.85	90.0%	18,928	$43,105
U-Haul Moving & Storage Of Spring Valley	$102.00	$1.09	95.2%	$102.00	$1.09	91.6%	125,839	$45,015
U-Haul Storage Of Cumming	$116.00	$0.75	90.6%	$116.00	$0.75	86.0%	18,866	$71,289
U-Haul Storage Of Downtown	$59.00	$0.97	96.4%	$59.00	$0.97	90.1%	71,964	$27,785
U-Haul Moving & Storage Of Cedar Rapids	$68.33	$0.56	97.2%	$70.97	$0.58	96.8%	60,912	$47,421
U-Haul Moving & Storage Of Haines City	$122.00	$0.85	86.3%	$122.00	$0.85	81.6%	22,656	$35,644
U-Haul Moving & Storage Of Forestville Rd	$148.00	$1.69	92.2%	$148.00	$1.69	90.1%	70,152	$61,829
Wtd. Avg.	$106.95	$1.00	90.7%	$106.96	$1.00	88.8%

(1)	Source: Appraisals

(2)	Occupancy based on rent rolls as of May 31, 2016.

Cash Flow Analysis.

Cash Flow Analysis(1)
	12/31/2013	12/31/2014	12/31/2015	T-12 5/31/2016	U/W	U/W PSF
Base Rent(2)	$3,150,947	$6,026,394	$9,897,425	$12,172,465	$12,172,465	$9.95
Value of Vacant Space	0	0	0	0	3,071,968	2.51
Gross Potential Rent	$3,150,947	$6,026,394	$9,897,425	$12,172,465	$15,244,433	$12.46
Total Recoveries	0	0	0	0	0	0.00
Total Other Income(3)	837,105	970,968	1,229,866	1,279,319	1,279,319	1.05
Less: Vacancy	0	0	0	0	(3,071,968)	(2.51)
Effective Gross Income	$3,988,053	$6,997,361	$11,127,291	$13,451,784	$13,451,784	$10.99
Total Operating Expenses	1,679,438	2,778,371	3,411,829	3,610,425	3,676,925	3.01
Net Operating Income	$2,308,614	$4,218,991	$7,715,462	$9,841,358	$9,774,858	$7.99
Capital Expenditures	0	0	0	0	252,815	0.21
Net Cash Flow	$2,308,614	$4,218,991	$7,715,462	$9,841,358	$9,522,044	$7.78

(1)	The sponsor only owned eight of the 23 assets prior to 2011. The sponsor acquired two properties in 2011, two properties in 2012, seven properties in 2013 and three properties in 2014. The remote property relating to the U-Haul N Miami Beach property was acquired in 2012 and the remote property relating to U-Haul Moving & Storage Salisbury property was acquired in 2015. The acquisition date of the U-Haul Moving & Storage Of East Brunswick property was not provided by the sponsor.

(2)	U/W Base Rent is based on in-place rent rolls as of May 31, 2016.

(3)	Total Other Income consists of U-Move Net Commissions, U-Box Net Commissions and miscellaneous revenue.

Property Management. The U-Haul AREC Portfolio Properties are managed by 10 separate affiliates of U-Haul International, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Various	Collateral Asset Summary – Loan No. 5 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,500,000 67.4% 1.64x 10.3%

Lockbox / Cash Management. The U-Haul AREC Portfolio Loan is structured with a soft lockbox and springing cash management. The borrowers and property managers collect rents at the U-Haul AREC Portfolio Properties and are required to deposit such amounts into a lockbox account. During a Cash Sweep Event (as defined below) all amounts in the lockbox account will be transferred into the cash management account, and all excess cash flow is to be held as additional collateral.

A “Cash Sweep Event” will commence upon the earlier of (i) an event of default, (ii) the failure of the borrowers after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.15x, (iii) the borrowers failure to provide evidence of payments of real estate taxes or that the properties are insured, (iv) the date on which the property managers become insolvent or the debtor in any bankruptcy action and (v) an Extension Term Trigger Event (as defined below).

A Cash Sweep Event will expire, with regard to clause (i) above, if the cure of the event of default is accepted by the U-Haul AREC Portfolio Loan lender, with regard to clause (ii) above, if the U-Haul AREC Portfolio Whole Loan generates a debt service coverage ratio equal to or greater than 1.15x for four consecutive calendar quarters, with regard to clause (iii) above, if the borrowers provide evidence of payment of taxes or insurance, and with regard to clause (iv) above, if the borrowers enter into a replacement management agreement with a qualified manager in accordance with the terms of the loan agreement. A cash sweep event may be cured no more than a total of five times in the aggregate during the term of the loan.

An “Extension Term Trigger Event” will commence upon the payment date that is three payment dates prior to the Anticipated Repayment Date, if the U-Haul AREC Portfolio Whole Loan has not been repaid in full.

Initial Reserves. At loan origination, the borrowers deposited (i) $645,544 into a tax reserve account, (ii) $126,407 into a replacement reserve account and (iii) $388,906 into a required repairs account, which represents 125% of the estimated costs.

Ongoing Reserves. The borrowers are required to deposit 1/12 of annual real estate taxes upon (i) an event of default, (ii) if the balance of the tax reserve account falls below an amount sufficient to pay six months of taxes or (iii) if the borrowers fail to provide evidence of satisfactory payment of all taxes due. The borrowers are required to deposit 1/12 of the annual insurance premiums upon (i) an event of default, (ii) if an acceptable blanket insurance policy is no longer in place, (iii) if the balance of the insurance reserve account falls below an amount sufficient to pay six months of insurance premiums or (iv) if the borrowers fail to furnish evidence of satisfactory payment of all insurance premiums. On a monthly basis, the borrowers will be required to deposit $21,068 into a replacement reserve account, upon the replacement reserve account balance falling below the replacement reserve cap of $126,407.

Anticipated Repayment Date. The U-Haul AREC Portfolio Whole Loan has an Anticipated Repayment Date of August 6, 2026 and a stated maturity date of August 6, 2036. From and after the Anticipated Repayment Date, the U-Haul AREC Portfolio Loan accrues interest at a fixed rate that is equal to 3.0000% in excess of the greater of (i) 3.7200% and (ii) the 10-year treasury yield as of the Anticipated Repayment Date plus 2.0200% (the “Adjusted Interest Rate”). All excess cash flow after payment of reserves, the interest calculated at the initial interest rate, and the properties’ operating expenses, will be applied to the outstanding principal balance of the U-Haul AREC Portfolio Loan until repaid in full. The additional ARD interest which is not paid current during the post ARD period will accrue and bear interest at the Adjusted Interest Rate.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

After Acquired Adjacent Property. The borrowers may, pursuant to conditions set forth in the loan documents, acquire certain property adjacent to an existing mortgaged property to expand the related mortgaged property, provided among other things, the borrowers provide the lender with a clean environmental report, updated title and survey, evidence that the property is insured in accordance with the loan documents, and evidence that the property is acquired for cash. Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related existing U-Haul AREC Portfolio Properties.

After Acquired Operating Lease Property. The borrowers may, pursuant to conditions set forth in the loan documents, enter into operating leases with respect to storage facilities that may be acquired by an affiliate of borrowers in the vicinity of an existing U-Haul AREC Portfolio Property, provided among other things, (i) such facility is operated as remote, unstaffed facility related to an existing U-Haul AREC Portfolio Property, (ii) the borrowers deliver a clean environmental report, a current survey, evidence that the property is insured in accordance with the loan documents and (iii) the borrowers execute an operating lease in a form substantially similar to the form included in the loan documents, which lease provides that (a) in the event that the debt service coverage ratio for the U-Haul AREC Portfolio Whole Loan is less than 1.20x, any rent, taxes and insurance due by the borrowers under the operating lease will be abated and (b) if the lender forecloses or accepts a deed-in-lieu of foreclosure on the related property, the related transferee will be required to assume or terminate the lease.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Various	Collateral Asset Summary – Loan No. 5 U-Haul AREC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,500,000 67.4% 1.64x 10.3%

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U-Haul Arec Portfolio

#	Property Name	Address	City/State	Zip Code
1	U-Haul N Miami Beach	2269 Northeast 163rd Street and 2100 North 162nd Street	North Miami Beach, FL	33160 and 33162
2	U-Haul Moving & Storage At Oso Blanca	8701 Oso Blanca Road	Las Vegas, NV	89166
3	U-Haul Moving & Storage Of Spring Valley	5220 South Jones Boulevard	Las Vegas, NV	89118
4	U-Haul Moving & Storage Of North Brunswick	1256 How Lane	North Brunswick, NJ	08902
5	U-Haul Moving & Storage Of Marlboro	409 Highway 9 South	Englishtown, NJ	07726
6	U-Haul Moving & Storage Of Forestville Rd	4014 Forestville Road	District Heights, MD	20747
7	U-Haul Moving & Storage Of Casa Grande	242 North Camino Mercado	Casa Grande, AZ	85122
8	U-Haul Moving & Storage Of East Brunswick	397 State Route 18	East Brunswick, NJ	08816
9	U-Haul Coeur D Alene	750 West Appleway Avenue	Coeur D Alene, ID	83814
10	U-Haul Moving & Storage At W Lake Mead Blvd	3083 West Lake Mead Boulevard	North Las Vegas, NV	89032
11	U-H Moving & Storage Of Little River	3195 Highway 9 East	Little River, SC	29566
12	U-Haul Moving & Storage At Hwy 13 & Portland Ave	12200 Portland Avenue	Burnsville, MN	55337
13	U-Haul Storage Of Cumming	3060 Keith Bridge Road	Cumming, GA	30041
14	U-Haul Moving & Storage Of Haines City	3307 US Highway 17-92 West	Haines City, FL	33844
15	U-Haul Storage Of Downtown	400 West Ashley Street	Jacksonville, FL	32202
16	U-Haul Moving & Storage Of Salisbury	1326 & 1402 North Salisbury Boulevard	Salisbury, MD	21801
17	U-Haul Center Dade County	5341 Northwest 7th Avenue	Miami, FL	33127
18	U-Haul Moving & Storage Of Historic Ybor City	2309 Angel Oliva Senior Street	Tampa, FL	33605
19	U-Haul Of Stone Mountain	4940 Memorial Drive	Stone Mountain, GA	30083
20	U-Haul Moving & Storage Of Cedar Rapids	1550 16th Avenue Southwest	Cedar Rapids, IA	52404
21	U-Haul Center North Irby St	369 North Irby Street	Florence, SC	29501
22	U-Haul Moving And Storage Of W Warner Robins	301 Robins West Parkway	Warner Robins, GA	31088
23	U-Haul 36th Street	2460 Northwest 36th Street	Miami, FL	33142

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 6 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 59.4% 2.90x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 6 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 59.4% 2.90x 13.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Simon Property Group, L.P.
Borrower:	Birch Run Outlets II, L.L.C.
Original Balance(1):	$43,000,000
Cut-off Date Balance(1):	$43,000,000
% by Initial UPB:	6.1%
Interest Rate:	4.2090%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest Only
Additional Debt(1):	$80,000,000 Pari Passu Debt
Call Protection(2):	L(30), D(83), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$181
Balloon Balance / Sq. Ft.:	$181
Cut-off Date LTV:	59.4%
Balloon LTV:	59.4%
Underwritten NOI DSCR:	3.10x
Underwritten NCF DSCR:	2.90x
Underwritten NOI Debt Yield:	13.2%
Underwritten NCF Debt Yield:	12.4%
Underwritten NOI Debt Yield at Balloon:	13.2%
Underwritten NCF Debt Yield at Balloon:	12.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Birch Run, MI
Year Built / Renovated:	1985 / 1986-1996, 2005, 2013
Total Sq. Ft.:	680,003
Property Management:	Simon Management Associates, LLC
Underwritten NOI:	$16,274,165
Underwritten NCF:	$15,209,802
Appraised Value:	$207,200,000
Appraisal Date:	December 3, 2015

Historical NOI
Most Recent NOI	$16,540,606 (T-12 May 31, 2016)
2015 NOI:	$16,476,418 (December 31, 2015)
2014 NOI:	$15,550,208 (December 31, 2014)
2013 NOI:	$14,802,936 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	87.0% (May 31, 2016)
2015 Occupancy:	90.6% (December 31, 2015)
2014 Occupancy:	92.0% (December 31, 2014)
2013 Occupancy:	92.4% (December 31, 2013)

(1)	The Birch Run Premium Outlets Whole Loan is evidenced by six pari passu notes in the aggregate original principal amount of $123.0 million. The non-controlling Notes A-2-A and A-4, with an aggregate original principal balance of $43.0 million will be included in the CD 2016-CD1 mortgage trust. The non-controlling Note A-1-A, with an original principal balance of $20.0 million was included in the COMM 2016-DC2 mortgage trust. The controlling Note A-3 with an original principal balance of $30.0 million, and the remaining non-controlling Notes A-1-B and A-2-B, with an aggregate original principal balance of $30.0 million are each expected to be held by GACC or an affiliate and contributed to a future securitization. For additional information on the pari passu companion loans, see “The Loan” herein.
(2)	The lockout period will be at least 30 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $123.0 million Birch Run Premium Outlets Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2019. The assumed lockout period of 30 payments is based on the expected CD2016-CD1 securitization closing date in August 2016. The actual lockout period may be longer.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Birch Run Premium Outlets Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 6 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 59.4% 2.90x 13.2%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)
Anchor Tenants
Pottery Barn	NR/NR/NR	30,000	4.4%	1/31/2023	$9.17	$9,361	$312	2.9%
V.F. Factory Outlet	NR/A3/A	23,975	3.5%	12/31/2018	$22.75	$4,675	$195	12.6%
Old Navy	BB+/Baa2/BB+	19,589	2.9%	7/31/2017	$16.40	$4,893	$250	11.7%
Subtotal / Wtd. Avg.		73,564	10.8%		$15.52	$18,929	$257	7.6%

Major Tenants (>10,000 sq. ft.)
Nike Factory Store	NR/A1/AA-	12,500	1.8%	1/31/2020	$28.00	$11,987	$959	4.0%
Levi's Outlet(3)	BB/Ba2/BB	12,398	1.8%	1/31/2020	$0.00	$1,444	$116	0.0%
Polo Ralph Lauren	NR/A2/A	12,024	1.8%	8/31/2020	$15.00	$4,134	$344	5.5%
Gap Outlet	BB+/Baa2/BB+	11,875	1.7%	5/31/2021	$23.90	$3,936	$331	10.4%
Lenox	NR/NR/NR	10,410	1.5%	12/31/2017	$20.00	$1,209	$116	17.6%
Reebok/Rockport Outlet	NR/NR/NR	10,316	1.5%	4/30/2018	$22.94	$1,759	$171	21.7%
Hanesbrands	NR/Ba2/BB	10,277	1.5%	4/30/2021	$24.34	$2,017	$196	19.9%
Under Armour	NR/NR/NR	10,011	1.5%	3/31/2025	$59.74	NAP(4)	NAP(4)	NAP(4)
Major Tenants Subtotal / Wtd. Avg.		89,811	13.2%		$27.22	$26,486	$332	8.4%

In-line <10,000 SF		380,115	55.9%		$27.98	$117,582	$344	11.4%
Short Term Lease		38,255	5.6%		$5.02	$1,287	$51	10.6%
Food Court		9,800	1.4%		$29.71	$4,613	$471	8.1%
Total Occupied Collateral		591,545	87.0%		$24.29	$168,897	$319	10.5%
Vacant		88,458	13.0%
Total / Wtd. Avg.		680,003	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales (000s), Sales PSF and Occupancy Cost are provided by the borrower and represent the trailing 12 months ended March 2016 for tenants that reported sales.
(3)	Levi’s Outlet pays percent-in-lieu rent, which is captured within the Total Other Income under “Cash Flow Analysis” below.
(4)	Under Armour annual sales are not available because the tenant’s lease start date was March 2015.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	6	17,828	2.6%	17,828	2.6%	$20.63	2.6%	2.6%
2016	6	26,039	3.8%	43,867	6.5%	$19.67	3.6%	6.1%
2017	25	126,495	18.6%	170,362	25.1%	$17.71	15.6%	21.7%
2018	14	75,589	11.1%	245,951	36.2%	$25.89	13.6%	35.3%
2019	8	21,546	3.2%	267,497	39.3%	$31.67	4.7%	40.1%
2020	12	80,063	11.8%	347,560	51.1%	$23.36	13.0%	53.1%
2021	16	84,921	12.5%	432,481	63.6%	$30.08	17.8%	70.9%
2022	8	43,518	6.4%	475,999	70.0%	$25.18	7.6%	78.5%
2023	4	39,700	5.8%	515,699	75.8%	$13.20	3.6%	82.2%
2024	5	19,005	2.8%	534,704	78.6%	$35.34	4.7%	86.8%
2025	4	24,778	3.6%	559,482	82.3%	$43.37	7.5%	94.3%
2026	6	32,063	4.7%	591,545	87.0%	$25.48	5.7%	100.0%
Thereafter	0	0	0.0%	591,545	87.0%	$0.00	0.0%	100.0%
Vacant	NAP	88,458	13.0%	680,003	100.0%	NAP	NAP
Total / Wtd. Avg.	114	680,003	100.0%			$24.29	100.0%
(1)	A number of tenants including certain anchor tenants have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 6 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 59.4% 2.90x 13.2%

The Loan. The Birch Run Premium Outlets loan (the “Birch Run Premium Outlets Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 680,003 sq. ft., outlet center located in Birch Run, Michigan (the “Birch Run Premium Outlets Property”) with an original and cut-off date principal balance of $43.0 million. The Birch Run Premium Outlets Loan is evidenced by the non-controlling Notes A-2-A and A-4 with an aggregate original principal balance of $43.0 million, which will be included in the CD 2016-CD1 mortgage trust. The pari passu non-controlling Note A-1-A, with an original principal balance of $20.0 million was included in the COMM 2016-DC2 mortgage trust. The pari passu controlling Note A-3 with an original principal balance of $30.0 million and the remaining non-controlling pari passu Notes A-1-B and A-2-B, with an aggregate original principal balance of $30.0 million (and, together with the Birch Run Premium Outlets Loan, the “Birch Run Premium Outlets Whole Loan”), will not be included in the trust and are each expected to be held by GACC or an affiliate and contributed to a future securitization.

The relationship between the holders of the Birch Run Premium Outlets Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans –Birch Run Premium Outlets Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$20,000,000	$20,000,000	COMM 2016-DC2	No
A-2-A & A-4	$43,000,000	$43,000,000	CD 2016-CD1	No
A-1-B, A-2-B & A-3	$60,000,000	$60,000,000	GACC	Yes
Total	$123,000,000	$123,000,000

The Birch Run Premium Outlets Whole Loan has a 10-year term and pays interest only for the term of the loan. The Birch Run Premium Outlets Whole Loan accrues interest at a fixed rate equal to 4.2090%. Loan proceeds were used to retire existing debt of approximately $101.0 million, pay closing costs of approximately $0.8 million and return approximately $21.2 million of equity to the sponsor. Based on the “As-is” appraised value of $207.2 million as of December 3, 2015, the cut-off date LTV is 59.4%. The most recent prior financing of the Birch Run Premium Outlets Property was included in the WBCMT 2006-C26, WBCMT 2006-C27 and RREF 2007-1A securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$123,000,000	100.0%	Loan Payoff	$100,976,785	82.1%
			Closing Costs	$828,370	0.7%
			Return of Equity	$21,194,846	17.2%
Total Sources	$123,000,000	100.0%	Total Uses	$123,000,000	100.0%

The Borrower / Sponsor.    The borrower is Birch Run Outlets II, L.L.C., a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Simon Properties Group, L.P., which is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon (rated A3/A/NR by Moody’s/S&P/Fitch) is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2015, Simon operated 209 income-producing properties in the United States, consisting of 108 malls, 71 outlet centers, 14 mills, four lifestyle centers and 12 other retail properties located in 37 states and Puerto Rico. As of December 31, 2015, Simon had approximately $30.7 billion in assets, which is up 3.8% from approximately $29.5 billion in December 31, 2014. Consolidated net income for the full year ended December 31, 2015 was approximately $2.1 billion, which is up 29.5% from approximately $1.7 billion for the full year ended December 31, 2014.

Birch Run Premium Outlets Whole Loan will be recourse to the guarantor pursuant to standard carve-outs, however, the guaranty (which also includes environmental indemnity provisions) provides that the guarantor’s liability may not exceed $24.6 million in the aggregate (20.0% of loan amount), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder.

The Property. The Birch Run Premium Outlets Property consists of a 680,003 sq. ft. open-air outlet center situated on a 92.4 acre site located within Saginaw County, Michigan and sits in the southwest quadrant of Interstate 75 and Route 54, with direct frontage along I-75. The Birch Run Premium Outlets Property, was developed in 1985, expanded between 1986 and 1996, and renovated in 2005 and 2013. In 2010, the property was acquired by its current sponsor, Simon Property Group, L.P. for approximately $84.3 million ($124 PSF) on an allocated cost basis as a part of its acquisition of Prime Outlets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 6 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 59.4% 2.90x 13.2%

As of May 31, 2016, the Birch Run Premium Outlets Property was 87.0% leased to a broad mix of approximately 114 national and international brand-name retailers including Old Navy, Pottery Barn, V.F. Factory Outlet, Calvin Klein, Brooks Brothers, Nike Factory Store and J. Crew Factory Store. The property’s tenancy has a weighted average original lease term of 10.9 years and weighted average remaining lease term of 3.9 years. The Birch Run Premium Outlets Property features approximately 4,807 surface parking spaces, which equates to a ratio of 7.1 spaces per 1,000 sq. ft.

For the trailing twelve month period ended March 31, 2016, tenants at the Birch Run Premium Outlets Property reported sales and occupancy cost of approximately $331 PSF and 10.2%, respectively, with sales and occupancy cost for in-line tenants with less than 10,000 sq. ft. reported to be $344 PSF and 11.4%, respectively.

Environmental Matters. The Phase I environmental report dated December 11, 2015 recommended no further action at the Birch Run Premium Outlets Property other than to implement an operations and maintenance plan for asbestos, which is currently in place.

The Market.    The Birch Run Premium Outlets Property is located within the village of Birch Run in Saginaw County, Michigan. The property is located halfway between the larger cities of Flint and Saginaw and serviced by Exit 144 and 136 along Interstate 75. According to a local business association, Exit 136 is the second busiest Exit on I-75 between Miami, Florida and Sault Ste. Marie, Michigan with over eight million visitors annually. In addition to be being home to Birch Run Premium Outlets Property, the local area also includes Birch Run Expo Center, Dixie Motor Speedway, Baja Acres, Candlelite Bowling, Shiawassee National Wildlife Refuge, Cinema Hollywood, Cass River, Historic Bridgeport Bridge over the Cass River and the Bridgeport Historic Village.

Birch Run's downtown and the Bavarian Village of Frankenmuth have a distinctive variety of retailers. According to the appraisal, more than two million visitors annually shop Frankenmuth's Christmas store, Bronner's CHRISTmas Wonderland, which features 96,000 sq. ft. of holiday lights, decorations and collectibles. The area is home to a number of large antique malls as well, featuring thousands of sq. ft. antiques.

The primary trade area of the Birch Run Premium Outlets Property is an approximate 25-mile radius. Within the 25-mile radius of the Birch Run Premium Outlets Property, the 2015 average income is $55,860 with a population of approximately 647,503. The Birch Run Premium Outlets Property is the only outlet center within a 40-mile radius. Furthermore, the Birch Run Premium Outlets Property is situated along the main transportation route connecting metropolitan Detroit with northern Michigan, a vacation destination for thousands of metro-Detroiters. Additionally, Birch Run Premium Outlets Property has historically benefitted from an above average proportion of Canadian traffic. Birch Run Premium Outlets Property is located approximately 90 minutes from border crossings in Sarnia and Windsor, Ontario. Based on shopper intercept daily at guest services, management estimates Canadian traffic is now approximately 15% of the customer base.

The chart below summarizes the Birch Run Premium Outlets Property’s competitive set.

Competitive Set(1)
Name	Birch Run Premium Outlets Property	Great Lakes Crossing	Genesee Valley Center	Fashion Square Mall
Distance from Subject	NAP	43.0 miles	16.0 miles	19.0 miles
Property Type	Anchored Retail	Outlet Center/Value Mega-mall	Super-Regional Center/Mall	Regional Center
Year Built / Renovated	1985 / 1986-1996, 2005, 2013	1998	1970 / 2005	1972 / 2002
Occupancy	87.0%(2)	99.0%	99.0%	98.0%
Size (Sq. Ft.)	680,003(2)	1,400,000	1,365,394	865,233
Anchors / Major Tenants	Pottery Barn, V.F. Factory Outlet, Old Navy(2)	Bass Pro Shops, BB & B, Burlington, TJ Maxx	Barnes & Noble, Burlington Coat Factory, JCPenney, Macy's, Sears	JCPenney, Sears
(1)	Source: Appraisal.
(2)	Based on the May 31, 2016 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 6 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 59.4% 2.90x 13.2%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 5/31/2016	U/W	U/W PSF
Base Rent(1)	$13,508,217	$14,068,055	$14,968,085	$15,100,718	$14,477,405	$21.29
Step Rents(2)	0	0	0	0	308,551	$0.45
Value of Vacant Space	0	0	0	0	2,173,712	$3.20
Gross Potential Rent	$13,508,217	$14,068,055	$14,968,085	$15,100,718	$16,959,668	$24.94
Total Recoveries	4,865,895	5,233,909	5,533,568	5,627,287	6,047,075	$8.89
Total Other Income	1,213,304	1,010,893	662,826	580,857	739,237	$1.09
Less: Vacancy & Credit Loss(3)	(37,381)	(13,705)	(16,506)	(19,302)	(2,205,500)	($3.24)
Effective Gross Income	$19,550,035	$20,299,152	$21,147,973	$21,289,560	$21,540,481	$31.68
Total Operating Expenses	4,747,099	4,748,944	4,671,555	4,748,954	5,266,315	$7.74
Net Operating Income	$14,802,936	$15,550,208	$16,476,418	$16,540,606	$16,274,165	$23.93
TI/LC	0	0	0	0	860,362	1.27
Capital Expenditures	0	0	0	0	204,001	0.30
Net Cash Flow	$14,802,936	$15,550,208	$16,476,418	$16,540,606	$15,209,802	$22.37

(1)	U/W Base Rent is based on the May 31, 2016 rent roll and includes temporary tenant rent of $110,000.
(2)	Step Rents are based on the contractual rent increases occurring between May 2016 and July 2017.
(3)	U/W Vacancy represents 13.0% of gross potential rent and is based on the in place vacancy rate.

Property Management.    The Birch Run Premium Outlets Property is managed by Simon Management Associates, LLC, a sponsor affiliate.

Lockbox / Cash Management.    The Birch Run Premium Outlets Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Lockbox Event (as defined below) exists, all funds in the lockbox account are swept weekly (or more frequently if required by borrower) to the borrower’s operating account. Upon the occurrence and during the continuance of a Lockbox Event, amounts on deposit in the clearing account are required to be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the Birch Run Premium Outlets Loan documents.

A “Lockbox Event” will commence upon the occurrence of (i) an event of default, (ii) the bankruptcy of the borrower or the property manager or (iii) the DSCR based on a trailing four quarter basis falling below 1.10x for two consecutive quarters and will end upon (a) with respect to clause (i), such event of default is cured, (b) with respect to clause (ii), if caused by the bankruptcy of the property manager, if the borrower enters into a replacement management agreement with a qualified manager, and (c) with respect to clause (iii), the DSCR based on a trailing four quarter basis is at least 1.10x for two consecutive quarters.

Initial Reserves.    None.

Ongoing Reserves.    During the continuance of a DSCR Reserve Trigger Event (as defined below) or an event of default, the borrower is required to deposit monthly reserves on each payment date in an amount equal to (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, provided that there is a failure to pay taxes before they are due or the failure to provide evidence that taxes have been paid, (ii) $17,000 into a replacement reserve account, subject to a cap of $408,002 and (iii) $70,875 into the TI/LC reserve account, subject to a cap of $1,701,010. In addition, during an event of default, or if borrower has not provided satisfactory evidence that a reasonably acceptable blanket policy is in place, borrower will be required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account.

A “DSCR Reserve Trigger Event” will commence upon the occurrence of the DSCR based on a trailing four quarter basis falling below 1.20x for two consecutive quarters and will end upon the achievement of a DSCR of at least 1.20x for two consecutive quarters, provided no event of default is continuing.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 6 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 59.4% 2.90x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 6 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 59.4% 2.90x 13.2%

Saginaw
Covenant Medical Center-Cooper
St Mary's Of Michigan
HARRY W BROWNE AIRPORT
MICHIGAN
Lake Huron
Lake Michigan
Clare
Saginaw
Grand Rapids
Flint
Lansing
Detroit
Kalamazoo
Toledo
Frankenmuth
Millington
Birch Run
Birch Run Premium Outlets
12240 South Beyer Road
Birch Run, MI 48415
Montrose
Clio
Otisville
New Lothrop
Mt Morris
Flushing
Flint
University Of Michigan-Flint
Mott Community College
Kettering University
Davison
Burton
Lennon
Swartz Creek
South Flint Plaza Shopping Center
Genesee Valley Center
BISHOP INT'L AIRPORT
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

3001 Dallas Parkway Frisco, TX 75034	Collateral Asset Summary – Loan No. 7 Hall Office Park 16	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 74.8% 1.41x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

3001 Dallas Parkway Frisco, TX 75034	Collateral Asset Summary – Loan No. 7 Hall Office Park 16	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 74.8% 1.41x 8.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Hall Phoenix/Inwood Ltd.
Borrower:	Hall 3001 Dallas, LLC
Original Balance:	$42,000,000
Cut-off Date Balance:	$42,000,000
% by Initial UPB:	6.0%
Interest Rate:	4.0800%
Payment Date:	1st of each month
First Payment Date:	September 1, 2016
Maturity Date:	August 1, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(90), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$520,882	$74,442
Insurance:	$0	Springing
Replacement:	$0	$4,044
TI/LC:	$0	$32,589
Outstanding TI/LC:	$2,329,231	NAP
Free Rent:	$1,200,786	NAP
Prepaid Rent:	$120,479	NAP
Tax Abatement:	$731,841	NAP
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$216
Balloon Balance / Sq. Ft.:	$172
Cut-off Date LTV(2):	74.8%
Balloon LTV(2):	59.6%
Underwritten NOI DSCR:	1.53x
Underwritten NCF DSCR:	1.41x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.2%
Underwritten NOI Debt Yield at Balloon:	11.1%
Underwritten NCF Debt Yield at Balloon:	10.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Frisco, TX
Year Built / Renovated:	2014 / NAP
Total Sq. Ft.:	194,133
Property Management:	Hall Financial Group, Ltd.
Underwritten NOI:	$3,719,640
Underwritten NCF:	$3,436,507
Appraised Value(2):	$56,130,017
Appraisal Date:	June 30, 2016

Historical NOI(3)
Most Recent NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy(3)
Most Recent Occupancy(4):	95.1% (July 22, 2016)
2015 Occupancy:	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP

(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	The Appraised Value takes into account that the scheduled outstanding tenant improvement, leasing commission, rent reserves, and rent abatement costs are reserved. Based on “As-Is” Appraised Value excluding the upfront reserves, the Hall Office Park 16 Loan has a Cut-Off Date LTV of 72.9%.
(3)	Historic NOI and Historic Occupancy figures are not available because the property was built in 2014 and stabilized in 2016.
(4)	Most Recent Occupancy includes two tenants not yet in occupancy (combined 50,702 sq. ft., 26.1% of NRA) with all unfunded landlord obligations reserved at loan origination. These include (i) Jamba Juice (25,381 sq. ft., 13.1% NRA) which has an executed lease commencing in October 2016 to relocate its headquarters location to Hall Office Park 16 Property and (ii) Paycor’s expansion space (25,321 sq. ft., 13.0% NRA) which commenced its lease term in June 2016 and the tenant is expected to take occupancy of this space effective August 2016. Excluding the non-occupied space, the Hall Office Park 16 Property is 69.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

3001 Dallas Parkway Frisco, TX 75034	Collateral Asset Summary – Loan No. 7 Hall Office Park 16	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 74.8% 1.41x 8.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Paycor (1)	NR/NR/NR	37,199	19.2%	$31.84	21.2%	9/30/2023
Jamba Juice(2)	NR/NR/NR	25,381	13.1%	$32.00	14.5%	3/31/2027
Imagine Communications(3)	NR/NR/NR	24,896	12.8%	$30.00	13.3%	2/14/2022
Amica Insurance(4)	NR/NR/NR	24,896	12.8%	$28.19	12.5%	3/31/2023
Workday(5)	NR/NR/NR	17,167	8.8%	$31.00	9.5%	5/31/2021
Subtotal / Wtd. Avg.		129,539	66.7%	$30.71	71.1%
Remaining Office Tenants(6)		55,169	28.4%	$31.12	28.9%
Occupied Total / Wtd. Avg.		184,708	95.1%	$30.82	100.0%
Vacant		9,425	4.9%
Total / Wtd Avg.		194,133	100.0%
(1)	Paycor has one, five-year renewal option and no termination options.
(2)	Jamba Juice has one, five-year renewal option. In addition, the tenant may terminate its lease effective April 2024 with 12 months’ notice.
(3)	Imagine Communications has one, five-year extension option and no termination options.
(4)	Amica Insurance has a one-time right to terminate its lease at any time on October 31, 2020, with nine months’ notice. Amica Insurance has two, five-year extension options.
(5)	Workday has one, three-year extension option and no termination options.
(6)	U/W Base Rent PSF for the Remaining Office Tenants excludes the 3,176 sq. ft. boardroom/tenant lounge/wine storage amenity space.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	1	2,044	1.1%	2,044	1.1%	$32.00	1.2%	1.2%
2018	1	2,238	1.2%	4,282	2.2%	$32.00	1.3%	2.4%
2019	2	3,898	2.0%	8,180	4.2%	$32.00	2.2%	4.7%
2020	4	9,651	5.0%	17,831	9.2%	$30.80	5.3%	10.0%
2021	4	31,069	16.0%	48,900	25.2%	$31.04	17.2%	27.2%
2022	2	26,483	13.6%	75,383	38.8%	$29.28	13.9%	41.1%
2023	6	74,614	38.4%	149,997	77.3%	$30.70	40.9%	82.0%
2024	0	0	0.0%	149,997	77.3%	$0.00	0.0%	82.0%
2025	0	0	0.0%	149,997	77.3%	$0.00	0.0%	82.0%
2026	1	6,154	3.2%	156,151	80.4%	$31.50	3.5%	85.5%
Thereafter(2)	3	28,557	14.7%	184,708	95.1%	$32.00	14.5%	100.0%
Vacant	NAP	9,425	4.9%	194,133	100.0%	NAP	NAP
Total / Wtd. Avg.(2)	24	194,133	100.0%			$30.82	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.
(2)	Thereafter and Total / Wtd. Avg. categories include the 3,176 sq. ft. boardroom/tenant lounge/wine storage amenity space, except for U/W Base Rent, which excludes this space in its denominator.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

3001 Dallas Parkway Frisco, TX 75034	Collateral Asset Summary – Loan No. 7 Hall Office Park 16	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 74.8% 1.41x 8.9%

The Loan.    The Hall Office Park 16 loan (the “Hall Office Park 16 Loan”) is a ten-year fixed-rate loan secured by the borrower’s fee simple interest in a newly built Class A office building totaling 194,133 sq. ft. located in the Hall Office Park complex at 3001 Dallas Parkway in Frisco, Texas (the “Hall Office Park 16 Property”). The Hall Office Park 16 Loan has an original principal balance of $42.0 million and amortizes on a 30-year schedule. The Hall Office Park 16 Loan accrues interest at a fixed rate equal to 4.0800%. Loan proceeds were used to retire existing debt of approximately $20.1 million, fund reserves of approximately $4.9 million, pay closing costs of approximately $0.3 million and return approximately $16.7 million of equity to the sponsor. Based on the appraised value of $56.1 million, which takes into account that the scheduled outstanding tenant improvement, leasing commission, rent reserves, and rent abatement costs are reserved, the Cut-off Date LTV is 74.8% and the Balloon LTV is 59.6%. The most recent construction financing of the Hall Office Park 16 Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$42,000,000	100.0%	Loan Payoff	$20,145,352	48.0%
			Reserves	4,903,219	11.7%
			Closing Costs	255,454	0.6%
			Return of Equity	16,695,974	39.8%
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%

The Borrower / Sponsor.    The borrower, Hall 3001 Dallas, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower is Hall Phoenix/Inwood Ltd.

Hall Phoenix/Inwood Ltd. is controlled by Craig Hall, the president of Hall Financial Group, a diversified holdings company located in Dallas, Texas. Founded in 1968, the Hall Financial Group has been involved in the development and creation of several businesses including active operations in commercial real estate development, ownership and management, structured finance lending for real estate and other areas, vineyards and wineries, and oil and gas. Since its founding, Hall Financial Group has owned and operated approximately 100,000 apartment units and more than five million square feet of office space. Hall Financial Group recently completed their newest project in July 2016, KPMG Plaza, an 18-story, 500,000 sq.ft. office building in the Dallas Arts District.

The Property. The Hall Office Park 16 Property is a Class A, LEED Certified, eight-story office building located within the Hall Office Park complex in Frisco, Texas. The property, which totals 194,133 sq. ft. on a 6.5-acre site, is the newest building in the Hall Office Park complex, a 16-building, 162-acre master planned office park built between 1997 and 2014. The Hall Office Park development includes an on-site fitness center, a conference center, a bank, food service, courtesy patrols, a full-time concierge, webcasting and videoconferencing facilities, a service retail center and on-site childcare. Other amenities include on-site car detailing, personal care services, errand-running service, grocery delivery and laundry pickup. The office park is located on the Dallas North Tollway, a primary north/south artery in the region, just north of Highway 121. The location is approximately 25 minutes from the Dallas central business district and approximately 20 minutes from the DFW International Airport.

The Hall Office Park 16 Property was built in 2014 at a cost basis of approximately $49.0 million without preleasing. Within two years of delivery the property was leased to 24 tenants with average lease term of 7.1 years to its occupancy level of 95.1%, as of July 22, 2016. The property features 10 foot ceilings with floor to ceiling glass, a double glass door entrance and Dallas North Tollway frontage and access. Building amenities include a boardroom, tenant lounge with wine storage, a full service deli/coffee shop, outdoor seating and surface and covered executive parking for 630 spaces, which equates to 3.25 spaces per 1,000 square foot of the NRA.

The sponsor entered into tax abatement “Chapter 380 Agreements” with the City of Frisco, Texas providing for a 50% tax abatement of the annual ad valorem taxes applicable to the Hall Office Park 16 Property effective January 1, 2015. The tax abatement continues for the earlier of (i) 10 years or (ii) upon an aggregate amount of $800,000 having been abated. The appraiser projected the expiration of the tax abatement to be in December 2022, when the $800,000 cumulative abated grant is reached. A $600,000 portion of the appraised value is attributed to the Chapter 380 Agreement. GACC underwriting reflects a straight-line average of the tax expense during the term of the Hall Office Park 16 Loan.

Environmental Matters. The Phase I environmental reports dated June 29, 2016 recommended no further action at the Hall Office Park 16 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

3001 Dallas Parkway Frisco, TX 75034	Collateral Asset Summary – Loan No. 7 Hall Office Park 16	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 74.8% 1.41x 8.9%

Major Tenants.

Paycor (37,199 sq. ft.; 19.2% of NRA; 21.2% of U/W Base Rent). Paycor offers cloud-based human resource (“HR”) services and software for small and medium-sized companies in the United States. Its platform provides solutions in the areas of recruiting and hiring, HR and benefits administration, payroll and tax compliance, time and attendance tracking, and reporting and analytics. The company’s solutions also include custom reporting, tax filing, 401(k) retirement services and workers compensation, among others. Paycor was founded in 1990 and is headquartered in Cincinnati, Ohio.

Paycor leased 11,878 sq. ft. in February 2015 and expanded in June 2016, leasing an additional 25,321 sq. ft. The tenant is expected to take occupancy of the expanded space in August 2016. Paycor has a rent abatement period from June 2016 until December 2016 for its original space and from June 2016 until February 2017 for its expansion space as well as an additional reduction of rent payment of $12,600 for the month of November 2016 as a one-time payment to offset certain parking charges. The borrower reserved $124,719.00 at origination of the Mortgage Loan with respect to Paycor, Inc.’s original space and $405,136.00 with respect to Paycor, Inc.’s expansion space. The tenant uses the Hall Office Park 16 space as a base to provide HR, payroll and timekeeping services for Dallas based organizations. Upon expiration of the two coterminous leases in September 2023, Paycor has one, five-year renewal option and no termination options.

Jamba Juice Inc. (“Jamba Juice”) (25,381 sq. ft.; 13.1% of NRA; 14.5% of U/W Base Rent). Jamba Juice intends to move its corporate headquarters to the Hall Office Park 16 Property. The company, through its subsidiary, Jamba Juice Company, owns, operates, and franchises Jamba Juice stores. Its restaurants provide specialty food and beverage offerings. The company also licenses its Jamba Juice brand name to sell consumer packaged goods through retail channels. As of December 29, 2015, the company had 893 juice stores in the United States, which included 70 company-owned and operated stores, as well as 748 franchisee-owned and operated stores in the United States; and 75 franchised stores internationally under the Jamba Juice brand. The company was founded in 1990 in Emeryville, California. As of December 29, 2015, Jamba Juice had approximately $69.5 million in assets. Consolidated net income for the full year ended December 29, 2015 was approximately $9.4 million, which is up from approximately $3.6 million loss for the full year ended December 31, 2014.

Jamba Juice entered into a lease for 25,381 sq. ft. in June 2016. The tenant intends to relocate its corporate office headquarters from Emeryville, California to the Hall Office Park 16 Property and intends to employ approximately 100 employees at the site, which will feature a 6,000 sq. ft. test kitchen and store front. Jamba Juice is expected to take occupancy and commence paying rent on October 1, 2016. Jamba Juice is permitted to pay abated rent for the first six months following the date that it commences paying rent, which rent abatement may not extend past March 31, 2017. The borrower reserved $609,144 at origination of the Mortgage Loan with respect to Jamba Juice. Upon expiration in March 2027, Jamba Juice has one, five-year renewal option. In addition, Jamba Juice has the option to terminate its lease effective April 2024 with 12-months’ notice. The termination fee includes four months of rent (at the rate immediately following the termination date) and any unamortized leasing costs.

Imagine Communications (24,896 sq. ft.; 12.8% of NRA; 13.3% of U/W Base Rent). Imagine Communications is headquartered at the Hall Office Park 16 Property and is a market share leader of media software, networking and over-the-air solutions serving 80% of the world’s top media companies and managing approximately $46 billion in annual ad sales. The company enables approximately 25,000 video channels globally including notable clients such as DirectTV, Discovery Chanel and BBC, among others. The company was founded more than 50 years ago and has 30 locations around the world employing approximately 1,100 employees. The tenant’s lease commenced in September 2015 and continues through February 2022. The tenant also has one five-year renewal option.

The Market.   The Hall Office Park 16 Property is located within the Dallas Metropolitan Statistical Area (“DAL MSA”), which the U.S. Census Bureau estimated was one of the fastest growing metro areas, with employment growing 4.6% between 2014 and 2015, which is more than twice the national pace and population increasing 2.1% to its current level of 4.7 million as of 2015. According to an industry report, the DAL MSA is expected to expand further in 2016, with growth in total employment well above the national average, with managerial and professional services leading the way on the back of a number of major corporate relocations. Additionally, the high concentration of corporate headquarters, technology businesses, banking, distribution infrastructure and above average population growth are expected to contribute to above average performance over the long term.

The Hall Office Park 16 Property is located in the city of Frisco, an affluent and rapidly growing suburb of Dallas, which from 2000 to 2009 was the fastest growing city in the United States, according to an industry study. As of June 1, 2014, the city had an estimated population of 140,220. Frisco serves as a community for many professionals who work in the DAL MSA. Development within the local market area varies from single-family residential dwellings to multi-family communities, golf courses, sports venues, a regional mall and local retail establishments, most of which were built since 1995. The local market area is approximately 70 percent built out and still within the growth phase of its economic life cycle according to the appraiser.

The City of Frisco is currently undergoing a transformation and has a billion dollars’ worth of new development underway or proposed along the Dallas North Tollway, an area which is being dubbed as the “$5 Billion Mile”. Area developments include four notable projects over approximately 500-acres that are expected to collectively bring over five million sq. ft. of commercial development, including high-end class A office space, 2.0 million sq. ft. of retail and entertainment space, over 600 hotel rooms, and thousands of apartments within

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

3001 Dallas Parkway Frisco, TX 75034	Collateral Asset Summary – Loan No. 7 Hall Office Park 16	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 74.8% 1.41x 8.9%

luxury condo towers. Of note is The Star in Frisco, a 91-acre mixed-use development with Dallas Cowboys world headquarters, a 12,000-seat indoor stadium, 1.7 million sq. ft. of commercial development and 480 hotel rooms within two hotels, which is expected to come online in 2016. Frisco further benefits from line-of-site proximity to the new Toyota, Liberty Mutual, and FedEx campuses currently under construction in the city limits of Plano “Legacy West” development, which is expected to bring an additional 12,000 employees and their families to the immediate area. Toyota is making this area its North American headquarters and will relocate up to 4,000 employees to Frisco.

The Hall Office Park 16 Property is located in the Legacy/Frisco submarket which is bound by President George Bush Turnpike (SH 190) to the south, FM 423 to the west, Coit Road to the east and U.S. Highway 380 to the north. The first quarter of 2016 Class A submarket average rent was $34.36 PSF and the Class A submarket direct vacancy rate of 13.4%. In addition, the Class A submarket had 318,732 sq. ft. of positive absorption in first quarter of 2016. The submarket is one of the larger non-CBD submarkets in the Dallas office market and has the second highest rental rate, only behind the Preston Center/Near N Dallas submarket, according to an industry report.

The appraisal identified the six comparable office leases, which range in size from 6,210 sq. ft. to 56,330 sq. ft. located in Class A buildings. The comparable leases exhibit a range in rents from $26.53 to $40.98 PSF, with a weighted average of $32.46 PSF The appraiser concluded a market rent of $32.00 PSF, compared to the $30.47 PSF rents in place as of July 22, 2016.

Office Lease Comparables(1)
Property	NRA (SF)(2)	Year Built	Tenant Name(2)	Lease NRA (SF) (2)	Term (Years) (2)	Rental Rate (PSF) (2)	Lease Type	Free Rent (Months)	TI’s (PSF)
Hall Office Park 16 Property	194,133	2014	Various	194,133	7.1	$30.82	Modified	0 to 12	$0.00 to $45.00
Granite Park V	306,200	2015	Elevate	13,167	7.0	$37.50	Modified	0	$45.00
Mansell Overlook 100	209,179	2002	Service Now	7,219	7.0	$34.75	Modified	4	$37.00
Lakeview III at Sanctuary Park	97,015	1998	USMD	6,120	3.0	$27.50	Modified	0	$5.00
Mansell Overlook 200	147,868	1999	ThyssenKrupp	25,422	3.0	$26.53	Modified	0	None
600 Northwinds	142,761	2001	Harness Dickey	6,891	3.0	$27.50	Modified	2	$9.00
200 North Point Center East	340,927	2014	Confidential	56,330	11.0	$40.98	Modified	6	$50.00
Total / Wtd. Avg. (3)	1,243,950			115,149	5.7	$32.46		2	$29.20
(1)	Source: Appraisal
(2)	Source: rent roll dated July 22, 2016 for Hall Office Park 16 Property.
(3)	Total / Wtd. Avg. excludes the Hall Office Park 16 Property.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent(1)	$5,595,588	$28.82
Step Rents(2)	$70,314	$0.36
Value of Vacant Space	$301,600	$1.55
Gross Potential Rent	$5,967,502	$30.74
Total Recoveries	377,202	1.94
Other Income	105,317	0.54
Less: Vacancy(3)	(516,002)	(2.66)
Effective Gross Income	$5,934,019	$30.57
Total Operating Expenses	2,214,379	11.41
Net Operating Income	$3,719,640	$19.16
TI/LC	234,600	1.21
Capital Expenditures	48,533	0.25
Net Cash Flow	$3,436,507	$17.70

(1)	U/W Base Rent is based on the July 22, 2016 rent roll.
(2)	Step Rents are based on the contractual rent increases through July 2017.
(3)	U/W Vacancy represents a vacancy of 8.0%. The Hall Office Park 16 Property is 95.1% occupied as of July 22, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

3001 Dallas Parkway Frisco, TX 75034	Collateral Asset Summary – Loan No. 7 Hall Office Park 16	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 74.8% 1.41x 8.9%

Property Management.    The Hall Office Park 16 Property is managed by Hall Financial Group, Ltd., a borrower affiliate.

Lockbox / Cash Management.    The Hall Office Park 16 Property is structured with a hard lockbox and springing cash management. At origination, the borrower delivered tenant direction letters requiring all rents to be deposited directly by tenants into a clearing account controlled by the lender. Provided no Trigger Period (as defined below) is continuing, all amounts on deposit in the clearing account are required to be swept daily into the borrower’s operating account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into a deposit account and applied and disbursed in accordance with the loan documents.

A “Trigger Period” will occur upon (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x as of the last day of any calendar quarter, or (iii) the commencement of a Lease Sweep Period (as defined below). A Trigger Period will continue until such time as (a) with respect to clause (i), the event of default has been cured, (b) with respect to clause (ii), the debt service coverage ratio is at least 1.25x for two consecutive quarters and (c) with respect to clause (iii) such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the earlier of (i) the date that is nine (9) months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) or nine (9) months prior to the maturity date if the earliest stated expiration of a Lease Sweep Lease occurs within nine (9) months after the maturity date; (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) the date that the tenant under the Lease Sweep Lease discontinues its business or give notice that it intends to discontinue its business, (iv) a default under a Lease Sweep Lease beyond any applicable notice and cure period, or (v) a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease.

A “Lease Sweep Lease” is the Paycor lease or any replacement lease or leases which individually comprise greater than 30,000 rentable sq. ft.

Initial Reserves.    At origination, the borrower deposited (i) $520,882 into a tax reserve account, (ii) $2,329,231 into an outstanding TI/LC reserve account, (iii) $1,200,786 into a free rent reserve, (iv) $120,479 into a prepaid rent reserve and (v) $731,841 into a tax abatement reserve.

The $2,329,231 outstanding TI/LC reserve is comprised of $1,952,178 for outstanding tenant improvements (“TI”) and $377,053 for outstanding leasing commission (“LC”), which are comprised of (a) $1,142,145 outstanding TI and $195,592 outstanding LC for Jamba Juice, (b) $796,175 outstanding TI and $140,827 outstanding LC for Paycor, (c) $13,858 outstanding TI for Murphy’s Deli, (d) $35,203 outstanding LC for Preferred Imagining and (e) $5,431 outstanding LC for Xcelerate Auto. The outstanding TI reserve associated with the Jamba Juice and the Paycor space will be released to the borrower provided, the borrower provides an executed estoppels executed by the respective tenants.

The $1,200,786 free rent reserve is comprised of (a) $609,144 for nine months of Jamba Juice’s free rent from August 2016 through and including April 2017, (b) $529,855 six months of Paycor’s free rent from August 2016 through and including January 2017, (c) $56,301 for three months of Preferred Imagining free rent from August 2016 through and including October 2016 and (d) $5,486 for one month of buku Modernist Cuisine free rent for August 2016.

The $120,479 prepaid rent reserve is comprised of (a) $67,683 for the seventh month of the Jamba Juice rent, (b) $47,223 for the August 2016 through December 2016 On Hold Media rent and (c) $5,573 for the sixth month of the buku Modernist Cuisine prepaid rent.

Ongoing Reserves.    The borrower is required to deposit on a monthly basis reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $74,442, into the tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance account, (iii) $4,044 into the replacement reserve account, subject to a cap of $97,056 and (iv) $32,589 into the TI/LC reserve account. The TI/LC reserve account is subject to a cap of $1,000,000. Additionally, during the continuance of a Lease Sweep Period, all excess cash will be transferred into a lease sweep account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

3001 Dallas Parkway Frisco, TX 75034	Collateral Asset Summary – Loan No. 7 Hall Office Park 16	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 74.8% 1.41x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

3001 Dallas Parkway Frisco, TX 75034	Collateral Asset Summary – Loan No. 7 Hall Office Park 16	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 74.8% 1.41x 8.9%

Hall Office Park 16
3001 Dallas Parkway
Frisco, TX 75034
Denton
McKinney
Frisco
Allen
Flower Mound
Lewisville
Hebron
Plano
Haslet
Carrollton
Addison
Richardson
Garland
Watauga
Dallas/Fort Worth International Airport
Dallas Love Field
University Park
Irving
Dallas
Fort Worth
Oak Cliff
Mesquite
Arlington
Grand Prairie
Burlbrook
Duncanville
Mansfield
Lancaster
DALLAS NORTH TOLLWAY
ELDORADO PKY
Warren Sports Complex
PRESTON RD
COIT RD
INDEPENDENCE PKY
S CUSTER RD
Westridge Golf Course
Custer Star Center
Toyota Stadium
E MAIN ST
Hackberry
Golf Club at Frisco Lakes
Prestonbrook Crossing
Preston Stonebrook Center
Frisco Marketplace
ROLATER DR
Frisco
Collin Community College-Frisco
Westside Market
LEBANON RD
The Shops at Starwood
Preston Lebanon Crossing
Frisco Village
Plantation Golf Club
LEBANON RD
Centennial Medical Center
SAM RAYBURN TOLLWAY
Ridgeview Ranch Golf Club
WARREN PKY
Baylor Medical Center-Frisco
The Centre at Preston Ridge
South Frisco Village
HILLCREST RD
121
MCDERMOTT RD
Dr Pepper Arena & Ballpark
Stonebriar Centre
Preston Village
Stonebriar Country Club
Russell Creek Park
Stonebriar Commons
Headquarters Village
Heritage Yards at Plano
The Colony
HEDGCOXE RD
Capital One
JCPenney Headquarters
Bank of America
Children's Medical Center
The Shops at Legacy
LEGACY DR
Dr Pepper Snapple Group
Frito-Lay
Ericsson
Hewlett-Packard
PepsiCo Legacy
Pizza Hut Corp Office
DALLAS NORTH TOLLWAY
LEGACY DR
The Colony Five Star Park
Lewisville Towne Crossing
Castle Hills Marketplace
PLANO PKY
Carpenter Park
W SPRING CREEK PKY
Windhaven Plaza
West Plano Village
Lakeside Market
Arbor Hills Nature Preserve
Texas Health Presbyterian Hospital Plano
PARKER RD
Hebron
Preston Parker Crossing
W PARKER RD
Hills of Prestonwood Country Club
Gleneagles Country Club
Lakes at Castle Hills
Cheyenne Park
The Shops at Willow Bend
W PARK BLVD
Baylor Medical Center-Carrollton
Preston Shepard Place
Preston Ridge Trail Park
Eldorado Park
The Medical Center Of Plano
W 15TH ST
Baylor Scott & White Medical Center - Plano
PRESIDENT GEORGE BUSH TURNPIKE
E ROSEMEADE PKY
W PLANO PKY
Patriot Playground
190
Prairie Tee Golf Center
FRANKFORD RD
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/DBRS)(1):	Aa2/AAA/AA(low)
Sponsor:	Brookfield DTLA Holdings LLC
Borrowers:	Maguire Properties-555 W. Fifth, LLC; Maguire Properties - 350 S. Figueroa, LLC
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	5.7%
Interest Rate:	3.4727%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2021
Amortization:	Interest Only
Additional Debt(2)(3):	$104,000,000 Pari Passu Debt; $175,000,000 Subordinate Secured Debt; $131,000,000 Mezzanine Debt
Call Protection(4):	L(12), YM1(43), O(5)
Lockbox / Cash Management(5):	Hard (Office); Soft (Parking) / Springing

Reserves(6)
	Initial	Monthly
Taxes:	$2,822,545	$564,509
Insurance:	$0	Springing
Replacement:	$71,744	$35,872
TI/LC:	$21,033,588	$171,541
Outstanding Free Rent:	$4,478,325	$0
WeWork Lease:	$1,000,000	$0
SCGC Lease:	$220,760	$0
Jams and Latham Lease:	$0	$14,150
Lease Sweep:	$0	Springing

Financial Information
	Senior Notes(7)	Whole Loan(8)	Total Debt(9)
Cut-off Date Balance / Sq. Ft.:	$105	$232	$328
Balloon Balance / Sq. Ft.:	$105	$232	$328
Cut-off Date LTV:	23.6%	52.2%	73.6%
Balloon LTV:	23.6%	52.2%	73.6%
Underwritten NOI DSCR:	5.66x	2.55x	1.44x
Underwritten NCF DSCR:	5.23x	2.36x	1.34x
Underwritten NOI Debt Yield:	19.9%	9.0%	6.4%
Underwritten NCF Debt Yield:	18.4%	8.3%	5.9%
Underwritten NOI Debt Yield at Balloon:	19.9%	9.0%	6.4%
Underwritten NCF Debt Yield at Balloon:	18.4%	8.3%	5.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office; Parking Garage
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1991 / 2010-2015
Total Sq. Ft.:	1,372,329
Property Management:	Brookfield Properties Management (CA) Inc. (Office); ABM Onsite Services - West, Inc. (Parking Garage)
Underwritten NOI:	$28,671,885
Underwritten NCF:	$26,521,151
Appraised Value:	$611,000,000
Appraisal Date:	June 21, 2016

Historical NOI
Most Recent NOI:	$21,847,155 (T-12 May 31, 2016)
2015 NOI:	$20,834,820 (December 31, 2015)
2014 NOI:	$17,512,942 (December 31, 2014)
2013 NOI:	$22,679,917 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	83.0% (June 1, 2016)
2015 Occupancy:	81.0% (December 31, 2015)
2014 Occupancy:	80.0% (December 31, 2014)
2013 Occupancy:	72.1% (December 31, 2013)
(1)	Moody’s/Fitch/DBRS provided the above ratings for the Gas Company Tower mortgage loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the Gas Company Tower & World Trade Center Parking Garage mortgage loan “A”.
(2)	The Original Balance and Cut-off Date Balance of $40.0 million represents the senior non-controlling Note A-1-C which, together with the remaining pari passu Senior Notes with an aggregate original principal balance of $144.0 million and the Junior Notes with an aggregate original principal balance of $175.0 million, comprises the Gas Company Tower Whole Loan with an aggregate original principal balance of $319.0 million. For additional information regarding the pari passu Senior Notes and Junior Notes, see “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.
(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(4)	The borrower has the option of prepayment in whole or part subject to the payment of a prepayment fee in an amount equal to the greater of 1.0% of the unpaid principal balance or the yield maintenance amount. The Whole Loan is prepayable in whole or part without payment of any penalty or premium on or after April 6, 2021.
(5)	See “Lockbox / Cash Management” herein.
(6)	See “Initial Reserves” and “Ongoing Reserves” herein.
(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Senior Notes only, which have an aggregate principal balance of $144.0 million.
(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Gas Company Tower Whole Loan only, which has an aggregate principal balance of $319.0 million, which includes $175.0 million of Junior Notes.
(9)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Total Debt in the aggregate amount of $450.0 million, which includes a $175.0 million Junior Notes and a $131.0 million mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Southern California Gas Co.(2)	A+/A1/A	469,078	34.2%	$20.79	37.6%	Various(3)
Sidley Austin (4)	NR/NR/NR	164,674	12.0%	$23.21	14.7%	12/31/2023
Deloitte(5)	NR/NR/NR	112,028	8.2%	$23.50	10.1%	1/31/2031
Latham & Watkins(6)	NR/NR/NR	97,218	7.1%	$21.72	8.1%	12/31/2020
WeWork(7)	NR/NR/NR	92,493	6.7%	$27.00	9.6%	7/31/2033(8)
Subtotal / Wtd. Avg.		935,491	68.2%	$22.25	80.2%
Other		204,141	14.9%	$25.18	19.8%
Total / Wtd. Avg. Occupied		1,139,632	83.0%	$22.78	100.0%
Vacant		232,697	17.0%
Total / Wtd. Avg.		1,372,329	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Southern California Gas Co. (“SCGC”) has four, 5-year extension options under its main lease for a minimum of six full contiguous floors, starting at either the top or bottom of SCGC’s rented floors upon written notice 12 months prior to the expiration at 95% of fair market rent. SCGC’s termination and contraction options are summarized under “Major Tenants” below.
(3)	SCGC is a tenant under three separate leases, the main lease, floor 22-23 lease and floor 28 lease. Pursuant to the main lease, SCGC leases approximately 385,057 square feet with an expiration date of October 31, 2026. Pursuant to the floor 22-23 lease, SCGC leases approximately 56,014 square feet with a lease expiration date of March 31, 2019. Pursuant to the floor 28 lease, SCGC leases approximately 28,007 square feet with a lease expiration date of December 31, 2017.
(4)	Sidley Austin has two, 5-year extension options upon written notice at least 12 months prior to the expiration date at 95% of the fair market rent. Sidley Austin has a contraction right effective as of December 31, 2018 with notice by December 31, 2017. Contraction space can be one full floor or all of the tenant’s continuous space on any floor where the tenant leases a portion of the floor and will either be the uppermost or lowermost floor of Sidley Austin’s contiguous floors or any noncontiguous floor. The contraction fee is equal to the sum of (a) unamortized free rent, tenant improvement allowance, early refurbishment allowance, brokerage fees and commissions, and (b) three months of base rent and additional rent/pass through (estimated to be $827,017).
(5)	Deloitte has two, 5-year extension options upon written notice at least 12 months prior to the expiration date at fair market rent. Deloitte has a one-time right to contract up to one full floor of either the highest or lowest floor of the Deloitte space. Deloitte must exercise the right on or before November 30, 2021, which contraction becomes effective February 28, 2023. The contraction fee is equal to a sum of the unamortized concessions allocated to or applicable to such contraction space for tenant improvement allowances, leasehold improvements, any free rent and brokerage fees.
(6)	Latham & Watkins has one, 5-year extension option upon written notice at least 15 months prior to the expiration date at fair market rent. Latham & Watkins has no termination options.
(7)	WeWork has two, 5-year extension options upon written notice at least 18 months prior to the expiration date at fair market rent. WeWork has no termination options.
(8)	The WeWork lease expiration date will occur on the last day of the 204th month after the rent commencement date, which is currently scheduled to occur on July 31, 2033, subject to adjustment in accordance with the terms of the WeWork lease.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	7	70,112	5.1%	70,112	5.1%	$23.55	6.4%	6.4%
2018	4	28,779	2.1%	98,891	7.2%	$29.59	3.3%	9.6%
2019	16	127,435	9.3%	226,326	16.5%	$24.99	12.3%	21.9%
2020	15	97,218	7.1%	323,544	23.6%	$21.72	8.1%	30.0%
2021	4	8,954	0.7%	332,498	24.2%	$25.56	0.9%	30.9%
2022	0	0	0.0%	332,498	24.2%	$0.00	0.0%	30.9%
2023	11	171,610	12.5%	504,108	36.7%	$23.30	15.4%	46.3%
2024	1	12,924	0.9%	517,032	37.7%	$22.77	1.1%	47.5%
2025	2	33,022	2.4%	550,054	40.1%	$22.77	2.9%	50.4%
2026	25	385,057	28.1%	935,111	68.1%	$20.14	29.9%	80.2%
2027	0	0	0.0%	935,111	68.1%	$0.00	0.0%	80.2%
Thereafter	9	204,521	14.9%	1,139,632	83.0%	$25.08	19.8%	100.0%
Vacant	NAP	232,697	17.0%	1,372,329	100.0%	NAP	0.0%	100.0%
Total / Wtd. Avg.	94	1,372,329	100.0%			$22.78	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

The Loan.    The Gas Company Tower & World Trade Center Parking Garage loan (the “Gas Company Tower Loan”) is a fixed rate loan secured by the borrowers’ fee simple interests in (i) a 50-story, Class A office and retail building and a 979 stall on-site subterranean parking garage located at 555 West Fifth Street, Los Angeles, California (the “Gas Company Tower”) and (ii) the 1,186 stall World Trade Center Parking Garage located at 350 South Figueroa Street, Los Angeles, California (the “WTC Garage” and, together with Gas Company Tower, the “Mortgaged Properties” or the “Property”) with an original principal balance of $40.0 million. The Gas Company Tower Loan is evidenced by the non-controlling Note A-1-C and is a part of a $319.0 million whole loan that is evidenced by eight promissory notes: six senior notes with an aggregate original principal balance of $144.0 million (the “Senior Notes”) and two junior notes with an original principal balance of $175.0 million (the “Junior Notes” and, together with the Senior Notes, the “Gas Company Tower Whole Loan”). The Gas Company Tower Whole Loan was co-originated by Deutsche Bank AG, New York Branch (an affiliate of GACC) and Barclays Bank PLC (“Barclays”). Only the Gas Company Tower Loan will be included in the CD 2016-CD1 mortgage trust. Four of the Senior Notes with an aggregate original principal balance of $89.0 million along with the Junior Notes are expected to be contributed to the COMM 2016-GCT mortgage trust. One Senior Note with an original principal balance of $15.0 million is expected to be held by Barclays or an affiliate and contributed to one or more future securitizations.

The relationship between the holders of the Senior Notes and the Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool– The Whole Loans–Gas Company Tower & World Trade Center Parking Garage Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C	$40,000,000	$40,000,000	CD 2016-CD1	No
A-1-S1, A-1-S2, A-1-S3, A-2-S	$89,000,000	$89,000,000	COMM 2016-GCT	Yes
B-1, B-2	$175,000,000	$175,000,000	COMM 2016-GCT	Yes
A-2-C	$15,000,000	$15,000,000	Barclays	No
Total	$319,000,000	$319,000,000

The Gas Company Tower Loan has a 5-year term and pays interest only for the term of the loan. The Gas Company Tower Loan accrues interest at a fixed rate equal to 3.47270% and has a Cut-off Date Balance of $40.0 million. The Gas Company Tower Whole Loan proceeds, in addition to approximately $18.0 million of cash equity from the sponsor, were used to refinance existing debt of $458.0 million, fund approximately $29.6 million in upfront reserves and pay transaction costs of approximately $3.7 million. Based on the appraised value of $611.0 million as of June 21, 2016, the Cut-off Date LTV for the Senior Notes is 23.6%. The most recent prior financing of the Gas Company Tower was included in the JPMCC 2006-LP8 and WBCMT 2006-C28 securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$319,000,000	64.9%	Refinance Existing Debt	$458,000,000	93.2%
First Mezzanine Loan	$131,000,000	26.7%	Reserves	$29,626,962	6.0%
Existing Reserves	$23,319,629	4.7%	Closing Costs	$3,657,687	0.7%
Sponsor Equity	$17,965,020	3.7%
Total Sources	$491,284,649	100.0%	Total Uses	$491,284,649	100.0%

The Borrowers / Sponsor.    The borrowers, Maguire Properties-555 W. Fifth, LLC and Maguire Properties – 350 S. Figueroa, LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrowers and the non-recourse carve-out guarantor is Brookfield DTLA Holdings LLC, which is approximately 47.3% owned and 100.0% controlled by Brookfield Office Properties Inc. and affiliates. The remaining interest in Brookfield DTLA Holdings LLC is owned by two sovereign wealth funds, each of which owns approximately 17.5% of Brookfield DTLA Holdings LLC, and a pension fund which owns the remaining approximately 17.7%.

Brookfield Office Properties Inc. is 100.0% owned by Brookfield Property Partners and Brookfield Asset Management Inc. Brookfield Property Partners is the real estate platform of Brookfield Asset Management. Brookfield Asset Management is a global alternative asset manager with over $240.0 billion of assets-under-management (“AUM”) as of March 31, 2016, concentrated in property, infrastructure, renewable energy and private equity. Founded in 1899, Brookfield Asset Management has 28,000 employees in over 100 offices in 20 different countries as of 2014.

Brookfield Property Partners (“Brookfield”) (NYSE: BPY) is a global commercial property company that owns, operates, and invests in best-in-class office, retail, multifamily, industrial, hotel, self-storage and triple net lease assets. Brookfield’s diversified portfolio includes interests in 428 office and retail properties encompassing approximately 277 million square feet, 206 industrial properties totaling over 54 million square feet, 39,500 multifamily units across 140 properties, 18,214 hotel rooms spread across 27 assets, over 300 properties of triple net leased automotive dealerships and 31 million square feet of total office and multifamily developments. As of December 31,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

2015, Brookfield reported total net operating income across its assets of $2.3 billion, FFO of $710.0 million and net income of $3.8 billion. As of March 31, 2016, Brookfield reported total assets of $66.3 billion.

The Property. The Gas Company Tower, constructed in 1991 and designed by Skidmore, Owings & Merrill, is a 50-story, approximately 1.4 million square foot, LEED Gold certified, Class A, office building with a 979 stall on-site subterranean parking garage located in the Los Angeles, California central business district (“Los Angeles CBD”), within the greater downtown Los Angeles County Market Area. The Gas Company Tower’s net rentable area (“NRA”) consists of approximately 1.3 million square feet of office space, 10,436 square feet of retail space and 44,044 square feet of storage space. In addition, the Gas Company Tower includes 2,165 parking stalls (1.6 stalls per 1,000 NRA) comprised of a 979 stall on-site subterranean parking garage and the 1,186 stall WTC Garage, and offers tenants a complimentary shuttle to and from the WTC Garage. Additional amenities include a full-service cafeteria, Starbucks and a location adjacent to the Pershing Square metro station, which provides commuter rail service to Santa Monica and connectivity to the greater Los Angeles area via the Metro Rail (red/purple lines) and Metro Busway (silver line).

The Gas Company Tower is also located adjacent to Civic Center, the largest government center in the United States outside of Washington D.C. and is in close proximity to several cultural destinations, including the Broad Museum, the Walt Disney Concert Hall and the Museum of Contemporary Art.

In October 2013, the sponsor acquired MPG Office Trust (“MPG”) for approximately $3.2 billion and took control of four office towers totaling approximately 5.0 million square feet. As part of the acquisition of MPG, the sponsor acquired the Gas Company Tower for an allocated purchase price of approximately $458.7 million and subsequently invested approximately $41.1 million in base building capital expenditures, tenant improvements and landlord work, leasing commissions, and other leasing costs. Of the approximately $41.1 million, the Gas Company Tower has undergone approximately $4.1 million in capital improvements in an effort to modernize and upgrade building attributes. The sponsor is also currently completing a lobby renovation with a total budget of approximately $8.4 million. The renovation is expected to be completed by the end of 2016.

At the time of acquisition, the Gas Company Tower was approximately 68.0% occupied and the sponsor has since executed approximately 493,000 square feet of leasing (including new leases, renewal leases and expansion leases) to increase the Gas Company Tower to an current occupancy of approximately 83.0% as of June 1, 2016. Moreover, since April 2015, the sponsor has completed 329,294 square feet of major office leasing at a weighted average triple net rent of $24.43 PSF through new leases, expansion and renewals at the Gas Company Tower.

As of June 1, 2016, the Gas Company Tower is approximately 83.0% occupied. The Gas Company Tower’s five largest tenants are SCGC (A+/A1/A by Fitch/Moody’s/S&P, 34.2% of NRA, lease expiration date: Various), Sidley Austin (2016 AMLaw Top 100: #7 ranking, 12.0% of NRA, lease expiration date: 12/31/2023), Deloitte (8.2% of NRA, lease expiration date: 1/31/2031), Latham & Watkins (2016 AMLaw Top 100: #1, 7.1% of NRA, lease expiration date: 12/31/2020), and WeWork (6.7% of NRA, anticipated lease expiration date: 7/31/2033). The top five tenants represent approximately 68.2% of NRA and 80.2% of the underwritten gross rent and have a weighted average remaining term of 9.6 years. In addition, only 23.8% of the NRA expires during the term of the Gas Company Tower Whole Loan. According to industry reports, the Gas Company Tower has averaged approximately 87.0% occupancy over the past 20 years.

Environmental Matters. The Phase I environmental report dated June 28, 2016 recommended no further action at the Gas Company Tower.

Major Tenants.

SCGC (469,078 sq. ft.; 34.2% of NRA; 37.6% of U/W Base Rent; A+/A1/A by Fitch/Moody’s/S&P). SCGC, headquartered in Los Angeles, California is a utility company that provides natural gas distribution services. SCGC is a subsidiary of Sempra Energy (NYSE: SRE), a natural gas utilities holding company in San Diego, California. SCGC is the nation’s largest natural gas distribution utility, serving over 21 million customers in more than 500 communities throughout southern California, including Los Angeles, Orange, and Riverside counties. The Gas Company Tower has served as the corporate headquarters for SCGC since 1991. SCGC executed a 15-year renewal that commenced in November 2011 and has four, five-year renewal options remaining under its main lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

SCGC Termination and Contraction Options
Suite	Square Feet	Option Status	Notice Date	Effective Date	Suite Expiration Date
Various(1)	374,402	One-time	5/9/2020	11/9/2021	10/31/2026
- Suite 270	21,852	Ongoing	3 Months	Ongoing	10/31/2026
- Full Floor(2)	Up to 28,007	One-time	8/9/2018	11/9/2019	10/31/2026
- Two Full Floors(3)	Up to 56,014	One-time	8/9/2019; 5/9/2019	11/9/2020	10/31/2026
Various Storage(4)	10,655	Ongoing	30 Days	Ongoing	10/31/2026
Suite 2200	28,007	Ongoing	3 Months	Ongoing	3/31/2019
- Suite 2200	12,805	One-time	9/30/2016	12/31/2016	3/31/2019
Suite 2300	28,007	One-time	9/24/2016, 9/24/2017	3/24/2017; 3/24/2018	3/31/2019
(1)	Termination right for the entire 374,402 square feet. Payment of a termination fee equal to the sum of unamortized TI/LC, and free rent (estimated to be approximately $8.2 million). Applicable to suites 200, 270, 900, 1000, 1100, 1200, 1400, 1500, 1600, 1700, 1800, 1900, 2000, 2100, C011, C023, C027, CC30, GE08.
(2)	Applicable to uppermost or lowest full floor.
(3)	If SCGC does not exercise the preceding Full Floor option, may exercise up to Two Full Floors consisting of (a) two uppermost full floors or (b) two lowest full floors. Payment of a termination fee equal to the sum of unamortized TI/LC, and free rent. Termination fees are estimated to be (i) $893,844 for one full floor effective 11/9/19, (ii) $766,152 if one full floor effective 11/9/20 and (iii) $1,532,304 if two full floors effective 11/9/20.
(4)	Applicable to suites 0650S, GE05, P604, P605, P706, P717.

Sidley Austin (164,674 sq. ft.; 12.0% of NRA; 14.7% of U/W Base Rent) Sidley Austin, a law firm, focuses on business transactions and litigation, and the firm’s geographic diversity enables it to handle multinational matters. Sidley Austin’s clients are in the agribusiness, energy, financial services, insurance, investment fund, life sciences, and technology sectors. Notable clients include Toys “R” Us, China Horizon Investments, Wanxiang America, UBS, GlaxoSmithKline, and Flextronics International.

Sidley Austin has been a tenant at the Gas Company Tower since 1992 and executed a 15-year renewal that commenced in January 2009. Sidley Austin has two, five-year renewal options remaining. Sidley Austin has a contraction right effective as of December 31, 2018 with notice by December 31, 2017. Contraction space can be one full floor or all of the tenant’s continuous space on any floor where the tenant leases a portion of the floor and will either be the uppermost or lowermost floor of Sidley Austin’s contiguous floors or any noncontiguous floor. The contraction fee is equal to the sum of (a) unamortized free rent, tenant improvement allowance, early refurbishment allowance, brokerage fees and commissions, and (b) three months of base rent and additional rent/pass through (estimated to be $827,017).

Deloitte (112,028 sq. ft.; 8.2% of NRA; 10.1% of U/W Base Rent) Deloitte is a global professional services firm headquartered in New York, New York. Deloitte provides audit, tax, consulting, and financial advisory services and employs over 220,000 professionals worldwide. Deloitte reported revenues of $35.2 billion in 2015 and was named number one in both global consulting and management consulting based on aggregate revenue by Kennedy Consulting Research and Advisory. Additionally, it has the highest market share in consulting worldwide and has been named one of Fortune magazine’s “100 Best Companies to Work For.”

Deloitte took occupancy at the Gas Company Tower in December 2014 and is the first tenant to have their logo affixed to the peak of the building.

The Market. The Mortgaged Properties are located in the Los Angeles central business district (“CBD”), within the greater Los Angeles County market area. The downtown Los Angeles market area consists of five submarkets which contain a total inventory of approximately 34.1 million square feet in 90 buildings. The direct vacancy rate in the downtown Los Angeles market area was 16.8% as of the first quarter of 2016, with a direct weighted average gross rental rate of $37.19 PSF.

The most significant component of the downtown office supply is concentrated in the Los Angeles CBD. This district is bordered by the Harbor Freeway (Interstate 110) on the west, Ninth Street to the south, Second Street on the north, and Hill Street to the east. The Los Angeles CBD comprises approximately 79.4% of the existing inventory in the downtown market, and represents the greatest concentration of office space within the greater Los Angeles area. The downtown Los Angeles market area submarkets are detailed below:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

Downtown Los Angeles Market Area Office Market – Q1 2016(1)
	CBD/Financial District	South Park	Central City East	Little Tokyo/Chinatown	Central City West	Submarkets Summary
Number of Buildings	53	9	7	7	14	90
Inventory (SF)	27,076,998	1,880,137	801,448	610,213	3,726,291	34,095,087
Total Space Available (SF)	4,878,711	380,908	104,406	114,243	262,633	5,740,901
Direct Space Available (SF)	4,859,743	380,908	104,406	112,062	256,633	5,713,752
Direct Vacancy Rate	17.9%	20.3%	13.0%	18.4%	6.9%	16.8%
Total Vacancy Rate	18.0%	20.3%	13.0%	18.7%	7.0%	16.8%
Direct Gross Rental Rate	$39.30	$31.49	$32.72	$35.30	$26.05	$37.19
Direct Net Absorption (SF)	421,285	(23,946)	3,877	1,336	7,112	409,664
(1)	Source: Appraisal.

The Gas Company Tower primarily competes with other Class A office buildings in the Los Angeles CBD. The appraiser identified 22 competitive properties in the downtown Los Angeles market area totaling approximately 20.5 million square feet.

Of the 22 competitive buildings, seven were built in the period between 1989 and 1992 and are the newest Class A major office buildings in the downtown Los Angeles market area. The weighted average direct vacancy for the seven newer vintage assets is approximately 21.7%, compared to approximately 17.3% for the full competitive set. The following chart summarizes the seven properties completed between 1989 and 1992:

Directly Competitive Buildings(1)
Property	Office Area (NRA)	Available Sq. Ft. (Direct)	Available Sq. Ft. (Sublease)	Direct Occupancy	Total Occupancy	Direct Asking Rent (Low)	Direct Asking Rent (High)	Lease Type
U.S. Bank Tower	1,432,539	358,689	10,000	70.0%	74.3%	$42.50	$46.00	Gross
Two California Plaza	1,415,445	661,333	0	53.3%	53.3%	$41.40	$41.40	Gross
777 Tower	1,024,834	140,623	0	86.3%	86.3%	$23.00	$28.00	NNN
Figueroa at Wilshire	1,118,941	135,514	46,650	87.9%	83.7%	$24.00	$28.00	NNN
865 S. Figueroa	688,016	18,229	0	97.4%	97.4%	$24.96	$24.96	NNN
KPMG Center	590,207	48,201	3,145	91.8%	91.3%	$28.00	$28.00	NNN
801 Tower	458,570	99,498	10,000	78.3%	76.1%	$26.00	$27.00	NNN
Total / Wtd. Avg.	6,728,552	1,462,087	69,795	78.3%	77.3%
(1)	Source: Appraisal.

The appraiser’s market rent conclusions demonstrate that triple net rents for office space at the Gas Company Tower are approximately 9.0% below market. The following table details the appraiser’s rent conclusions by type and location:

Office Market Rents
Type	Lease Term	Market Rent PSF(1)	In Place Annual NNN Rent PSF(2)	% Above (Below) Market	Free Rent (months)	TI’s New / Renew
Office Floors 2-16	7 years	$24.50	$20.87	-14.8%	7.0	$60 / $30
Office Floors 17-29	7 years	$25.00	$22.31	-10.8%	7.0	$60 / $30
Office Floors 30-50	7 years	$26.50	$25.65	-3.2%	7.0	$60 / $30
Retail	7 years	$36.00	$23.91	-33.6%	0.0	$60 / $30
Total / Wtd. Avg.		$25.42	$23.14(3)	-9.0%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.
(3)	Excluding retail and storage space

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 5/31/2016	Sponsor Year 1 Pro Forma	U/W	U/W PSF
Total Minimum/Base Rent	$22,246,902	$19,674,225	$23,850,390	$24,922,467	$27,937,915	$25,957,481	$18.91
Step Rent Credit(1)	0	0	0	0	0	700,212	0.51
NPV Rent Credit(2)	0	0	0	0	0	685,918	0.50
Value of Vacant Space	0	0	0	0	0	9,352,584	6.82
Gross Potential Rent	$22,246,902	$19,674,225	$23,850,390	$24,922,467	$27,937,915	$36,696,196	$26.74
CAM and Other Recoveries	12,497,311	12,565,419	13,182,582	13,491,173	16,583,831	17,771,709	12.95
GCT Gross Parking Revenue	3,762,731	3,893,055	4,404,867	4,442,471	4,882,438	4,882,438	3.56
WTC Net Parking Revenue	1,354,041	1,216,303	1,153,967	1,234,899	1,350,430	1,350,430	0.98
Miscellaneous Income	4,250	128,861	78,697	57,518	60,192	57,518	0.04
Less: Vacancy	0	0	0	0	0	(9,352,584)	(6.82)
Effective Gross Income	$39,865,235	$37,477,863	$42,670,504	$44,148,529	$50,814,806	$51,405,707	$37.46
Total Expenses	17,185,318	19,964,921	21,835,684	22,301,374	23,339,499	22,733,822	16.57
Net Operating Income	$22,679,917	$17,512,942	$20,834,820	$21,847,155	$27,475,307	$28,671,885	$20.89
TI/LC	0	0	0	0	9,347,135	1,720,268	1.25
Capital Expenditures	0	0	0	0	233,653	430,466	0.31
Net Cash Flow	$22,679,917	$17,512,942	$20,834,820	$21,847,155	$17,894,519	$26,521,151	$19.33

(1)	Step Rent Credit represent contractual rent steps through September 1, 2017.
(2)	NPV Rent Credit of contractual rent increases through lease expiration for SCGC, Sidley Austin, Latham & Watkins and Bank Leumi.

Property Management.   The Gas Company Tower is managed by Brookfield Properties Management (CA) Inc., an affiliate of the borrower. The Gas Company Tower’s 979 stall on-site subterranean parking garage and the WTC Garage’s parking operations is managed by ABM Onsite Services – West, Inc., a subsidiary of ABM (NYSE: ABM), a provider of facility solutions with revenues of approximately $4.9 billion and over 100,000 employees across more than 300 offices globally.

Lockbox / Cash Management.     With respect to the Gas Company Tower Loan and excluding the 979 stall on-site subterranean parking garage, the Gas Company Tower Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be directly deposited by the tenants of the Mortgaged Properties into a clearing account controlled by the lender. Funds in the clearing account will be swept daily into the deposit account. In the absence of a Trigger Period (as defined below), the deposit bank is directed by the lender to sweep all amounts in the deposit account to the borrower account controlled by the borrower. During a Trigger Period, funds in the clearing account will be swept daily into a deposit account controlled by the lender and applied and disbursed in accordance with the loan documents. With respect to the WTC Garage and the Gas Company Tower’s 979 stall on-site subterranean parking garage, the Gas Company Tower Whole Loan is structured with a soft lock box and springing cash management. All gross revenue collected by an unaffiliated parking manager of the WTC Garage and the on-site subterranean parking garage, net of such parking manager’s fees and expenses, are required to be deposited monthly into the clearing account controlled by the lender. Funds in the clearing account will be swept daily into the deposit account. In the absence of a Trigger Period, the deposit bank is directed by the lender to sweep all amounts in the deposit account to the borrower account controlled by the borrower. During a Trigger Period, funds in the clearing account will be swept daily into a deposit account controlled by the lender and applied and disbursed in accordance with the loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the commencement of a Low Debt Service Period (as defined below), (iii) the commencement of a Material Tenant Sweep Period (as defined below) or (iv) the commencement of a mezzanine loan default; and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to clause (ii), the Low Debt Service Period has ended, (C) with respect to clause (iii) the Material Tenant Sweep Period has ended or (D) with respect to clause (iv), the mezzanine loan default has been cured.

A “Material Tenant Sweep Period” will commence on the first monthly payment date following the occurrence of: (a) May 9, 2020 (unless (x) prior to such date the Material Tenant (as defined below) did not exercise the right to terminate or contract any of its space and the time period to exercise such option has lapsed or (y) the Material Tenant waived in writing its option to cause the earlier expiration, cancellation, termination or contraction of any of the space demised under the Material Tenant Lease (as defined below)); (b) upon the receipt by borrower or the property manager of notice of the early expiration, cancellation, termination and/or contraction of the Material Tenant Lease or a portion of the Material Tenant Lease, which when combined with all other previous contractions, expirations, terminations or cancellations (exclusive of the first 10,655 square feet of storage space terminated, expired, cancelled or contracted) of any or all space for the Material Tenant (as defined below) exceeds the Material Space Amount (as defined below) for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

such Material Tenant; (c) if the Material Tenant has ceased operating its business (i.e., “goes dark”) at the Mortgaged Properties (or at substantially all of its space at the Mortgaged Properties); (d) if the Material Tenant is in monetary or material non-monetary default under the Material Tenant Lease which has remained uncured for a period of sixty (60) days, or (e) upon a bankruptcy or insolvency proceeding of the Material Tenant. During a Material Tenant Sweep Period, all excess cash flow will be swept into a lender-controlled reserve account to be used for leasing costs and to serve as additional collateral for the loan (the “Lease Sweep Reserve”). A Material Tenant Sweep Period will end upon the earliest of: (A) if as a result of clause (a) above, the Material Tenant (x) did not exercise the right to terminate or contract any of its space and the time period to exercise such option has lapsed, or (y) if the Material Tenant waived the termination or contraction option in writing, (B) if as a result of clause (b) or (c) above, then upon the earlier to occur of (1) the occupancy by one or more replacement tenant(s) of substantially all the space demised under the Material Tenant Lease pursuant to one or more Replacement Leases (as defined below) in order to achieve a DSCR equal to or greater than the applicable Exit DSCR Trigger (defined below) for two consecutive calendar quarters and (2) solely with respect to a Material Tenant Sweep Period that was trigger as a result of clause (b) above and so long as the total square feet of space terminated, expired, cancelled or contracted in the aggregate since closing of the Gas Company Tower Whole Loan is less than 92,366 square feet, the deposit of funds into the Lease Sweep Reserve in an amount equal to the product of $75 and the total amount of space terminated, expired, cancelled or contracted by Material Tenant (exclusive of the first 10,655 square feet of storage space terminated, expired, cancelled or contracted), (C) if as a result of clause (d) above, such monetary default or non-monetary default has been cured and no defaults have occurred for three months, and (D) if as a result of clause (e) above, then (1) in the event the Material Tenant Lease is rejected in the applicable bankruptcy or insolvency proceeding, the date on which substantially all of the space demised under the Material Tenant Lease is leased pursuant to one or more Replacement Leases in order to achieve a DSCR equal to or greater than the applicable Exit DSCR Trigger (as defined below) for two consecutive quarters, or (2) the date on which the Material Tenant Lease is assumed, or is assigned by the trustee or debtor-in-possession in a bankruptcy proceeding pursuant to either (a) a final and non-appealable order of the applicable bankruptcy court approving such assumption, or (b) a plan of reorganization which has become effective and, in either case, is not the subject of a stay pending appeal or otherwise.

“Material Tenant” means SCGC.

“Material Tenant Lease” means, collectively, the leases with SCGC.

“Material Space Amount” means 77,866 total square feet in the aggregate for such Material Tenant (exclusive of the first 10,655 square feet of storage space terminated, expired, cancelled or contracted).

“Replacement Lease” means a replacement lease with tenants reasonably acceptable to lender which (i) is written substantially in accordance with the form of lease which is approved by the lender (subject to commercially reasonable changes) or is otherwise in form and substance acceptable to the lender, (ii) has a term for the greater of (A) at least two years beyond August 6, 2021 or (B) at least five years, (iii) for which all landlord obligations that are associated with initial tenant occupancy, including the payment of all tenant improvements and leasing commissions under such lease or leases, have been fulfilled or reserved for in the Lease Sweep Reserve, such tenants are in occupancy and paying full unabated rent or in the lender’s reasonable judgment there are sufficient funds that have been collected in the Lease Sweep Reserve to cover any then-tenant improvements, leasing commissions, remaining free rent periods or rent abatements then outstanding associated with such lease or leases, and (iv) which is otherwise entered into in accordance with the loan documents.

“Exit DSCR Trigger” means a debt service coverage ratio of at least 1.9455x for the Gas Company Tower Whole Loan and a debt service coverage ratio of at least 1.10x for the total debt of the Gas Company Tower Whole Loan and a $131.0 million mezzanine loan (the “Total Debt”).

A “Low Debt Service Period” will commence if, as of the last day of any quarter, (i) the Gas Company Tower Whole Loan DSCR falls below 1.9455x for two consecutive quarters or (ii) the Total Debt DSCR (based on the balance of the Gas Company Tower Whole Loan and the mezzanine loan) falls below 1.10x for two consecutive quarters and will cease to exist if (A) with respect to clause (i), the Whole Loan DSCR is at least 1.9455x for two consecutive quarters or (B) with respect to clause (ii) the Total Debt DSCR (based on the balance of the Gas Company Tower Whole Loan and mezzanine loan) is at least 1.10x for two consecutive quarters.

Initial Reserves.    At loan origination, the borrower deposited (i) $20,690,506 into the rollover reserve account for outstanding TI/LC’s and $343,082 for future TI/LC’s, (ii) $4,478,325 into the outstanding free rent reserve account for free rent and operating expenses for various tenants, of which $4,160,630 is free rent and operating expenses for SCGC, (iii) $1,000,000 into the WeWork lease reserve to fund rent and operating expenses related to the WeWork lease in the event the WeWork rent commencement date is delayed beyond July 16, 2016, (iv) $2,822,545 into the tax reserve account, (v) $220,760 into the SCGC lease reserve to fund certain reimbursement abatements relating to Proposition 13 of the California Constitution and (vi) $71,744 into the capital expenditure reserve account for future capital expenditures at the mortgaged properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $564,509, into the tax reserve account (ii) $171,541 into the rollover reserve account, (iii) $35,872 into the capital expenditures reserve account and (iv) $14,150 into the Jams and Latham lease reserve account in order to pay all free rent and operating expense amounts under the Jams Lease and the Latham & Watkins lease. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place and at the beginning of each lease year under any lease, the borrower is required to deposit any rent paid more than one month in advance into the prepaid rent reserve account.

Current Mezzanine or Subordinate Indebtedness.    The Gas Company Tower Whole Loan includes the Junior Notes with an original principal balance of $175,000,000 that is expected to be contributed to the COMM 2016-GCT transaction. In addition, a $131,000,000 mezzanine loan was funded concurrently with the origination of the Gas Company Tower Whole Loan and thereafter sold to GCT Magnus, LLC. The mezzanine loan is coterminous with the Gas Company Tower Whole Loan and accrues interest at a fixed per annum rate equal to 6.50000%. An intercreditor agreement is in place with respect to the Gas Company Tower Whole Loan and the related mezzanine loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

555 West Fifth Street; 350 South Figueroa Street Los Angeles, CA 90013; Los Angeles, CA 90071	Collateral Asset Summary – Loan No. 8 Gas Company Tower & World Trade Center Parking Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 23.6% 5.23x 19.9%

CARTIFACT
World Trade Center
Parking Garage
350 South Figueroa Street
Los Angeles, CA 90071
Gas Company Tower
555 West Fifth Street
Los Angeles, CA 90013
CIVIC CENTER
BUNKER HILL
CROWN HILL
LITTLE TOKYO
TOY DISTRICT
FINANCIAL DISTRICT
CITY WEST
JEWELRY DISTRICT
OLD BANK DISTRICT & GALLERY ROW
Los Angeles City Hall
Walt Disney Concert Hall
Music Center
Grand Park
Stanley Mosk LA County Court House
Federal Courthouse
Times Mirror Square: LA Times Square
LAPD Headquarters
The Broad
MOCA Museum of Contemporary Art
California Plaza
Wells Fargo Center
Bank of America Plaza
Angels Flight
Grand Central Market
Bradbury Building
Ronald Reagan State Building
Union Bank Plaza
The Westin Bonaventure Hotel & Suites
Citigroup Center
US Bank Tower
Richard J. Riordan Central Library
City National Plaza
Millennium Biltmore
Pershing Square
Figueroa at Wilshire
707 Wilshire
The Bloc
FIGat7th
Los Angeles Center Studios
Edward R. Roybal Learning Center
Garland Building City of Los Angeles
WILSHIRE BLVD
1ST ST
2ND ST
3RD ST
4TH ST
5TH ST
6TH ST
7TH ST
8TH ST
FIGUEROA ST
FLOWER ST
HOPE ST
GRAND AVE
OLIVE ST
HILL ST
BROADWAY
SPRING ST
MAIN ST
LOS ANGELES ST
110
7TH ST / METRO CENTER
METRO RED & PURPLE LINES
Future Los Angeles Streetcar
SAN FERNANDO VALLEY
Burbank
Pasadena
Glendale
Los Angeles
Santa Monica
Beverly Hills
West Hollywood
Culver City
Inglewood
El Segundo
Manhattan Beach
Torrance
Long Beach
Downey
Compton
Lakewood
Vernon
South Gate
Santa Monica Bay
BUR
LAX
LGB

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

50 Northern Avenue & 11 Fan Pier Boulevard Boston, MA 02110	Collateral Asset Summary – Loan No. 9 Vertex Pharmaceuticals HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 35.5% 6.28x 17.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

50 Northern Avenue & 11 Fan Pier Boulevard Boston, MA 02110	Collateral Asset Summary – Loan No. 9 Vertex Pharmaceuticals HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 35.5% 6.28x 17.9%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/DBRS)(1):	Aa2/A-/AA
Sponsor:	Senior Housing Properties Trust
Borrower:	SNH Seaport LLC
Original Balance(2):	$30,000,000
Cut-off Date Balance(2):	$30,000,000
% by Initial UPB:	4.3%
Interest Rate(3):	2.79817647%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	November 6, 2028
Anticipated Repayment Date(3):	August 6, 2026
Amortization:	Interest only, then ARD
Additional Debt(2)(4):	$395,000,000 Pari Passu Debt; $195,000,000 Mezzanine Debt
Call Protection(5):	L(24), DorYM0.5(89), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(6)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Lease Termination Fund:	$0	Springing

Financial Information
	Whole Loan(7)	Total Debt(8)
Cut-off Date Balance / Sq. Ft.:	$375	$547
Balloon Balance / Sq. Ft.:	$375	$547
Cut-off Date LTV:	35.5%	51.8%
Balloon LTV(9):	35.5%	51.8%
Underwritten NOI DSCR:	6.31x	3.43x
Underwritten NCF DSCR:	6.28x	3.42x
Underwritten NOI Debt Yield:	17.9%	12.3%
Underwritten NCF Debt Yield:	17.8%	12.2%
Underwritten NOI Debt Yield at Balloon(9):	17.9%	12.3%
Underwritten NCF Debt Yield at Balloon(9):	17.8%	12.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Boston, MA
Year Built / Renovated:	2013 / NAP
Total Sq. Ft.:	1,133,723
Property Management:	The RMR Group LLC
Underwritten NOI:	$76,062,408
Underwritten NCF:	$75,778,977
Appraised Value:	$1,198,000,000
Appraisal Date:	June 3, 2016

Historical NOI
Most Recent NOI(10):	$70,924,928 (December 31, 2015)
2014 NOI:	$43,928,033 (December 31, 2014)
2013 NOI(12):	NAP
2012 NOI(12):	NAP

Historical Occupancy
Most Recent Occupancy(11):	99.9% (April 30, 2016)
2015 Occupancy(11):	99.6% (December 31, 2015)
2014 Occupancy(11):	100.0% (December 31, 2014)
2013 Occupancy(12):	NAP
(1)	Moody’s/Fitch/DBRS provided the above ratings for the Vertex Pharmaceuticals HQ Whole Loan in the context of its inclusion in the mortgage pool. On a stand-alone basis, Fitch rated the Vertex Pharmaceuticals HQ Whole Loan “BBB-”.
(2)	The Original Balance and Cut-off Date Balance of $30.0 million represent the non-controlling Note A-5 of the $425.0 million Vertex Pharmaceuticals HQ Whole Loan evidenced by ten pari passu notes. The Note A-5 will be included in the CD 2016-CD1 mortgage trust. The controlling Note A-1, with an original principal balance of $80.0 million, is expected to be included in the WFCM 2016-BNK1 mortgage trust. The non-controlling Notes A-2-1, A-2-2, A-2-3, A-3, and A-4, with an aggregate original principal balance of $217.5 million, are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future securitizations. The non-controlling Notes A-6-1, A-6-2 and A-7, with an aggregate original principal balance of $97.5 million, are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future securitizations. For additional information on the pari passu companion loans, see “The Loan” herein.
(3)	If the Vertex Pharmaceuticals HQ Whole Loan is not paid in full by the Anticipated Repayment Date, the interest rate will increase. For additional information, see “The Loan” herein.
(4)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(5)	Voluntary prepayment of the Vertex Pharmaceuticals HQ Whole Loan with payment of a prepayment fee equal to the greater of 0.5% or the yield maintenance premium is permitted after August 6, 2018. Voluntary prepayment of the Vertex Pharmaceuticals HQ Whole Loan without payment of any prepayment premium is permitted on or after the due date in February 2026. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the Vertex Pharmaceuticals HQ Whole Loan and (ii) the date that is 42 months after the origination date, the Vertex Pharmaceuticals HQ Whole Loan may be defeased as more particularly set forth in the Vertex Pharmaceuticals HQ Whole Loan documents.
(6)	See “Initial Reserves” and “Ongoing Reserves” herein.
(7)	Whole Loan DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Vertex Pharmaceuticals HQ Whole Loan only, which has a principal balance of $425.0 million.
(8)	Total Debt DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate total debt, which includes the Vertex Pharmaceuticals HQ Whole Loan and the mezzanine loan with an original principal balance of $195.0 million.
(9)	Calculated as of the Anticipated Repayment Date.
(10)	The increase in Most Recent NOI over 2014 NOI is due primarily to Vertex not being in full occupancy of and paying for all of its space until the end of 2014.
(11)	Includes 7,300 sq. ft. (0.6% of NRA) of unoccupied retail space that is master leased by an affiliate of original developer of the property.
(12)	The Vertex Pharmaceuticals HQ Property was constructed in 2013. As such, historical occupancy and NOI prior to 2014 is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

50 Northern Avenue & 11 Fan Pier Boulevard Boston, MA 02110	Collateral Asset Summary – Loan No. 9 Vertex Pharmaceuticals HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 35.5% 6.28x 17.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Vertex	NR/NR/NR	1,082,417	95.5%	$67.06	96.6%	12/31/2028(1)
Non-Major Tenants(2)		49,906	4.4%	$51.44	3.4%	Various
Total Occupied Collateral		1,132,323	99.9%	$66.37	100.0%
Vacant		1,400	0.1%
Total		1,133,723	100.0%

(1)	Vertex has one, ten-year extension option with 20 months’ written notice prior to its lease expiration. Vertex has no termination or contraction options.
(2)	Non-Major Tenants are comprised of first floor retail space and include 7,300 sq. ft. (0.6% of NRA) of unoccupied space master leased by an affiliate of the original developer of the property, which represents approximately 0.7% of the Total U/W Base Rent.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	2	8,793	0.8%	8,793	0.8%	$62.38	0.7%	0.7%
2025	4	14,047	1.2%	22,840	2.0%	$50.23	0.9%	1.7%
2026	1	2,746	0.2%	25,586	2.3%	$55.00	0.2%	1.9%
Thereafter	4	1,106,737	97.6%	1,132,323	99.9%	$66.64	98.1%	100.0%
Vacant	NAP	1,400	0.1%	1,133,723	100.0%	NAP	NAP
Total / Wtd. Avg.	11	1,133,723	100.0%			$66.37	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan.    The Vertex Pharmaceuticals HQ loan (the “Vertex Pharmaceuticals HQ Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 1,133,723 sq. ft. office complex located at 50 Northern Avenue and 11 Fan Pier Boulevard in Boston, Massachusetts (the “Vertex Pharmaceuticals HQ Property”). The Vertex Pharmaceuticals HQ Loan is evidenced by the non-controlling Note A-5, with an Original Balance and Cut-off Date Balance of $30.0 million, of a whole loan that has an aggregate original principal balance of $425.0 million (the “Vertex Pharmaceuticals HQ Whole Loan”) and is comprised of ten pari passu notes. The pari passu companion loan evidenced by the controlling Note A-1 is expected to be included in the WFCM 2016-BNK1 mortgage trust. The pari passu companion loans evidenced by the non-controlling Notes A-2-1, A-2-2, A-2-3, A-3 and A-4, with an aggregate original principal balance of $217.5 million, are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future commercial mortgage securitization transactions. The non-controlling Notes A-6-1, A-6-2 and A-7, with an aggregate original principal balance of $97.5 million, are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future commercial mortgage securitization transactions.

The relationship between the holders of the notes comprising the Vertex Pharmaceuticals HQ Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—Vertex Pharmaceuticals Headquarters Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

50 Northern Avenue & 11 Fan Pier Boulevard Boston, MA 02110	Collateral Asset Summary – Loan No. 9 Vertex Pharmaceuticals HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 35.5% 6.28x 17.9%

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	WFCM 2016-BNK1(1)	Yes
A-2-1	$40,000,000	$40,000,000	MSBNA	No
A-2-2	$30,000,000	$30,000,000	MSBNA	No
A-2-3	$10,000,000	$10,000,000	MSBNA	No
A-3	$80,000,000	$80,000,000	MSBNA	No
A-4	$57,500,000	$57,500,000	MSBNA	No
A-5	$30,000,000	$30,000,000	CD 2016-CD1(2)	No
A-6-1	$60,000,000	$60,000,000	CGMRC	No
A-6-2	$15,000,000	$15,000,000	CGMRC	No
A-7	$22,500,000	$22,500,000	CGMRC	No
Total Sources	$425,000,000	$425,000,000

(1)	The initial note holder of the controlling Note A-1 is Morgan Stanley Bank, N.A. Note A-1 is expected to be contributed to the WFCM 2016-BNK1 mortgage trust prior to the closing date for this securitization transaction.
(2)	The initial note holder of the non-controlling Note A-5 is Citigroup Global Markets Realty Corp. Note A-5 is expected to be contributed to the CD 2016-CD1 mortgage trust.

The Vertex Pharmaceuticals HQ Whole Loan has an anticipated repayment date of August 6, 2026 (the “Anticipated Repayment Date”) and a stated maturity date of November 6, 2028. Prior to the Anticipated Repayment Date, the Vertex Pharmaceuticals HQ Whole Loan accrues interest at a fixed rate of 2.79817647% (the “Initial Interest Rate”) and requires payments of interest only. From and after the Anticipated Repayment Date, the Vertex Pharmaceuticals HQ Whole Loan will accrue interest at a per annum rate equal to the sum of (1) the Initial Interest Rate, plus (2) the product of (A) the quotient of (x) the Initial Interest Rate divided by (y) 3.5300%, multiplied by (B) the difference between (x) the Aggregate Extended Interest Rate (as defined below), minus (y) 3.5300% (the “Revised Interest Rate”).

“Aggregate Extended Interest Rate” means the greater of (i) 6.5300% or (ii) the sum of (1) the then effective U.S. swap rate for a swap terminating on the then effective maturity date plus (2) 5.0000%.

All interest, including interest accrued at the excess of the Revised Interest Rate over the Initial Interest Rate, is required to be paid currently on each monthly payment date through the final maturity date of the Vertex Pharmaceuticals HQ Whole Loan. If the Vertex Pharmaceuticals HQ Whole Loan is not repaid in full on or prior to the Anticipated Repayment Date, from and after the occurrence of the Anticipated Repayment Date and provided no event of default under the Vertex Pharmaceuticals HQ Whole Loan has occurred and is continuing, all excess cash flow is required to be applied to repay the principal balance of the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan (as defined below) on a pro rata basis, based on their respective principal balances. Such excess cash flow is paid only after payment of interest on the Vertex Pharmaceuticals HQ Whole Loan, including interest at the Revised Interest Rate, and (unless there is an event of default under the Vertex Pharmaceuticals HQ Whole Loan) interest on the Vertex Pharmaceuticals HQ Mezzanine Loan at the Mezzanine Revised Interest Rate (as defined below).

The Vertex Pharmaceuticals HQ Whole Loan proceeds and the Vertex Pharmaceuticals HQ Mezzanine Loan proceeds were used to return approximately $616.0 million of equity to the borrower sponsor and pay approximately $4.0 million of closing costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan amount	$425,000,000	68.5%	Return of equity(1)	$616,022,218	99.4%
Mezzanine loan	$195,000,000	31.5%	Closing costs	$3,977,782	0.6%

Total Sources	$620,000,000	100.0%	Total Uses	$620,000,000	100.0%
(1)	The borrower sponsor, Senior Housing Properties Trust, acquired the Vertex Pharmaceuticals HQ Property in 2014 for a purchase price of $1,125,420,000 in part by using proceeds from its unsecured revolving credit facility. The borrower sponsor has informed the lender that it expects to use proceeds of the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan to repay a portion of the outstanding borrowings under the unsecured revolving credit facility and for general business purposes. Following the repayment, there will be approximately $900 million available under the borrower sponsor’s unsecured revolving credit facility.

The Borrower / Sponsor.    The borrower, SNH Seaport LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is Senior Housing Properties Trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

50 Northern Avenue & 11 Fan Pier Boulevard Boston, MA 02110	Collateral Asset Summary – Loan No. 9 Vertex Pharmaceuticals HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 35.5% 6.28x 17.9%

Senior Housing Properties Trust, a publicly traded real estate investment trust, owns independent living and assisted living communities, continuing care retirement communities, nursing homes, wellness centers and medical offices, and clinic and biotech laboratory buildings located throughout the United States, and focuses on owning triple net leased properties. As of March 31, 2016, Senior Housing Properties Trust owned 428 properties in 43 states and Washington, D.C.

The Property. The Vertex Pharmaceuticals HQ Property consists of the fee interest in a two-building, 15-story, class A HQ office complex totaling 1,133,723 sq. ft., located in the master-planned Fan Pier mixed use development in the Seaport District of Boston, Massachusetts. The Fan Pier development is a live-work-play development that features over 3.0 million sq. ft. of office, retail, hotel and residential buildings, multiple public parks, restaurants, and access to Boston’s HarborWalk and the Institute of Contemporary Art. The Fan Pier development also features the Fan Pier Marina, a professionally managed, six-acre marina with deep-water access, as well as water taxi access to Logan International Airport. The Vertex Pharmaceuticals HQ Property features floor plates of approximately 40,000 sq. ft. on the lab floors (floors 2-8) and floor plates of approximately 28,000 sq. ft. on the office floors (floors 9-15). The Vertex Pharmaceuticals HQ Property features high end finishes, flexible floor plates that can accommodate full floor or multi-tenant users, state-of-the-art laboratory and research space, floor to ceiling glass exteriors and highly visible exterior signage. Both buildings which comprise the Vertex Pharmaceuticals HQ Property, 11 Fan Pier Boulevard and 50 Northern Avenue, have achieved LEED Gold certification. The two buildings that comprise the Vertex Pharmaceuticals HQ Property are connected via a skybridge between the 5th and 6th floors. Parking at the Vertex Pharmaceuticals HQ Property is provided by a 3-level, 740-space subterranean parking garage, resulting in a parking ratio of 0.65 spaces per 1,000 sq. ft. of net rentable area.

The Vertex Pharmaceuticals HQ Property was constructed in 2013 as a built-to-suit headquarters for Vertex Pharmaceuticals Incorporated (“Vertex Pharmaceuticals” or “Vertex”), which leases 100.0% of the Vertex Pharmaceuticals HQ Property’s office, lab, storage and mechanical space. The borrower sponsor invested approximately $161.6 million ($149.30 PSF) for Vertex Pharmaceuticals’ initial tenant improvement allowance. In addition, Vertex Pharmaceuticals subsequently invested a reported $75.0 million ($69.29 PSF) to convert the lower floors of the towers to lab space. Vertex Pharmaceuticals’ leases run through December 31, 2028, each with one, ten-year extension option at fair market rent remaining. Vertex Pharmaceuticals is focused on developing and commercializing therapies for the treatment of cystic fibrosis and currently has two marketed medicines to treat cystic fibrosis: ORKAMBI and KALYDECO. ORKAMBI was approved by the United States Food and Drug Administration (“FDA”) in July 2015 and the European Commission in November 2015 for the treatment of patients with cystic fibrosis 12 years of age and older. KALYDECO was approved in 2012 by the FDA and European Commission as a treatment for patients with cystic fibrosis six years of age and older. In addition, Vertex Pharmaceuticals has multiple other development programs in the field of cystic fibrosis, as well as other early- and mid-stage development programs in the areas of oncology, pain and neurology.

The Vertex Pharmaceuticals HQ Property features 49,906 sq. ft. of ground floor retail and associated storage space leased to a variety of complementary tenants, including Frank Anthony’s, a gourmet market and specialty grocer, Babbo Enoteca Fp, Llc, an Italian restaurant and pizzeria, B.good, a health-conscious fast-food chain restaurant, Leader Bank, a retail bank branch, Starbucks, and Bright Horizons Children’s Center, a daycare and preschool.

Environmental Matters. The Phase I environmental report dated June 10, 2016 reported that the groundwater beneath the Vertex Pharmaceuticals HQ Property exceeded the United States Environmental Protection Agency National Pollution Discharge Elimination System limits for certain metals (cyanide, antimony, copper, lead, iron, and zinc). There is currently an installed groundwater treatment system designed to manage the condition per EPA guidance and as such, the condition is considered a controlled recognized environmental condition. In the event that the environmental indemnitor does not have a long-term unsecured debt rating of at least “BBB-” by Fitch and S&P and “Baa3” by Moody’s, the borrower is required to obtain an environmental impairment liability insurance policy as described in (and subject to the limitations described in) the Preliminary Prospectus under “Description of the Mortgage Pool—Environmental Considerations.”

Major Tenant.

Vertex (1,082,417 sq. ft.; 95.5% of NRA; 96.6% of U/W Base Rent) Vertex Pharmaceuticals (NASDAQ: VRTX) is a global biotechnology company that was founded in Cambridge, Massachusetts in 1989. Vertex Pharmaceuticals has leased 95.5% of the net rentable area on a triple-net basis with a 12-year remaining term and one, ten-year renewal option at fair market rent. Vertex Pharmaceuticals has no termination or contraction options.

Vertex Pharmaceuticals Leased Space(1)
Building	Office NRSF	Lab NRSF	Mechanical NRSF	Storage NRSF	Total Vertex Leased NRSF
50 Northern Avenue	211,685	253,800	87,752	2,868	556,105
11 Fan Pier Boulevard	217,462	222,870	76,984	8,996	526,312
Total	429,147	476,670	164,736	11,864	1,082,417
(1)	Certain of Vertex Pharmaceuticals’ net rentable sq. ft. are approximately 164,736 sq. ft. of mechanical space located on the 8th floor and penthouse areas. According to the appraisal, it is a market standard that lab tenants pay full rent for all mechanical areas. Were the subject converted to a multi-tenant office use in the future, the Vertex Pharmaceuticals HQ Property’s net rentable area would most likely be reduced by the amount of the mechanical areas. Vertex Pharmaceuticals currently pays $62.50 PSF for its office, lab and mechanical space and $25.00 PSF for its storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

50 Northern Avenue & 11 Fan Pier Boulevard Boston, MA 02110	Collateral Asset Summary – Loan No. 9 Vertex Pharmaceuticals HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 35.5% 6.28x 17.9%

The Market. According to the appraisal, the Vertex Pharmaceuticals HQ Property is located in the Seaport District of downtown Boston, Massachusetts overlooking Boston Harbor. The Seaport District has benefitted from infrastructure improvements stemming from the completion of Boston’s decades-long “Big Dig” project that concluded in 2007. The Big Dig project converted Interstate 93 from an elevated highway to an underground tunnel through the Boston central business district, and included the construction of the Ted Williams Tunnel which connects Interstate 90 to Logan International Airport under the Seaport District and Boston Harbor. With the conversion of Interstate 93 to an underground tunnel, access from the Boston central business district over the Fort Point Channel to the Seaport District was improved. The Vertex Pharmaceuticals HQ Property benefits from easy access to mass transit, located a block from the Silver Line Courthouse T Station, an approximately 15 minute walk from South Station, and an approximately 10-minute drive from Logan International Airport. Attractions in the Seaport District include the Boston Convention and Exhibition Center, the Seaport Boston Hotel & World Trade Center, the Institute of Contemporary Art/Boston and the Blue Hills Bank Pavilion amphitheater.

The Vertex Pharmaceuticals HQ Property is located in the Seaport office submarket, which contains 8.7 million sq. ft. of office space, and is part of the greater Boston central business district office market, which includes 66.6 million sq. ft. of office space, as of the first quarter of 2016. Recent corporate relocations to the Seaport office submarket include PricewaterhouseCoopers, which executed a 330,000 sq. ft. lease and relocated over 2,500 employees to its recently completed building in Seaport Square; Goodwin Procter LLP, which committed to a large built-to-suit office project totaling 378,000 sq. ft. that will bring over 800 employees to the submarket; and GE, which announced plans to move its corporate headquarters from Connecticut to the Seaport District in Boston and plans to relocate approximately 800 jobs to the area. According to the appraisal, as of the fourth quarter of 2015, the Seaport office submarket exhibited a vacancy rate of 6.4% with asking class A rents of $63.47 PSF on a triple net basis, compared to a vacancy rate of 8.4% and asking class A rents of $58.58 PSF on a triple net basis for the central business district office market as a whole.

The table below summarizes the comparable office leases as determined by the appraisal.

Summary of Comparable Leases(1)
Property	Tenants	Distance From Subject	Net Rentable Area	Lease Area (SF)	Base Rent	Expense Basis	Lease Term (years)
Vertex Pharmaceuticals HQ Property	Vertex	NAP	1,133,723(2)	1,082,417(2)	$67.06(2)	NNN	15.1(2)
Pier IV	Confidential	0.2 miles	376,555	200,000	$50.00	NNN	15.5
675 West Kendall Street	Alnylam Pharmaceuticals	2.3 miles	302,919	295,000	$67.00	NNN	15.0
60 Binney Street	Bluebird Bio	2.3 miles	530,478	267,278	$72.50	NNN	10.3
320 Bent Street	Momenta Pharmaceuticals	2.8 miles	184,405	105,000	$68.00	NNN	10.0
100-110 Northern Avenue	Goodwin Procter	0.2 miles	516,000	378,000	$53.00	NNN	16.5
125 High Street	Wells Fargo	0.4 miles	980,347	150,816	$37.00	NNN	15.0
101 Seaport Boulevard	PricewaterhouseCoopers	0.1 miles	439,058	330,000	$39.00	NNN	15.0
Total / Wtd. Avg.(3):			3,329,762		$54.90
(1)	Source: Appraisal.
(2)	Source: Rent Roll dated April 30, 2016.
(3)	Total / Wtd. Avg. excludes the Vertex Pharmaceuticals HQ Property.

The table below summarizes comparable property sales as determined by the appraisal.

Summary of Comparable Sales(1)
Property	Location	Net Rentable Area	Date of Sale	Sales Price PSF	Occupancy	Year Built
Vertex Pharmaceuticals HQ Property	Boston, MA	1,133,723(2)	NAP	NAP	99.9%(2)	2013
101 Seaport	Boston, MA	439,058	4/2016	$1,029	92.0%	2015
Alexandria Center at Kendall Square	Cambridge, MA	305,212	12/2015	$890	100.0%	2013
640 Memorial Drive	Cambridge, MA	225,400	1/2015	$783	100.0%	1916
One Memorial	Cambridge, MA	352,905	2/2014	$1,148	100.0%	1985
Total / Wtd. Avg.(3):		1,322,575		$987
(1)	Source: Appraisal.
(2)	Source: Rent Roll dated April 30, 2016.
(3)	Total / Wtd. Avg. excludes the Vertex Pharmaceuticals HQ Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

50 Northern Avenue & 11 Fan Pier Boulevard Boston, MA 02110	Collateral Asset Summary – Loan No. 9 Vertex Pharmaceuticals HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 35.5% 6.28x 17.9%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	U/W	U/W PSF
Base Rent(1)	$ 43,822,419	$68,315,712	$75,155,622	$66.29
Gross Potential Rent	$43,822,419	$68,315,712	$75,155,622	$66.29
Total Recoveries(2)	8,044,479	15,865,672	16,894,457	14.90
Total Other Income	2,194,452	3,998,740	3,710,112	3.27
Less: Vacancy(3)	0	0	(2,336,660)	(2.06)
Effective Gross Income	$54,061,350	$ 88,180,123	$93,423,532	$82.40
Total Operating Expenses	10,133,318	17,255,195	17,361,124	15.31
Net Operating Income	$43,928,033	$70,924,928	$76,062,408	$67.09
TI/LC	0	0	0	0.00
Capital Expenditures	0	0	283,431	0.25
Net Cash Flow	$43,928,033	$70,924,928	$75,778,977	$66.84
(1)	U/W Base Rent includes $5,382,425 in straight line rent for all of Vertex Pharmaceuticals’ space and $227,225 in contractual step rents for all retail leases through May 2017.
(2)	Total Recoveries include, among other things, reimbursements for real estate taxes. Vertex Pharmaceuticals currently benefits from a tax increment financing program (the “TIF Program”), which expires June 30, 2018. The TIF Program may be revoked or reduced prior to such expiration date if Vertex Pharmaceuticals does not satisfy certain employment expansion obligations. The TIF Program has been estimated to provide a tax savings to Vertex Pharmaceuticals of approximately $9,000,000 from its inception in 2011 to its anticipated expiration date. U/W Net Cash Flow assumes full real estate taxes are due and are fully reimbursed by Vertex Pharmaceuticals.
(3)	U/W Vacancy represents 2.4% of gross income.

Property Management.    The Vertex Pharmaceuticals HQ Property is managed by The RMR Group LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The Vertex Pharmaceuticals HQ Whole Loan is structured with a hard lockbox and springing cash management. The Vertex Pharmaceuticals HQ Whole Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Sweep Period (as defined below), all cash flow is distributed to the borrower. During a Cash Management Sweep Period, all cash flow is swept to a lender-controlled cash management account and applied as provided in the Vertex Pharmaceuticals HQ Whole Loan documents.

A “Cash Management Sweep Period” means a period:

(a) commencing upon an event of default under the Vertex Pharmaceuticals HQ Whole Loan documents and ending at such time as such event of default has been cured in accordance with such loan documents, or otherwise to the lender’s satisfaction;

(b) commencing upon an event of default under the Vertex Pharmaceuticals HQ Mezzanine Loan and ending at such time as such event of default has been cured in accordance with the Vertex Pharmaceuticals HQ Mezzanine Loan documents, or otherwise to the mezzanine lender’s satisfaction;

(c) commencing upon a Vertex Lease Event (as defined below) and ending at such time as (i) no monetary or material non-monetary defaults or breaches by Vertex Pharmaceuticals exist under the Vertex Pharmaceuticals lease, or (ii) the borrower enters into one or more replacement leases with tenants reasonably approved by the lender, which new leases result in a combined debt yield on the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan (the “Vertex Combined Debt Yield”) of at least 10% for two consecutive calendar quarters (a “Vertex Re-Leasing Event”) tested as of the end of each calendar quarter;

(d) commencing when, as of the last day of any calendar quarter from and after a Vertex Re-Leasing Event, the Vertex Combined Debt Yield is less than 8.5%, until such time as the Vertex Combined Debt Yield is at least 8.5% for two consecutive calendar quarters; or

(e) from and after the occurrence of the Anticipated Repayment Date with respect to the Vertex Pharmaceuticals HQ Whole Loan.

A “Vertex Lease Event” means any monetary or material non-monetary default or breach by Vertex Pharmaceuticals under the lease between the borrower and Vertex Pharmaceuticals (as the same may be amended, modified, supplemented, extended, replaced and/or restated from time to time in accordance with the Vertex Pharmaceuticals HQ Whole Loan documents) beyond any applicable notice and cure periods contained in such lease.

Initial Reserves.    At origination, no upfront reserves were required with respect to the Vertex Pharmaceuticals HQ Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

50 Northern Avenue & 11 Fan Pier Boulevard Boston, MA 02110	Collateral Asset Summary – Loan No. 9 Vertex Pharmaceuticals HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 35.5% 6.28x 17.9%

Ongoing Reserves.    During the continuance of a Cash Management Sweep Period, the borrower is required to deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes the lender estimates will be payable in the next 12 months and (ii) an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable in the next 12 months; provided that the requirement to deposit insurance premiums will be suspended if the borrower provides satisfactory evidence to the lender that the insurance coverage required by the Vertex Pharmaceuticals HQ Whole Loan documents is being provided under acceptable blanket insurance policies and the insurance premiums for such policies have been prepaid for not less than one year in advance (or for policies delivered at loan origination, such shorter period as such policies are in effect).

During the continuance of a Cash Management Sweep Period, all excess cash flow, after payment of interest on the Vertex Pharmaceuticals HQ Whole Loan and, unless there is an event of default under the Vertex Pharmaceuticals HQ Whole Loan, interest on the Vertex Pharmaceuticals HQ Mezzanine Loan (including interest at the Mezzanine Revised Interest Rate), is required to be deposited into and held in a cash trap subaccount (the “Cash Trap Funds”); provided, that during a Cash Management Sweep Period resulting solely from the occurrence of a Vertex Lease Event, all Cash Trap Funds in excess of $75.0 million are required to be released to the borrower. In addition, during a Cash Management Sweep Period (a) in the event that borrower receives a fee, payment or other compensation from any tenant relating to or in exchange for the termination of such tenant’s lease, the borrower is required to deposit such lease termination fee (the “Lease Termination Fund”) with the lender and (b) resulting solely from the occurrence of a Vertex Lease Event, the borrower may obtain a release of the Cash Trap Funds upon delivery to the lender of either (i) a letter of credit meeting the requirements of the Vertex Pharmaceuticals HQ Whole Loan documents, or (ii) in the event that the guarantor, Senior Housing Properties Trust, possesses a long-term unsecured debt rating of at least “BBB-” by Fitch and S&P and “Baa3” by Moody’s, an additional guaranty, in each case, in an amount equal to the portion of the Cash Trap Funds requested to be released; provided that the right to provide an additional guaranty is conditioned upon the borrower delivering a new non-consolidation opinion and such other legal opinions as may be reasonably requested by the lender in connection with the additional guaranty. Following the Anticipated Repayment Date, provided no event of default is continuing under the Vertex Pharmaceuticals HQ Whole Loan, Cash Trap Funds are required to be applied to prepay the principal of the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan, pro rata, based on their respective outstanding principal balances.

Current Mezzanine or Subordinate Indebtedness.    Morgan Stanley Mortgage Capital Holdings LLC and Citigroup Global Markets Realty Corp. have made a $195.0 million mezzanine loan (the “Vertex Pharmaceuticals HQ Mezzanine Loan”) to SNH Mez LLC, the sole member of the borrower under the Vertex Pharmaceuticals HQ Whole Loan.

The Vertex Pharmaceuticals HQ Mezzanine Loan has the same Anticipated Repayment Date and stated maturity date as the Vertex Pharmaceuticals HQ Whole Loan. The Vertex Pharmaceuticals HQ Mezzanine Loan accrues interest at an interest rate of 5.1250% per annum (the “Mezzanine Initial Interest Rate”) prior to the Anticipated Repayment Date, accrues interest based on the same formula as the Vertex Pharmaceuticals HQ Whole Loan on and after its Anticipated Repayment Date (except based on the Mezzanine Initial Interest Rate rather than the Initial Interest Rate) (the “Mezzanine Revised Interest Rate”), payable currently, and requires payments of interest only until its Anticipated Repayment Date. On or after the Anticipated Repayment Date, the Vertex Pharmaceuticals HQ Mezzanine Loan is entitled to its pro rata share of Cash Trap Funds as described above under “Ongoing Reserves”.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

50 Northern Avenue & 11 Fan Pier Boulevard Boston, MA 02110	Collateral Asset Summary – Loan No. 9 Vertex Pharmaceuticals HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 35.5% 6.28x 17.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

50 Northern Avenue & 11 Fan Pier Boulevard Boston, MA 02110	Collateral Asset Summary – Loan No. 9 Vertex Pharmaceuticals HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 35.5% 6.28x 17.9%

Vertex Pharmaceuticals HQ
50 Northern Avenue & 11 Fan Pier Boulevard
Boston, MA 02110
Boston
Cambridge
Somerville
Everett
Chelsea
Charlestown
East Boston
Logan International Airport
Seaport District
Back Bay
South End
South Boston
North Dorchester
Fenway-Kenmore
Mystic River
Charles River
Boston Harbor
Massachusetts Institute of Technology
Massachusetts General Hospital
Tufts Medical Center
Boston Convention Center
Boston Medical Center Harrison Campus
University of Massachusetts-Boston
Boston Logan Int'l Airport
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

60 East 55th Street New York, NY 10022	Collateral Asset Summary – Loan No. 10 60 East 55th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.5% 1.40x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

60 East 55th Street New York, NY 10022	Collateral Asset Summary – Loan No. 10 60 East 55th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.5% 1.40x 8.9%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Refinance
Sponsor:	Aby Rosen; Michael Fuchs
Borrower:	R&F 55th Street Commercial Owner LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000
% by Initial UPB:	3.6%
Interest Rate:	4.2700%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$128,086	$64,043
Insurance:	$0	Springing
Replacement:	$0	$615
Sweetgreen Lease Commencement Holdback:	$1,545,000	NAP
Free Rent Reserve:	$257,500	NAP
Unfunded Tenant Obligations:	$250,000	NAP
Condominium Common Charge Fund:	$12,455	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$677
Balloon Balance / Sq. Ft.:	$543
Cut-off Date LTV:	45.5%
Balloon LTV:	36.5%
Underwritten NOI DSCR:	1.50x
Underwritten NCF DSCR:	1.40x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	11.0%
Underwritten NCF Debt Yield at Balloon:	10.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office / Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2005 / NAP
Total Sq. Ft.:	36,928
Property Management:	RFR Realty LLC
Underwritten NOI:	$2,212,883
Underwritten NCF:	$2,075,403
Appraised Value:	$55,000,000
Appraisal Date:	June 1, 2016

Historical NOI
Most Recent NOI:	$1,968,999 (T-12 June 30, 2016)
2015 NOI:	$1,697,084 (December 31, 2015)
2014 NOI:	$1,674,687 (December 31, 2014)
2013 NOI:	$1,984,311 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(2):	100.0% (June 23, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	Most Recent Occupancy includes the tenant Sweetgreen (4,589 sq. ft., 12.4% of NRA), which has signed a lease but has yet to take occupancy at the 60 East 55th Street Property. See “Major Tenants” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

60 East 55th Street New York, NY 10022	Collateral Asset Summary – Loan No. 10 60 East 55th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.5% 1.40x 8.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

The Core Club	NR/NR/NR	32,339	87.6%	$65.52	80.4%	6/30/2026(1)
Sweetgreen	NR/NR/NR	4,589	12.4%	$112.22	19.6%	1/31/2029(2)
Total Occupied Collateral		36,928	100.0%	$71.32	100.0%
Vacant		0	0.0%
Total		36,928	100.0%

(1)	The Core Club has two, five-year extension options with 18 months’ written notice prior to its lease expiration. The Core Club has no termination options.

(2)	Sweetgreen has one, five-year extension option with 12 months’ written notice prior to its lease expiration. Sweetgreen has an option to terminate its lease in the event that the borrower fails to deliver possession of the premises, which are currently being built out, by February 1, 2017, provided that Sweetgreen provides notice of termination to the borrower within 30 days of such date. The borrower may nullify that notice and obligate Sweetgreen to take possession by substantially completing the outstanding work at the premises and actually tendering possession within that 30-day notice period.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	1	32,339	87.6%	32,339	87.6%	$65.52	80.4%	80.4%
Thereafter	1	4,589	12.4%	36,928	100.0%	$112.22	19.6%	100.0%
Vacant	NAP	0	0.0%	36,928	100.0%	NAP	NAP
Total / Wtd. Avg.	2	36,928	100.0%			$71.32	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The 60 East 55th Street loan (the “60 East 55th Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 36,928 sq. ft. mixed use property consisting of four commercial condominium units and located at 60 East 55th Street in New York, New York (the “60 East 55th Street Property”), with an original principal balance and cut-off date balance of $25.0 million. The 60 East 55th Street Loan has a 10-year term and amortizes on a 30-year schedule. The 60 East 55th Street Loan accrues interest at a fixed rate of 4.2700%. The 60 East 55th Street Loan proceeds were used to retire existing debt on the 60 East 55th Street Property of approximately $6.5 million, fund upfront reserves of approximately $2.2 million, pay closing costs of approximately $1.1 million and return approximately $15.3 million in equity to the borrower sponsor. Based on the appraised value of $55.0 million as of June 1, 2016, the Cut-Off Date LTV is 45.5%. The most recent prior financing of the 60 East 55th Street Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$25,000,000	99.7%	Loan Payoff	$6,540,271	26.1%
Other Sources	$75,000	0.3%	Reserves	$2,193,041	8.7%
			Closing Costs	$1,068,409	4.3%
			Return of Equity	$15,273,278	60.9%
Total Sources	$25,075,000	100.0%	Total Uses	$25,075,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

60 East 55th Street New York, NY 10022	Collateral Asset Summary – Loan No. 10 60 East 55th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.5% 1.40x 8.9%

The Borrower / Sponsor.    The borrower, R&F 55th Street Commercial Owner LLC, a single purpose Delaware limited liability company structured to be bankruptcy-remote, has one independent director in its organizational structure. The sponsors of the borrowers and non-recourse carve-out guarantors are Aby Rosen and Michael Fuchs, joint and severally.

Aby Rosen and Michael Fuchs are principals of RFR Holding LLC (“RFR”). RFR is a fully integrated real estate investment firm based in New York City with a core focus on select urban markets in the United States and Germany. The company was founded in early 1991 by Aby Rosen and Michael Fuchs. Some of RFR’s major holdings include 160 Fifth Avenue, 375 Park Avenue, 390 Park Avenue, 17 State Street, 757 Third Avenue, 275 Madison Avenue, 980 Madison Avenue, the Paramount Hotel, the Gramercy Park Hotel, the W South Beach, 90 Fifth Avenue, 190 Bowery, the Dumbo Heights Brooklyn Portfolio, the Stamford Plaza Portfolio, 530 Park Avenue, and the Miracle Mile Shops.

The Property. The 60 East 55th Street Property is located in the Midtown East neighborhood of Manhattan. The 60 East 55th Street Property consists of four commercial condominiums located within the cellar, grade, and 2nd through 6th floors of a 41-story mixed use Class A office building developed by the borrower sponsor in 2003. The residential units within the 7th through 41st floors are not part of the collateral. The floor plates in the building range from 4,383 to 8,078 sq. ft. with one passenger elevator servicing the building. The 60 East 55th Street Property is currently 100.0% leased to 1 office tenant and 1 retail tenant. The 60 East 55th Street Property contains The Core Club, a private club on a portion of the cellar, ground floor, and 2nd through 6th floors. The remainder of the 60 East 55th Street Property is located on the grade and cellar level and is currently undergoing renovation to transform it into retail space which has been leased to Sweetgreen.

The Core Club space is 32,339 sq. ft. and contains an 86-seat restaurant with a 15-seat private dining room, bar, lounge, and terrace, a fitness center, a library, private conference rooms and a skin care spa. The retail space leased to Sweetgreen is 4,589 sq. ft. with 2,439 sq. ft. on the grade level and 2,150 sq. ft. on the cellar level and fronts along East 55th Street.

Environmental Matters. The Phase I environmental report dated June 6, 2016 recommended no further action at the 60 East 55th Street Property.

Major Tenants.

The Core Club (32,339 sq. ft.; 87.6% of NRA; 80.4% of U/W Base Rent) is a private, members only organization that provides access to experiences, services, insights, culture, entertainment and community. The Core Club’s community is a diverse, self-selecting group hailing from a wide range of industries. The Core Club has approximately 1,400 members and requires a $50,000 initiation fee to join and an annual fee of $15,000. The club has reported average annual EBITDA of over $1.1 million over the past 4 years. The tenant The Core Club occupies its space as a physical culture establishment, which requires a special permit issued by the New York Board of Standards and Appeals. See “BSA Approval” herein.

The Core Club has been in occupancy since 2004 and has recently executed a new ten-year lease. The lease has two, five-year extension options with 18 months’ written notice prior to its lease expiration. The Core Club has no termination options.

Sweetgreen (4,589 sq. ft.; 12.4% of NRA; 19.6% of U/W Base Rent) is a healthy, seasonal, fast-casual dining concept with 40 locations throughout the East Coast and California. Founded in 2007, Sweetgreen has raised over $75 million in funding and is well-known for its effective uses of sustainable products and technology. The company is currently private and has no publicly rated debt.

Sweetgreen executed a long term lease with an expected commencement date in August 2016. The lease has one, five-year extension option with 12 months’ written notice prior to its lease expiration. Sweetgreen has an option to terminate its lease in the event that the borrower fails to deliver possession of the premises, which are currently being built out, by February 1, 2017 for any reason other than (i) the unavailability or delay in delivery of any specialty items chosen by Sweetgreen, (ii) delays or interference caused by Sweetgreen, or (iii) unavoidable delay, not to exceed 60 days in the aggregate. At such time, Sweetgreen may terminate upon providing notice to the borrower within 30 days of February 1, 2017. The borrower may nullify that notice and obligate Sweetgreen to take possession by substantially completing the outstanding work at the premises and actually tendering possession within that 30 day notice period.

The Market. The 60 East 55th Street Property is located on the south side of East 55th Street between Madison and Park Avenues in the Plaza District neighborhood of Midtown Manhattan. The Plaza District derives its name from the landmark Plaza Hotel, situated in the northern part of the district at the intersection of 5th Avenue and Central Park South. The district is considered to be bounded by 47th Street to the south, 65th Street to the north, Avenue of the Americas to the west, and Lexington Avenue to the east. The Plaza District is surrounded by Lenox Hill and Central Park to the north, Turtle Bay and Murray Hill to the east, Midtown South to the south, and the Theater and Garment Districts to the west. Transportation within the neighborhood is primarily via public bus or subway. Madison Avenue is a major thoroughfare for several bus routes including the northbound 1, 2, 3, 4, and Q 32 lines, as well as numerous express bus routes to outer lying boroughs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

60 East 55th Street New York, NY 10022	Collateral Asset Summary – Loan No. 10 60 East 55th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.5% 1.40x 8.9%

According to the appraisal, the 60 East 55th Street Property is located within the Madison/Fifth Avenue office submarket of Midtown Manhattan which contains 24.2 million sq. ft. of office space. The overall vacancy rate in the Madison/Fifth Avenue submarket was 13.3% at the end of the first quarter of 2016 which is primarily due to the 31.7% vacancy at the Solow Building. The overall weighted average asking rent during the first quarter of 2016 was $78.42 PSF.

According to the appraisal, recent retail leases in competitive buildings have rental rates ranging from $135.00 PSF to $420.00 PSF The appraisal concluded to a $175.00 PSF rental rate on the grade level space and $40.00 PSF on the cellar level space for a blended rental rate of $111.75 PSF for the retail space at the 60 East 55th Street Property.

The table below summarizes the comparable office leases as determined by the appraisal.

Summary of Comparable Leases(1)
Property	Tenants	Net Rentable Area (Sq. Ft.)	Tenant Size (Sq. Ft.)	Base Rent PSF	Expense Basis	TI’s PSF	Lease Term (years)
60 East 55th Street Property	The Core Club(2)	36,928(2)	32,339(2)	$65.52(2)	Gross	$50.00	10(2)
711 Fifth Avenue	SunTrust Bank	270,243	22,832	$70.50	Gross	$60.00	8
880 Fifth Avenue	Activity LLC	158,000	9,400	$79.00	Gross	$75.00	10
650 Fifth Avenue	Security Identity LLC	327,570	10,793	$70.00	Gross	$110.00	10
437 Madison Avenue	HT Capital Advisors	712,117	4,092	$80.00	Gross	$0.00	5
600 Fifth Avenue	Savoy Bank	350,000	8,009	$72.00	Gross	$55.00	10
527 Madison Avenue	CCS Fundraising	196,446	12,550	$68.00	Gross	$90.00	13
70 East 55th Street	Traust Sollus	142,023	5,835	$65.50	Gross	$15.00	7
590 Fifth Avenue	Proco Global	80,211	5,060	$65.00	Gross	$50.00	10
654 Madison Avenue	LCA Capital	130,000	4,277	$80.00	Gross	$50.00	7
579 Fifth Avenue	Hollis Park	133,047	7,620	$71.00	Gross	$50.00	10
Total / Wtd. Avg.(3):		2,499,657		$71.40
(1)	Source: Appraisal.

(2)	Source: Rent Roll dated June 23, 2016.

(3)	Total / Wtd. Avg. excludes the 60 East 55th Street Property.

The table below summarizes comparable property sales as determined by the appraisal.

Summary of Comparable Sales(1)
Property	Location	Net Rentable Area	Date of Sale	Sales Price PSF	Occupancy	Year Built/ Renovated
60 East 55th Street Property	New York, NY	36,928(2)	NAP	NAP	100.0%(2)	2005/NAP
430 West 15th Street	New York, NY	97,959	2/2016	$1,091.16	100.0%	1950/2015
670 Broadway	New York, NY	76,160	11/2015	$1,470.59	78.0%	1893/2015
437 West 16th Street	New York, NY	24,101	6/2015	$1,842.25	100.0%	1920/2009
5 East 59th Street	New York, NY	46.074	6/2015	$1,975.08	45.0%	1960/1984
224 West 57th Street	New York, NY	169,489	5/2015	$1,280.32	99.0%	1909/2010
200 Lafayette Street	New York, NY	83,775	5/2015	$1,492.09	100.0%	1908/2012
837 Washington Street	New York, NY	63,131	2/2015	$3,010.12	100.0%	2014/NAP
Total / Wtd. Avg.(3):		514,661		$1,545.50
(1)	Source: Appraisal.

(2)	Source: Rent Roll dated June 23, 2016.

(3)	Total / Wtd. Avg. excludes the 60 East 55th Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

60 East 55th Street New York, NY 10022	Collateral Asset Summary – Loan No. 10 60 East 55th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.5% 1.40x 8.9%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 6/30/2016	U/W	U/W PSF
Base Rent	$1,808,039	$1,862,280	$1,918,148	$2,143,148	$2,633,834	$71.32
Gross Potential Rent	$1,808,039	$1,862,280	$1,918,148	$2,143,148	$2,633,834	$71.32
Total Recoveries	836,434	561,516	667,245	666,685	821,062	22.23
Total Other Income	0	0	0	0	0	0.00
Less: Vacancy(1)	0	0	0	0	(172,745)	(4.68)
Effective Gross Income	$2,644,473	$2,423,796	$2,585,393	$2,809,833	$3,282,152	$88.88
Total Operating Expenses	660,162	749,109	888,310	840,834	1,069,269	28.96
Net Operating Income	$1,984,311	$1,674,687	$1,697,084	$1,968,999	$2,212,883	$59.92
TI/LC	0	0	0	0	130,094	3.52
Capital Expenditures	0	0	0	0	7,386	0.25
Net Cash Flow	$1,984,311	$1,674,687	$1,697,084	$1,968,999	$2,075,403	$56.20
(1)	U/W Vacancy represents 5.0% of gross income, which represents submarket vacancy.

Property Management.    The 60 East 55th Street Property is managed by RFR Realty LLC. RFR Realty LLC, a borrower affiliated entity, is headquartered in New York City and responsible for all activities and services related to the operation of RFR’s portfolio of commercial properties and development projects.

Lockbox / Cash Management.    The 60 East 55th Street Loan is structured with a hard lockbox and in-place cash management. On the origination date, the borrower was required to deliver tenant direction letters instructing such tenants to deliver rents directly into the clearing account. Funds in the clearing account will be transferred on a daily basis to a cash management account controlled by the lender. All funds in the cash management account will be applied by the lender to payments of debt service, required reserves, and other items required under the 60 East 55th Street Loan documents, and during the continuance of a Trigger Period (as defined below) remaining cash flow will be held by the lender as additional collateral for the 60 East 55th Street Loan.

A “Trigger Period” means a period commencing upon the earliest of (i) the occurrence of an event of default under the 60 East 55th Street Loan documents, (ii) the debt service coverage ratio being less than 1.15x, and (iii) the occurrence of a Major Tenant Trigger Period (as defined below), and expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Major Tenant Trigger Period ceasing to exist.

A “Major Tenant Trigger Period” means a period: (a) commencing upon the first to occur of (i) a Major Tenant (as defined below) being in major non-monetary default or default as a result of such Major Tenant’s failure to pay under the Major Tenant lease beyond the applicable notice or cure period, (ii) a Major Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space, (iii) a Major Tenant giving notice that it is terminating its lease for all or any portion of its space, (iv) any termination, cancellation or failure to be in full force and effect of any Major Tenant lease, (v) any bankruptcy or similar insolvency of any Major Tenant, and (vi) a Major Tenant failing to extend or renew its lease on or prior to the date which is the earlier to occur of (A) two years prior to the expiration of the term of the Major Tenant lease and (B) the last day of the renewal or extension notice period set forth in the Major Tenant lease and (b) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence of the cure of the applicable event giving rise to the Major Tenant Trigger Period or such circumstances ceasing to exist.

A “Major Tenant” means The Core Club tenant, together with its respective affiliates providing credit support or a guaranty in connection with such lease or replacement tenant going forward.

Initial Reserves.    At origination, the borrower deposited (i) $128,086 into a tax reserve account, (ii) $1,545,000 into a lease commencement reserve representing three years of Sweetgreen’s rent, to be disbursed upon, among the satisfaction of other conditions, the lender’s receipt of a rent commencement letter, (iii) $257,500 into a free rent reserve representing free rent for the first six months of Sweetgreen’s lease term, (iv) $250,000 into an unfunded tenant obligations reserve with respect to the Sweetgreen lease, and (v) $12,455 into a condominium common charge fund.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit (i) 1/12 of the estimated annual real estate taxes, which currently equates to $64,043, into a tax reserve account and (ii) $615 into a replacement reserve account. In addition, if an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into an insurance reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

60 East 55th Street New York, NY 10022	Collateral Asset Summary – Loan No. 10 60 East 55th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.5% 1.40x 8.9%

BSA Approval. The Core Club is required to have a special permit (the “BSA Approval”), with respect to certain of its operations being a gym and spa facility, issued by the New York City Board of Standards and Appeals (the “BSA”). The BSA Approval is necessary in order for The Core Club to continue certain of its intended uses as a physical culture establishment. The BSA Approval was obtained but, as of the origination date, has expired. The borrower is required to cause The Core Club to file (i) an application together with all documents required by the BSA for an extension of the term of the BSA Approval pursuant to the BSA’s special order calendar, and (ii) a waiver together with all documents required by the BSA on account that the BSA Approval has expired (the “BSA Application”) within the timeframe required by the BSA to renew and extend the term of the BSA Approval. The borrower is also required to pursue the BSA Application to completion and cooperate in every way with The Core Club, the BSA and with all requirements of the BSA Application (x) in order to cause the BSA to provide one or more renewals of the BSA Approval, and (y) as necessary for the BSA Approval to be renewed and in effect for the term of the 60 East 55th Street Loan.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

60 East 55th Street New York, NY 10022	Collateral Asset Summary – Loan No. 10 60 East 55th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.5% 1.40x 8.9%

CARTIFACT
MAP © 2016 CARTIFACT · DATA © OSM
60 East 55th Street
60 East 55th Street
New York, NY 10022
Central Park
MIDTOWN NORTH
ROCKEFELLER CENTER
MIDTOWN SOUTH
W 59TH STREET
E 59TH STREET
E 60TH STREET
W 58TH STREET
E 58TH STREET
W 57TH STREET
E 57TH STREET
W 56TH STREET
E 56TH STREET
W 55TH STREET
E 55TH STREET
W 54TH STREET
E 54TH STREET
W 53RD STREET
E 53RD STREET
W 52ND STREET
E 52ND STREET
W 51ST STREET
E 51ST STREET
W 50TH STREET
E 50TH STREET
W 49TH STREET
E 49TH STREET
W 48TH STREET
E 48TH STREET
W 47TH STREET
E 47TH STREET
W 46TH STREET
W 45TH STREET
W 44TH STREET
W 43RD STREET
W 42ND STREET
SIXTH AVENUE
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
Plaza Hotel
General Motors Bldg
Bloomingdale's
Solow Building
Bergdorf Goodman
745 Fifth
600 Madison
Four Seasons
Trump Tower
590 Madison
575 Madison
432 Park Ave
Sony Building
717 Fifth
555 Madison
Coca-Cola Building
Peninsula Hotel
University Club
MGM Building
The St. Regis NY
Post Office
Museum of Modern Art (MOMA)
Sculpture Garden
Saint Thomas Church
Paley Park
520 Madison
Lever House
399 Park
Citigroup Center
Lipstick Bldg
666 Fifth
CBS Building
Park Ave Plaza
Seagram Bldg
610 Lexington
Time Warner Building
Sperry Rand Building
345 Park
Saint Patrick's Cathedral
Radio City Music Hall
International Building
New York Palace
St Bartholomew's Church
RCA Building
Ice Skating Rink
British Empire Building
French Bldg
Saks Fifth Avenue
Waldorf Astoria Hotel
Colgate Palmolive Bldg
Rockefeller Plaza
1230 Sixth
299 Park
Inter-Continental Hotel
277 Park
J P Morgan Chase
270 Park
250 Park
383 Madison
485 Park
Roosevelt Hotel
Helmsley Building
Park Ave Atrium
Met Life Building
Grand Central Terminal
US Post Office
Graybar Building
Grand Hyatt
500 Fifth
Grace Building
HBO
Bank of America Tower
New York Public Library
Bryant Park
CIBC
Lincoln Building
Chanin Bldg
Bowery Savings Bank
Upper East Side
Upper West Side
West New York
Metropolitan Museum of Art
Astoria
Central Park
Carnegie Hall
Long Island City
Times Square
Midtown
United Nations
Empire State Building
New York
Hoboken
MANHATTAN
NYU
SoHo
Financial District
Jersey City
BROOKLYN
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

2886 Airport Drive Columbus, OH 43219	Collateral Asset Summary – Loan No. 11 Embassy Suites Columbus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 67.8% 1.95x 14.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Jeffrey A. Coopersmith; Michael Levin; Benjamin J. Horn; Jeffrey A. Coopersmith, Trustee of the Jeffrey A. Coopersmith 7/27/2015 Amended and Restated Revocable Trust
Borrower:	Airport Core Hotel LLC
Original Balance:	$23,000,000
Cut-off Date Balance:	$23,000,000
% by Initial UPB:	3.3%
Interest Rate:	5.0500%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	Interest-only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(31), D(85), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$69,725	$34,862
Insurance:	$71,930	$5,994
FF&E:	$0	$32,344

Financial Information
Cut-off Date Balance /Room:	$116,162
Balloon Balance / Room:	$100,630
Cut-off Date LTV:	67.8%
Balloon LTV:	58.8%
Underwritten NOI DSCR(2):	2.22x
Underwritten NCF DSCR(2):	1.95x
Underwritten NOI Debt Yield:	14.4%
Underwritten NCF Debt Yield:	12.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Columbus, OH
Year Built / Renovated:	2009 / 2013
Total Rooms:	198
Property Management:	Schulte Hospitality Group, Inc.
Underwritten NOI:	$3,308,437
Underwritten NCF:	$2,899,733
Appraised Value:	$33,900,000
Appraisal Date:	October 27, 2015

Historical NOI
Most Recent NOI:	$3,335,366 (T-12 May 31,2016)
2015 NOI:	$3,399,514 (December 31, 2015)
2014 NOI:	$2,054,928 (December 31, 2014
2013 NOI:	$1,935,017 (December 31, 2013)

Historical Occupancy / ADR / RevPAR
Most Recent Occupancy:	79.4% / $133.92 / $106.32 (May 31, 2016)
2015 Occupancy:	78.5% / $132.67 / $104.08 (December 31, 2015)
2014 Occupancy:	74.2% / $127.44 / $94.60 (December 31, 2014)
2013 Occupancy:	69.1% / $129.15 / $89.18 (December 31, 2013)

(1)	A hard lockbox with cash management will be triggered upon an event of default, if the DSCR is less than 1.15x, or upon the early termination or early cancellation of the franchise agreement.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.81x and 2.46x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property. The Embassy Suites Columbus property is a seven-story, 198-room full service hotel located in Columbus, Ohio. Constructed in 2009 and most recently renovated in 2013, the property features a restaurant, lounge area, indoor pool, fitness center, business center and 8,517 sq. ft. of meeting and banquet space. The property is one of six AAA four diamond rated hotels in the Columbus, Ohio market and one of five across the entire Embassy Suites chain.

▪	Location. The Embassy Suites Columbus property is located across I-670 from the entrance of the Port of Columbus Airport, which served 6,796,214 passengers in 2015, which is up 6.9% when compared to 2014. It is situated approximately six miles northwest of downtown Columbus and the Greater Columbus Convention Center and 10 miles east of The Ohio State University.

▪	Performance. According to an industry report, the Embassy Suites Columbus property is in line with or outperforming the competitive set. As of May 2016, Embassy Suites Columbus exhibited May 2016 trailing 12-month occupancy, ADR and RevPAR of 79.4%, $133.92, and $106.32, respectively, resulting in occupancy, ADR and RevPAR penetration rates of 108.9%, 86.3% and 94.0%, respectively.

▪	Management Company. The Embassy Suites Columbus property is managed by Schulte Hospitality Group, Inc. Schulte Hospitality Group, Inc. is a fully-integrated development and management company headquartered in Louisville, Kentucky. Currently the company operates 67 hotels throughout 25 states across the Midwest, Mid-Atlantic and Southwest United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

450 Northwest 257th Way Troutdale, OR 97060	Collateral Asset Summary – Loan No. 12 Columbia Gorge Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,350,000 72.4% 2.08x 13.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Francis Greenburger
Borrowers(1):	Austell Columbia Gorge Equities LLC; TEI Diversified Columbia Gorge LLC; TEI Columbia Gorge Investors LLC
Original Balance:	$21,350,000
Cut-off Date Balance:	$21,350,000
% by Initial UPB:	3.0%
Interest Rate:	4.5200%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest only for first 36 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(30), D(86), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$130,941	$32,735
Insurance(3):	$0	Springing
Replacement:	$0	$3,422
TI/LC(4):	$85,000	$15,000
Required Repairs:	$209,375	NAP
Vans Outlet Reserve(5):	$275,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$130
Balloon Balance / Sq. Ft.:	$114
Cut-off Date LTV:	72.4%
Balloon LTV:	63.4%
Underwritten NOI DSCR(6):	2.18x
Underwritten NCF DSCR(6):	2.08x
Underwritten NOI Debt Yield:	13.3%
Underwritten NCF Debt Yield:	12.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Troutdale, OR
Year Built / Renovated:	1991, 1994 / NAP
Total Sq. Ft.:	164,227
Property Management:	The Woodmont Company
Underwritten NOI:	$2,840,491
Underwritten NCF:	$2,703,777
Appraised Value:	$29,500,000
Appraisal Date:	December 4, 2015

Historical NOI
Most Recent NOI:	$3,154,653 (December 31, 2015)
2014 NOI:	$2,790,100 (December 31, 2014)
2013 NOI:	$2,819,199 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	87.5% (March 1, 2016)
2015 Occupancy:	91.4% (December 31, 2015)
2014 Occupancy:	89.0% (December 31, 2014)
2013 Occupancy:	89.6% (December 31, 2013)
(1)	The borrowers own the property as tenants-in-common.

(2)	A hard lockbox and in place cash management will be triggered upon (i) an event of default, (ii) bankruptcy or insolvency of the borrower or property manager or (iii) the DSCR falling below 1.40x.

(3)	If an acceptable blanket policy is no longer in place, the borrower is required to make monthly deposits of 1/12 of the estimated annual insurance premiums into an insurance reserve.

(4)	TI/LC reserves are subject to a cap of $250,000 through January 6, 2018 and $360,000 thereafter; provided that, if after January 6, 2023, (i) the property has a debt yield of at least 10.5%, (ii) at least 90% of the leasable area is leased by tenants in occupancy and paying full unabated rent (or the lender has reserved any abated rent amounts), and (iii) the DSCR is at least 1.45x, then the TI/LC cap may be reduced to $250,000.

(5)	The borrower deposited $275,000 at origination into the Vans Outlet reserve related to such tenant’s lease renewal. The tenant has renewed its lease and the reserve amount has been released to borrower.

(6)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.90x and 2.76x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property / Location. The Columbia Gorge Premium Outlets property is a 164,227 sq. ft. outlet center located in Troutdale, Oregon, 15 miles from the Portland central business district. The Columbia Gorge Premium Outlets property was built in 1991 and consists of two single story buildings on 14 acres with 836 parking spaces, which equates to a parking ratio of 5.09 per 1,000 sq. ft. The Columbia Gorge Premium Outlets property is located adjacent to I-84, which provides access to downtown Portland and the Portland International Airport. Additionally, the Portland-Troutdale Airport is located directly across I-84 from the Columbia Gorge Premium Outlets property. The ingress to Columbia River Gorge, a national scenic area with approximately 2 million visitors annually, is located to the east of the property. According to an industry report, daily traffic counts at the ingress of the property and I-84 are as high as 22,800 and 35,000, respectively.

▪	Tenancy. The Columbia Gorge Premium Outlets property is 87.5% leased to 35 tenants including national retailers such as Gap Outlet (5.6% of NRA, 9.7% of U/W Base Rent), Eddie Bauer (3.8% of NRA, 7.3% of U/W Base Rent) and Levi’s/Dockers (3.7% of NRA, 5.4% of U/W Base Rent). Occupancy at the Columbia Gorge Premium Outlets property has averaged 92.3% over the past five years, and Gap, Adidas, Vans and Eddie Bauer each recently renewed their leases at the property. TTM September 2015 sales at the property for tenants in occupancy are $295 PSF, with an occupancy cost of 10.0%.

▪	Sponsorship / Management. The sponsor of the borrowers and the nonrecourse carve-out guarantor is Francis Greenburger, the founder of Time Equities, Inc. (“TEI”). TEI was founded in 1966 and has been in the real estate investment, development, and asset and property management business for 50 years. TEI currently owns over 21 million sq. ft. of residential, industrial, office, retail and hotel properties and is in various stages of development and predevelopment of constructing approximately 1.7 million sq. ft. of various property types. TEI has over 4.0 million sq. ft. of retail space across approximately 726 properties of various types and locations. TEI hired The Woodmont Company (“Woodmont”) to manage the Columbia Gorge Premium Outlets property. Woodmont has 8.4 million sq. ft. of mall space under management and an additional 1.5 million sq. ft. of outlet mall space. Total retail space under management by Woodmont is 18.7 million sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

510 Lewelling Boulevard San Leandro, CA 94579	Collateral Asset Summary – Loan No. 13 Hilton Garden Inn San Leandro	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,275,000 59.1% 1.99x 13.8%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Acquisition
Sponsors:	Sheenal Patel and Vamsikrishna Bonthala
Borrower:	Seal San Leandro, LLC
Original Balance:	$20,275,000
Cut-off Date Balance:	$20,275,000
% by Initial UPB:	2.9%
Interest Rate:	4.7500%
Payment Date:	6th of each month
First Payment Date:	August 6, 2016
Maturity Date:	July 6, 2026
Amortization:	Interest Only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$101,451	$14,493
Insurance:	$53,914	$5,990
FF&E:	$0	Various(2)
PIP Reserve:	$4,183,856	Springing(3)

Financial Information
Cut-off Date Balance / Room:	$170,378
Balloon Balance / Room:	$146,490
Cut-off Date LTV(4):	59.1%
Balloon LTV(4):	50.8%
Underwritten NOI DSCR(5):	2.20x
Underwritten NCF DSCR(5):	1.99x
Underwritten NOI Debt Yield:	13.8%
Underwritten NCF Debt Yield:	12.4%
(1)	In-place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.35x during any calendar quarter, (iii) upon any default or termination of the franchise agreement, (iv) upon commencement of a material action in which the manager is a debtor or (v) if the franchise agreement is not renewed 12 months before expiration.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	San Leandro, CA
Year Built / Renovated:	2002 / NAP
Total Rooms:	119
Property Management:	NVN Seal San Leandro LLC
Underwritten NOI:	$2,789,334
Underwritten NCF:	$2,519,394
“As-is” Appraised Value(4):	$28,500,000
“As-is” Appraisal Date:	April 27, 2016
“As Stabilized” Appraised Value(4):	$34,300,000
“As Stabilized” Appraisal Date:	April 27, 2017

Historical NOI
Most Recent NOI:	$3,142,962 (T-12 April 30, 2016)
2015 NOI:	$2,756,055 (December 31, 2015)
2014 NOI:	$2,020,927 (December 31, 2014)
2013 NOI:	$1,520,259 (December 31, 2013)

Historical Occupancy / ADR / RevPAR
Most Recent Occupancy:	87.6% / $167.17 / $146.44 (April 30, 2016)
2015 Occupancy:	88.1% / $160.45 / $141.30 (December 31, 2015)
2014 Occupancy:	86.4% / $139.00 / $120.06 (December 31, 2014)
2013 Occupancy:	82.2% / $127.62 / $104.89 (December 31, 2013)
(2)	The monthly FF&E reserve will be the greater of (i) an amount equal to 1/12th of 2.0% of the prior year’s gross revenues through and including June 6, 2017, 1/12th of 3.0% of the prior year’s gross revenues beginning July 6, 2017 through and including June 6, 2018, and 1/12th of 4.0% of the prior year’s gross revenues beginning July 6, 2018 and continuing thereafter or (ii) any amount required under the franchise agreement for FF&E work.

(3)	If a new PIP is required, the borrower is required to deposit the difference between 110% of the new PIP amount and the amount on deposit in the PIP reserve.

(4)	The Cut-off Date LTV and Balloon LTV are based on the “As Stabilized” Appraised Value, which assumes completion of the property improvement plan. The Cut-off Date LTV and Balloon LTV based on “As-is” Appraised Value are 71.1% and 61.2%, respectively.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.86x and 2.58x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property/Amenities. Hilton Garden Inn San Leandro is a 119-room, full-service hotel located in San Leandro, California. The hotel was constructed in 2002 and consists of four stories. Amenities at the hotel include 1,116 sq. ft. of meeting space, a 24-hour business center, an indoor pool, a whirlpool, a fitness center, and a restaurant that serves breakfast, dinner and room service. As of April 30, 2016, Hilton Garden Inn San Leandro had an ADR and RevPAR of $167.17 and $146.44, respectively.

▪	Capital Expenditures. Upon acquisition, the hotel will be undergoing an approximate $3.8 million change-of-ownership property improvement plan (“PIP”) and 110% of the cost was escrowed upfront. A 15-year franchise agreement with Hilton Worldwide Holdings, Inc. was executed at origination. All PIP repairs are expected to be completed within 12 months of the acquisition with guestroom television replacements to be completed within 24 months.

▪	Location/Market. Hilton Garden Inn San Leandro is located in the East Bay area off of Highway 880 and 238, approximately two miles inland from the Bay. The hotel is six miles south of Oakland International Airport, 15 miles south of Oakland’s CBD, and 24 miles from San Francisco’s CBD. Local tourist attractions include Jack London Square, a mixed use development with shopping and entertainment, the Oakland Coliseum, which is home to the Oakland A’s and Oakland Raiders and Oracle Arena, home to the Golden State Warriors. Hilton Garden Inn San Leandro has achieved a greater than 100.0% RevPAR penetration since 2010. Based on T-12 March 2016 figures, the hotel’s penetration with respect to occupancy, ADR, and RevPAR were 104.5%, 103.0%, and 107.7%, respectively.

▪	Sponsorship. Sheenal Patel and Vamsikrishna Bonthala are principals of Arbor Lodging Partners. Based in Chicago, Arbor Lodging Partners is a national debt and equity investor in the hospitality industry. With joint venture capital partners, Arbor Lodging Partners acquires hotel properties and loans secured by hotel properties and manages hotel operations for assets in its portfolio and in third party portfolios. Arbor Lodging Partners’ portfolio includes equity investments in 14 hotels, 11 debt investments in 10 hotels and one office property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

9638 FM 1960 Bypass West Humble, TX 77338	Collateral Asset Summary – Loan No. 14 Deerbrook Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 69.4% 1.54x 10.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Steven Yari
Borrower:	Deerbrook Commons, Ltd.
Original Balance:	$17,000,000
Cut-off Date Balance:	$17,000,000
% by Initial UPB:	2.4%
Interest Rate:	4.2900%
Payment Date:	6th of each month
First Payment Date:	November 6, 2015
Maturity Date:	October 6, 2025
Amortization:	Interest only for first 36 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(34), D(82), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$281,855	$31,317
Insurance(2):	$0	Springing
Replacement:	$0	$3,011
TI/LC(3):	$150,000	$15,414

Financial Information
Cut-off Date Balance / Sq. Ft.:	$94
Balloon Balance / Sq. Ft.:	$82
Cut-off Date LTV:	69.4%
Balloon LTV:	60.5%
Underwritten NOI DSCR(4):	1.75x
Underwritten NCF DSCR(4):	1.54x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	9.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Humble, TX
Year Built / Renovated:	1984 / NAP
Total Sq. Ft.:	180,631
Property Management:	Stockdale Management LLC
Underwritten NOI:	$1,769,305
Underwritten NCF:	$1,555,627
Appraised Value:	$24,490,000
Appraisal Date:	July 19, 2016

Historical NOI
Most Recent NOI:	$2,138,121 (T-12 June 30, 2016)
2015 NOI:	$1,737,806 (December 31, 2015)
2014 NOI:	$1,609,472 (December 31, 2014)
2013 NOI:	$1,540,555 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(5)(6):	66.1% (July 28, 2016)
2015 Occupancy:	63.7% (December 31, 2015)
2014 Occupancy:	64.5% (December 31, 2014)
2013 Occupancy:	65.7% (December 31, 2013)
(1)	In-place cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.25x during any calendar quarter until such time the DSCR is at least 1.30x for two calendar quarters.

(2)	If an acceptable blanket policy is no longer in place, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve on a monthly basis.

(3)	The TI/LC reserve is subject to a cap of $250,000.

(4)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.39x and 2.10x, respectively.

(5)	Most Recent Occupancy does not include Spirit Halloween, which is currently occupying 29,500 sq. ft. of net rentable area pursuant to a lease that expires on November 16, 2016. The lender did not include any related income in its underwriting. Total occupancy as of July 28, 2016, including Spirit Halloween, is 82.5%. Spirit Halloween has executed temporary seasonal leases at the Deerbrook Commons property each year from 2010 through 2014.

(6)	Most Recent Occupancy includes Deerbrook Beauty Supply, which recently executed a lease and is expected to take occupancy in August 2016.

TRANSACTION HIGHLIGHTS

▪	Property. The Deerbrook Commons property is located in Humble, Texas approximately 25 miles northeast of Houston. The property was constructed in 1984 and consists of three large in-line buildings and two out-parcel buildings totaling 193,746 sq. ft. The Deerbrook Commons property is leased to a diverse mix of 24 national, regional and local retailers. National tenants include Movie Tavern, Olive Garden, State Farm, DaVita Dialysis and El Pollo Loco. Movie Tavern is an in-theater dining concept with 24 locations across 9 states and anchors the Deerbrook Commons property. The Deerbrook Commons property is located within Humble’s primary retail corridor, along Highway 59 and FM 1960, one of Humble’s primary thoroughfares. The neighborhood’s retail focal point is Deerbrook Mall which is located adjacent to the northeast side of the property. Deerbrook Mall is Houston’s fourth largest mall with a gross leasable area of approximately 1.2 million square feet.

▪	Market. Deerbrook Commons is located in the Northeast Submarket within the greater Houston Area retail market. The Houston area retail market consists of approximately 365.9 million sq. ft. of existing supply and features an average occupancy of 95.0% and average asking rent of $15.77 PSF as of the second quarter of 2016. The Houston market area has maintained stable occupancy over the past two years and moderately increasing rental rates over the same time period. The Northeast Submarket area features slightly higher occupancy levels than the greater market area at 96.6% as of the second quarter of 2016 and asking rents of $14.95 PSF. The Northeast Submarket also featured positive absorption of 298,352 sq. ft. in the second quarter of 2016. The immediate area surrounding the property is characterized by a moderately dense population and primarily residential and retail uses. The population and average household income within a 5-mile radius of the property were 119,397 and $76,946, respectively.

▪	Sponsor. The sponsor of the borrower and the non-recourse carve-out guarantor is Steven Yari, co-founder of Stockdale Capital Partners and the predecessor family office, Triyar Companies. Steven Yari has been involved in the development, acquisition and asset management of real estate activities for nearly 30 years. He has established a diversified portfolio encompassing high-rise commercial and residential buildings, industrial business centers, enclosed shopping malls, retail centers, hotels and single family housing tracts representing nearly $500 million in total transaction value for a family portfolio of over $1.25 billion in asset value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

401 South State Street & 418 South Wabash Street Chicago, IL 60605	Collateral Asset Summary – Loan No. 15 401 South State Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,742,454 62.4% 1.59x 11.5%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Acquisition
Sponsor:	Steven A. Cuculich, Sr.
Borrower:	401 S. State Street Owner, LLC
Original Balance(1):	$15,760,000
Cut-off Date Balance(1):	$15,742,454
% by Initial UPB:	2.2%
Interest Rate:	4.8000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2016
Maturity Date:	July 6, 2026
Amortization:	360 months
Additional Debt(1)(2):	$31,964,374 Pari Passu Debt $7,830,000 Mezzanine Debt
Call Protection:	L(25), YM1(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$987,754	$164,626
Insurance:	$28,255	$14,128
Replacement:	$2,850,000	$10,210

Financial Information
	Whole Loan(3)	Total Debt(4)
Cut-off Date Balance / Sq. Ft.:	$98	$114
Balloon Balance / Sq. Ft.:	$80	$96
Cut-off Date LTV:	62.4%	72.6%
Balloon LTV:	51.0%	61.2%
Underwritten NOI DSCR:	1.82x	1.38x
Underwritten NCF DSCR:	1.59x	1.21x
Underwritten NOI Debt Yield:	11.5%	9.9%
Underwritten NCF Debt Yield:	10.0%	8.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1892, 1983 / 2012, 2014
Total Sq. Ft.:	487,022
Property Management:	Anvan/Midwest Realty Management Co.
Underwritten NOI:	$5,481,387
Underwritten NCF:	$4,777,954
Appraised Value:	$76,500,000
Appraisal Date:	May 18, 2016

Historical NOI
Most Recent NOI:	$5,065,763 (T-12 April 30, 2016)
2015 NOI:	$5,027,710 (December 31, 2015)
2014 NOI:	$5,112,169 (December 31, 2014)
2013 NOI:	$5,151,195 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	76.5% (June 10, 2016)
2015 Occupancy:	76.5% (December 31, 2015)
2014 Occupancy:	76.5% (December 31, 2014)
2013 Occupancy:	76.5% (December 31, 2013)
(1)	The 401 South State Street Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $47.76 million. The non-controlling Note A-2, with an Original Balance of $15.76 million and a Cut-off Date Balance of approximately $15.74 million, will be included in the CD 2016-CD1 mortgage trust. The controlling Note A-1, with an original principal balance of $32.0 million and a cut-off date balance of approximately $31.96 million has been contributed to the CGCMT 2016-P4 mortgage trust.

(2)	The related mezzanine loan may be increased to a maximum principal balance of $9.83 million based on certain conditions being satisfied under the related mezzanine loan documents.

(3)	Whole Loan DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 401 South State Street Whole Loan only, which has a principal balance of $47.76 million, and excluding the related mezzanine loan.

(4)	Total Debt DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate total debt of $55.59 million, which includes the 401 South State Street Whole Loan and the related mezzanine loan with an original principal balance of $7.83 million.

TRANSACTION HIGHLIGHTS

▪	Property. The 401 South State Street property, located in Chicago, Illinois, consists of a 479,522 sq. ft., 8-story office building (the “Robert Morris Center”) occupying a full block on State Street between East Van Buren Street and East Congress Parkway and a 7,500 sq. ft. one-story commercial building (the “Willow Creek Church”) located on 418 South Wabash Avenue. The buildings are located on two non-contiguous parcels, divided by a public alleyway and connected via a private, underground, maintenance tunnel. Total occupancy at the 401 South State Street property was 76.5% as of June 10, 2016.

▪	Market. The 401 South State Street property has frontage along Congress Parkway and State Street and is in the southernmost portion of The Loop, which contains the main concentrations of office and commercial space in the CBD. The 401 South State Street property is part of the East Loop submarket which consists of 22.9 million sq. ft. of office space, comprising 17.9% of the overall downtown market. Industries within the East Loop are primarily financial services firms, government, law firms, and professional service firms. According to the appraisal, the direct vacancy rate in the submarket is 13.5% as of the first quarter of 2016. According to the eight rental comparables compiled by the appraisal, the quoted rental rates range from $25.00 to $35.00 PSF.

▪	Sponsorship. The guarantor of the non-recourse carve-outs under the 401 South State Street Whole Loan is Steven A. Cuculich, Sr. Steven A. Cuculich, Sr. has over 25 years of experience managing, operating and redeveloping real estate. His real estate experience includes ownership and management of commercial, residential and industrial properties, with a particular focus in the Chicago, Atlanta and Tampa markets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

1424 Sycamore Drive Augusta, GA 30909	Collateral Asset Summary – Loan No. 16 Oxford Glen Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,482,942 69.1% 1.50x 10.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Craig Stansberry
Borrower:	OG Property Holdings, LLC
Original Balance:	$15,500,000
Cut-off Date Balance:	$15,482,942
% by Initial UPB:	2.2%
Interest Rate:	4.8500%
Payment Date:	6th of each month
First Payment Date:	August 6, 2016
Maturity Date:	July 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$78,881	$9,860
Insurance(2):	$25,302	Springing
Replacement:	$953,637	$12,400
Required Repairs:	$46,363	NAP

Financial Information
Cut-off Date Balance / Unit:	$31,216
Balloon Balance / Unit:	$25,565
Cut-off Date LTV:	69.1%
Balloon LTV:	56.6%
Underwritten NOI DSCR:	1.64x
Underwritten NCF DSCR:	1.50x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	9.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Augusta, GA
Year Built / Renovated:	1949, 1969 / 2005-2006
Total Units(3):	496
Property Management:	Stansberry Management, LLC
Underwritten NOI:	$1,605,703
Underwritten NCF:	$1,473,271
Appraised Value:	$22,400,000
Appraised Date:	May 19, 2016

Historical NOI
Most Recent NOI:	$2,011,247 (T-12 April 30, 2016)
2015 NOI:	$2,002,185 (December 31, 2015)
2014 NOI:	$1,891,607 (December 31, 2014)
2013 NOI:	$1,777,156 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	93.3% (April 30, 2016)
2015 Occupancy:	95.5% (December 31, 2015)
2014 Occupancy:	93.0% (December 31, 2014)
2013 Occupancy:	85.0% (December 31, 2013)
(1)	A soft lockbox and in place cash management will be triggered (i) upon an event of default, (ii) a bankruptcy or insolvency of the sponsor or property manager or (iii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.

(2)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.

(3)	In February 2016, 12 units at the Oxford Glen Apartments were damaged by fire. The sponsor is in the process of renovating the units and is expected to complete the work and bring the units back online by September 2016.

TRANSACTION HIGHLIGHTS

▪	Property. The Oxford Glen Apartments property is a 496-unit multifamily property located approximately five miles west of the Augusta, Georgia central business district. The Oxford Glen Apartments consists of three adjoining complexes (Oxford Glen, Fox Den and Alpine Villas) containing 94 one and three-story buildings, all of which are collateral for the loan and are operated as one property by the sponsor. The unit mix consists of 1BD/1BA and 2BD/2BA apartments with an average size of 885 sq. ft. All units feature exterior pad-mounted condenser/compressor units with forced air furnaces and electric heat, water heaters, and appliances. The Oxford Glen Apartments property includes washers and dryers in the units and the Fox Den complex has washer/dryer connections available. The landlord pays all water, sewer, and trash costs for the property with the tenants responsible for their electricity, cable and telephone.

▪	Capital Improvements. The sponsor purchased the Oxford Glen Apartments property in 2003 and subsequently spent approximately $8.0 million ($16,129 per unit) on rehabilitation. From 2006-2016, the sponsor spent an additional $644,000 ($1,298 per unit) on capital improvements including $350,000 within the last two years on new roofs and air handlers. At closing, the borrower funded a $953,637 ($1,923 per unit) replacement reserve to be used to upgrade unit appliances, air conditioning units, and flooring, fix the parking lot, sidewalks, and breezeways, and to update the front office.

▪	Market / Location. The Oxford Glen Apartments property is located approximately five miles west of the Augusta, Georgia central business district near the Augusta University Forest Hills Campus and the intersection of I-20 and I-520. Fort Gordon, one of the region’s largest economic drivers and Augusta National Golf Club, home of The Masters golf tournament, are both located less than 15 minutes from the property. Healthcare is also an important economic driver for the area and Oxford Glen Apartments is conveniently located near the Doctors Hospital, a 350-bed full-service facility, the Charlie Norwood VA Medical Center, and Trinity Hospital of Augusta. According to the appraiser, the 2016 population / median household income within a 1, 3 and 5 mile radius are 8,659 / $34,233, 56,485 / $41,703 and 155,836 / $42,011, respectively. The appraiser concluded average market rents between $511 per unit and $662 per unit, compared with the average in place rent at the property of $493 per unit. According to the appraiser, the Augusta apartment market had a vacancy rate of 6.8% as of the first quarter of 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Various Various, NY Various	Collateral Asset Summary – Loan No. 17 NY Rite Aid Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$11,950,830 72.0% 1.35x 8.8%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Acquisition
Sponsors:	Yerachmeal Jacobson; Marc Jacobowitz
Borrower:	NY Pharmacy Partners LLC
Original Balance:	$11,950,830
Cut-off Date Balance:	$11,950,830
% by Initial UPB:	1.7%
Interest Rate:	4.6500%
Payment Date:	6th of each month
First Payment Date:	August 6, 2016
Maturity Date:	July 6, 2026
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$126,317	$18,045
Insurance(2):	$1,837	Springing
Replacement:	$0	$873

Financial Information
Cut-off Date Balance / Sq. Ft.:	$263
Balloon Balance / Sq. Ft.:	$225
Cut-off Date LTV:	72.0%
Balloon LTV:	61.7%
Underwritten NOI DSCR(3):	1.42x
Underwritten NCF DSCR(3):	1.35x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.4%

Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various, NY
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	45,462
Property Management:	Bluejay Management, LLC
Underwritten NOI:	$1,051,858
Underwritten NCF:	$1,001,009
Appraised Value:	$16,600,000
Appraisal Date:	Various

Historical NOI(4)
Most Recent NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
(1)	In place cash management will be triggered upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the DSCR being less than 1.20x, until such time that the DSCR is at least 1.25x for two consecutive calendar quarters, (iii) any tenant at the NY Rite Aid Portfolio being in default under its lease, failing to be in actual, physical possession of its space, failing to be open to the public and/or going dark, giving notice that it is terminating its lease, or failing to provide written notice to the borrower of renewal of its lease under conditions described in the NY Rite Aid Portfolio loan documents and (iv) the monthly payment date occurring in April 2025.

(2)	The borrower will be required to deposit an amount equal to 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.

(3)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.87x and 1.78x, respectively.

(4)	Historical operating statements were not available due to the recent acquisition of the properties within the NY Rite Aid Portfolio.

TRANSACTION HIGHLIGHTS

▪	Property. The NY Rite Aid Portfolio properties consist of four single-tenant retail properties located throughout the Buffalo, New York and Rochester, New York metro areas. The NY Rite Aid Portfolio properties were built between 1999 and 2001 and range from 10,908 sq. ft. to 12,738 sq. ft. in net rentable area. Rite Aid, a Fortune 500 drugstore chain headquartered in East Pennsboro Township, Pennsylvania, has been a tenant at each property for more than 10 years, and all of the retail properties are leased long term on a triple- or double-net basis to Rite Aid until various dates in 2026 with three or four, five-year lease extension options. The NY Rite Aid Portfolio weighted average store sales are $630 per sq. ft. with a weighted average occupancy cost of 3.9%.

▪	Market. The NY Rite Aid Portfolio properties are located in four different submarkets. According to the appraisals, comparable properties built between 2014 and 2016, ranging in size from 11,945 sq. ft. to 14,820 sq. ft., have average adjusted asking rents ranging from $20.59 to $32.43 PSF. All of the competitive properties are 100.0% occupied by single tenant pharmacy retailers including Walgreens, CVS, and Rite Aid.

▪	Sponsorship. The sponsors and non-recourse carve-out guarantors are Marc Jacobowitz and Yerachmeal Jacobson who are co-founders of Bluejay Management, LLC (“Bluejay Management”). Bluejay Management is a privately owned real estate investment management firm based in New York that specializes in the acquisition, financing and management of commercial real estate properties throughout the United States. Founded in 2003 and headquartered in Lawrence, New York, the company is also comprised of Bluejay Capital. To date, Bluejay Management has owned and managed nearly two million sq. ft. of property totaling over $300 million in values including a major development in Brooklyn, and over one million sq. ft. of shopping center space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

4405 Honoapiilani Highway Lahaina, HI 96761	Collateral Asset Summary – Loan No. 18 Kahana Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$11,900,000 69.2% 1.34x 8.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	National Credit Tenant Investments, LLC
Borrower:	Kahana Retail LLC
Original Balance:	$11,900,000
Cut-off Date Balance:	$11,900,000
% by Initial UPB:	1.7%
Interest Rate:	4.6900%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	Interest only for first 12 months, 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(31), D(85), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$69,108	$10,125
Insurance(3):	$0	Springing
Replacement(4):	$0	$540
TI/LC(5):	$377,320	$3,401
Required Repairs:	$5,225	NAP
Lease Sweep(6):	$0	Springing
Condo Assessment:	$0	1/12 of condo assessments
Rent Concession(7):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$367
Balloon Balance / Sq. Ft.:	$307
Cut-off Date LTV:	69.2%
Balloon LTV:	57.9%
Underwritten NOI DSCR(8):	1.40x
Underwritten NCF DSCR(8):	1.34x
Underwritten NOI Debt Yield:	8.7%
Underwritten NCF Debt Yield:	8.3%
(1)	Mezzanine debt is permitted provided, among other conditions, after giving effect to such mezzanine loan (i) a combined LTV of less than or equal to 75.0%, (ii) a combined DSCR greater than or equal to 1.25x and (iii) a combined debt yield of no less than 7.5%.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Shadow Anchored Retail
Collateral:	Fee Simple
Location:	Lahaina, HI
Year Built / Renovated:	1990 / NAP
Total Sq. Ft.:	32,408
Property Management:	Evolution West Management Services, LLC
Underwritten NOI:	$1,037,251
Underwritten NCF:	$989,884
Appraised Value:	$17,200,000
Appraisal Date:	November 1, 2015

Historical NOI
Most Recent NOI:	$981,152 (T-12 May 31, 2016)
2015 NOI:	$981,415 (December 31, 2015)
2014 NOI:	$267,432 (December 31, 2014)
2013 NOI:	$324,316 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	82.0% (April 30, 2016)
2015 Occupancy:	82.0% (December 31, 2015)
2014 Occupancy:	54.0% (December 31, 2014)
2013 Occupancy:	52.0% (December 31, 2013)
(2)	A hard lockbox and in-place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x during any calendar quarter, (iii) upon any approved mezzanine loan or (iv) upon the commencement of a Lease Sweep Period (as defined below).

(3)	If an acceptable blanket policy is no longer in place, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve on a monthly basis.

(4)	The replacement reserve is subject to a cap of $19,446.

(5)	The TI/LC reserve is subject to a cap of $122,446.

(6)	During a Lease Sweep Period (as defined below), all excess cash will be deposited into the lease sweep account. A “Lease Sweep Period” will commence upon (i) the date that is nine months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below), (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) the date that the tenant under the Lease Sweep Lease discontinues its business or gives notice that it intends to discontinue its business, (iv) a default under a Lease Sweep Lease beyond any applicable notice and cure period or (v) a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease. A “Lease Sweep Lease” is (i) FMC Kahana, (ii) Amakua Holdings, Inc. or (iii) Bob’s Maui Dive Shop, Inc.

(7)	In the event the borrower permits any rent concessions, the loan documents require the borrower to deposit such rent concession amounts with lender into the rent concession reserve.

(8)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.83x and 1.75x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property. The Kahana Retail property is a 32,408 sq. ft. Class A/B shadow anchored retail center located in Lahaina, Hawaii. The Kahana Retail property was built in 1990, and consists of a three- story building on 3.95 acres with 358 parking space, which equates to a parking ratio of 6.09 per 1,000 sq. ft. The Kahana Retail property is the fee simple portion of a 58,774 sq. ft. retail center shadow anchored by the grocer, Whale’s General Store.

▪	Location/Market. The Kahana Retail property is located approximately 0.2 miles east of the Pacific Ocean within the Kahana district in Maui. The property provides approximately 545 feet of frontage along Honoapiilani Highway with an average of 20,297 vehicles passing by the property each day. Within a market which benefits from tourism, the property is surrounded by major resort hotels with a total of over 4,200 rooms with numerous condominium and single family residence projects in the area. According to the appraiser, as of the third quarter of 2015, total vacancy within the Maui County retail market and West Maui County retail submarket was 3.6% and 5.7%, respectively, benefitting from the limited barriers to entry.

▪	Tenancy. As of April 30, 2016, the Kahana Retail property is 82.0% leased to six tenants including two credit tenants accounting for 34.6% of NRA and 45.6% of U/W Base Rent: FMC Kahana “Fresenius Medical” (28.4% of NRA, 37.7% of U/W Base Rent, rated BB+/Ba1/BBB- by Fitch/Moody’s/S&P) and First Hawaiian Bank, a subsidiary of BNP Paribas (6.1% of NRA, 7.9% of U/W Base Rent, A1/A by Moody’s/S&P). The current tenants at the Kahana Retail property have been at the property for a weighted average of approximately 11.7 years.

▪	Sponsorship. The sponsor of the borrower and the nonrecourse carve-out guarantor is National Credit Tenant Investments, LLC, 99.9% owned by David Lee, the CEO and founder of ValueRock Realty Partners. ValueRock Realty Partners is a retail and mixed-use real estate investment and operating company with industry veterans each with 20 to 30 years of experience investing, operating and acquiring individual properties and portfolios. The ValueRock Realty Partners team has been involved with over $30 billion of transactions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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465 Columbus Avenue Valhalla, NY 10595	Collateral Asset Summary – Loan No. 19 465 Columbus Ave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$11,500,000 65.7% 1.39x 10.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Capstone Realty Group Holdings, LLC; KABR Real Estate Investment Partners II, LLC
Borrower:	CK 465 Building, LLC
Original Balance:	$11,500,000
Cut-off Date Balance:	$11,500,000
% by Initial UPB:	1.6%
Interest Rate:	4.5000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection(1):	L(24), D(91), O(5)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$125,400	$31,350
Insurance:	$12,564	$2,513
Replacement:	$0	$2,049
TI/LC:	$0	$10,244
Remaining Parking/LED Conversion:	$80,000	NAP
Lease Sweep(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$117
Balloon Balance / Sq. Ft.:	$95
Cut-off Date LTV:	65.7%
Balloon LTV:	53.1%
Underwritten NOI DSCR:	1.75x
Underwritten NCF DSCR:	1.39x
Underwritten NOI Debt Yield:	10.7%
Underwritten NCF Debt Yield:	8.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Valhalla, NY
Year Built / Renovated:	1986 / 2015
Total Sq. Ft.:	98,344
Property Management:	Rapad Real Estate Management, LLC
Underwritten NOI:	$1,226,921
Underwritten NCF:	$972,328
Appraised Value:	$17,500,000
Appraisal Date:	May 20, 2016

Historical NOI
Most Recent NOI:	$788,074 (T-12 April 30, 2016)
2015 NOI:	$761,798 (December 31, 2015)
2014 NOI:	$552,514 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	98.2% (June 30, 2016)
2015 Occupancy:	95.0% (December 31, 2015)
2014 Occupancy:	80.0% (December 31, 2014)
(1)	On any date after the expiration of the lockout period, the borrower may obtain the release of an unimproved release parcel, as described in Schedule VII in the loan agreement, provided that, among other things: (i) the release parcel is a legally subdivided parcel from the property and is a separate tax lot from the property; (ii) the conveyance of the release parcel does not adversely affect the use or operation of, or access to or from, the portion of the property and (iii) the LTV of the remaining property, after release of the release parcel, is greater than 125% of the unpaid principal balance of the 465 Columbus Ave loan.

(2)	In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence upon (i) the earlier of (a) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below), or (b) the date the Lease Sweep Lease is required under its lease to give notice of its exercise of a renewal option, (ii) the earlier or (a) the date by which the Lease Sweep Lease is required to give notice of its exercise of a termination option, (b) the date that Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or (c) receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) the date that the tenant under the Lease Sweep Lease discontinues its business at 35.0% or more of its space under the Lease Sweep Lease or gives notice that it intends to discontinue its business at 35.0% or more of its space under the Lease Sweep Lease at the property unless such tenant is “investment grade”, (iv) a default under a Lease Sweep Lease beyond any applicable notice and cure period, (v) a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease or (vi) on August 6, 2025 if less than 24 months remain on the term of a Lease Sweep Lease from and after August 6, 2026 until the earliest stated expiration of a Lease Sweep Lease. A “Lease Sweep Lease” is (i) the NYC Department of Environmental Protection lease or (ii) any replacement lease or leases which collectively cover a majority of the Lease Sweep Lease space.

(3)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into a lease sweep account.

TRANSACTION HIGHLIGHTS

▪	Property. The 465 Columbus Ave property is a three-story, Class A office building totaling 98,344 sq. ft. that is located in Valhalla, New York. The property was built in 1986 and renovated and retenanted between 2013 and 2016. The current owner purchased the property in March 2012 and has invested more than $3.3 million ($33.71 PSF) since acquisition in tenant improvements, leasing commissions and capital improvements at the property. The capital improvements include common area renovations, upgrades to the building signage, a complete re-painting, installation of LED lighting and a new security system. The office spaces at the property are finished and furnished with open space cubicles and perimeter private offices and conference rooms. The building sits atop an 87-stall covered parking area and contains 228 additional surface parking spaces, which equates to a parking ratio of 3.2 spaces per 1000 sq. ft.

▪	Market. The 465 Columbus Ave property is located in Valhalla, New York within the North Submarket of Westchester County. Westchester County is considered to be a part of the New York City Metropolitan Area and is located just north of the Bronx. Westchester County is served by a vast network of highways, including four interstate highways, I-87, I-287, I-95 and I-84 and six major parkways that run throughout the region. Household income in Westchester County reflects a middle to upper-middle income area with a median household income of $85,630 in 2016. In addition, Westchester County’s unemployment rate was 4.4% as of February 2016, below the national and New York state average. The North submarket features a vacancy rate of 24.1% and asking rents of $27.95 PSF as of the first quarter of 2016. In addition, there was 68,273 sq. ft. of leasing activity in the submarket, the second highest in the overall Westchester office market.

▪	Sponsor. Capstone Realty Group Holdings (“Capstone”) is a private equity investor and fund manager, founded in 1998, that acquires retail shopping centers, office buildings, hotels and distressed loans. Since founding, Capstone has acquired over 25 real estate deals, comprising over 4.0 million square feet and $600 million of total capitalization. Capstone primarily invests in the New York metropolitan area and Upstate New York but also has investments in Ohio and Pennsylvania. The KABR Group (“KABR”) is a private equity real estate firm responsible for the investment, management, and development of commercial real estate. KABR was founded by Kenneth Pasternak, Laurence Rappaport, and Adam Altman in 2008 and has evolved into a multi-strategy firm that effectively invests across the following themes: value-added, opportunistic, distressed debt, special situations, and development. As of the first quarter of 2016, KABR has raised and deployed, on a fully-discretionary basis, over $143 million, 50% of which has been contributed by the principals of KABR. KABR has managed the purchase of 79 assets, the sale of 30 assets, and the participation in 45 joint ventures. More specifically, KABR has acquired over 2 million sq. ft. of development rights in Jersey City, 3.5 million square feet of office and industrial space, and 3,800 multifamily units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

5820, 5830, 5860 Clarion Street 5802-5854 Vickery Street Cumming, GA 30040	Collateral Asset Summary – Loan No. 20 Shoppes at Vickery Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$10,675,464 69.1% 1.35x 9.3%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Acquisition
Sponsor:	Russell G. Scaramella
Borrower:	Vickery Village Community, LLC
Original Balance:	$10,687,500
Cut-off Date Balance:	$10,675,464
% by Initial UPB:	1.5%
Interest Rate:	4.7500%
Payment Date:	6th of each month
First Payment Date:	August 6, 2016
Maturity Date:	July 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection(1):	L(25), YM1(91), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$86,157	$7,180
Insurance:	$5,923	$2,961
TI/LC(3):	$0	$8,356
Replacement:	$0	$1,501
Required Repairs:	$22,813	NAP
Unfunded Obligations Reserve(4):	$10,500	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$137
Balloon Balance / Sq. Ft.:	$112
Cut-off Date LTV:	69.1%
Balloon LTV:	56.4%
Underwritten NOI DSCR:	1.49x
Underwritten NCF DSCR:	1.35x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Retail
Collateral:	Fee Simple
Location:	Cumming, GA
Year Built / Renovated:	2006 / NAP
Total Sq. Ft.:	77,733
Property Management:	Avison Young - Property Management (USA), LLC
Underwritten NOI:	$996,836
Underwritten NCF:	$903,490
Appraised Value:	$15,450,000
Appraisal Date:	April 25, 2016

Historical NOI
Most Recent NOI:	$1,011,455 (T-12 March 31, 2016)
2015 NOI:	$926,138 (December 31, 2015)
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	93.2% (April 30, 2016)
2015 Occupancy:	95.0% (December 31, 2015)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
(1)	The borrower may transfer an outparcel at the Shoppes at Vickery Village property to a third party and obtain the release of such outparcel provided that, among other things: (i) the borrower delivers to the lender a written request for the release not less than sixty days prior to the desired release, accompanied by a processing fee of $5,000, (ii) no trigger period (as defined under the related loan documents) has occurred and is continuing as of the date of the requested release, (iii) the borrower delivers a rating agency confirmation and (iv) if the loan-to-value ratio of the remaining property exceeds 125% after the release, the borrower pays down the principal balance of the Shoppes at Vickery Village loan by a qualified amount.

(2)	Cash management will be triggered upon the earliest to occur of (i) an event of default and (ii) the DSCR being less than 1.15x.

(3)	The TI/LC reserve is capped at $150,000.

(4)	The Unfunded Obligations Reserve is for Sydney’s Pizza ($7,500) and Florim Solution ($3,000).

TRANSACTION HIGHLIGHTS

▪	Property. The Shoppes at Vickery Village property is a 77,733 sq. ft. mixed use property located in Cumming, Georgia. The Shoppes at Vickery Village property was built in 2006 and consists of 62,244 sq. ft. of retail space and 15,489 sq. ft. of office space in eleven buildings (eight retail buildings and three, two-story office buildings) situated on 12.5 acres. The Shoppes at Vickery Village property is located in the heart of a master-planned development known as Vickery Village, approximately 30 miles north/northeast of the Atlanta CBD. The office portion of the Shoppes at Vickery Village property includes two condominiums, one of which the borrower owns 1 of 6 units and the other of which the borrower owns all 12 units.

▪	Tenancy. As of April 30, 2016, the Shoppes at Vickery Village property is 93.2% leased and occupied by 29 tenants. The largest tenants at the Shoppes at Vickery Village property include The ReThink Group, Cinco Mexican Cantina and Tanner’s Vickery. The ReThink Group (15.3% of NRA) has commenced paying rent for its retail space (5.1% of NRA) but is not yet opened for business.

▪	Location/Market. The Shoppes at Vickery Village property is located at 5802-5854 Vickery Street and 5820, 5830 and 5860 Clarion Street, Cumming, Georgia in west central Forsyth County. The Shoppes at Vickery Village property is located in the Atlanta MSA. Land uses within the subject neighborhood consist mainly of newer single family residential subdivision developments, but the neighborhood also has rural residential and agricultural uses. Rental rates at the competitive retail properties ranged from $13.00 PSF to $19.00 PSF, with an average of $15.50 PSF. The Georgia retail submarket reported a first quarter of 2016 vacancy rate of 7.0%. The average occupancy rate for the comparable retail set is 81.8%.

▪	Sponsorship. The borrower, Vickery Village Community, LLC, a Delaware limited liability company, is managed by Russell G. Scaramella. Since 2000, Mr. Scaramella has developed, acquired, owned, and operated residential and commercial real estate assets valued at over $400 million. Mr. Scaramella grew a downstream oil business from one store to over $1.2 billion in annual revenue over a 9.5 year period. In 2009, he acquired 50% of the Atlanta BP downstream market and 100% of the Orlando market in 2010 and employed approximately 800 employees in 3 states. Currently, Mr. Scaramella owns over 30 fee properties in Atlanta and Phoenix.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the CD 2016-CD1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-CD1 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.